UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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Entergy Corporation

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2019 PROXY STATEMENT

NOTICE OF ANNUAL SHAREHOLDERS' MEETING

Entergy

Our Mission

We exist to operate a world-class energy business that creates sustainable value for our four stakeholders – customers, employees, communities and owners. This is our mission.

For our Customers, we create value by delivering top-quartile customer satisfaction by anticipating customer needs and exceeding their expectations while keeping rates reasonable. For our Employees, we create value by attaining top-quartile organizational health scores and top-decile safety performance; and providing a rewarding, engaging, diverse and inclusive work environment with fair compensation and benefits and opportunities for career advancement. For our Communities, we create value by achieving top-decile corporate social responsibility performance through economic development, philanthropy, volunteerism and advocacy and by operating our business safely and in a socially and environmentally responsible way. For our Owners, we create value by delivering top-quartile shareholder returns through the relentless pursuit of opportunities to optimize our business.

For the 11th straight year, Entergy was named one of the nation’s Top 10 utilities in economic development by Site Selection magazine for directly supporting projects that resulted in nearly $4.25 billion of capital investment and the creation of 4,688 jobs in its service territory.

For the 3rd consecutive year, Entergy was recognized as one of the most community-minded companies in the United States by Points of Light, the world’s largest organization dedicated to volunteer service. Entergy was ranked first in integration, which measures how closely a company ties community stewardship to the success of its business operations.

March 22, 2019

Fellow Shareholders:

I hope you will join Entergy’s Board of Directors, executive management team and employees at our 2019 Annual Meeting of Shareholders in The Woodlands, Texas. Each year, we conduct our annual meeting in a location in our service territory to give us the opportunity to connect with shareholders we might not otherwise meet, showcase our operations, and celebrate our connections to the customers and communities we serve. I look forward to coming to The Woodlands. The attached Notice of Annual Meeting of Shareholders and Proxy Statement will serve as your guide to the business to be conducted at the meeting.

Our 2018 letter to stakeholders that is included in both the Annual Report and our Integrated Report discusses Entergy’s 2018 performance, strategy and outlook for the future. At the Annual Meeting, I plan to share some of the 2018 highlights included in the letter in addition to conducting the official business of the meeting. I look forward to discussing 2018 results and the opportunities we see in front of us today, as we continue to execute on our business strategy with decisions and investments that will serve our customers and our shareholders well into the future.

We also are continuing our commitment to provide you with information about the Company in a manner that is easy to access and understand. Our Proxy Statement is a good example, providing a summary at the beginning that highlights our business and executive compensation programs and using charts and other graphic depictions where helpful. This year we also have continued our efforts to eliminate redundancy and make the presentation of information more reader-friendly.

The Compensation Discussion and Analysis that begins on page 40 describes our executive compensation programs and shows how our senor management’s compensation remains linked to performance and supports our long-term strategy. You will also find discussions of the qualifications of our director candidates and why we believe they are the right people to represent you starting on page 9.

Your vote is important to us and our business. Prior to the meeting, I encourage you to sign and return your proxy card, or use telephone or Internet voting, so that your shares will be represented and voted at the meeting. Instructions on how to vote can be found beginning on page 94.

I hope to see you at the meeting. Thank you for being a shareholder and for your support of Entergy.

Sincerely,

Leo P. Denault

Chairman of the Board and Chief Executive Officer

March 22, 2019

Dear Fellow Shareholders:

On behalf of Entergy’s Board of Directors, I invite you to the 2019 Annual Meeting of Shareholders. As the 2019 Annual Meeting approaches, it is my privilege as your Lead Director to reflect on the past year and share directly with you some highlights of the work of our Board.

Strategy Oversight

Over the course of the year Entergy’s senior management remained steadfast in its focus on executing Entergy’s long term strategy, with important milestones achieved in reducing risk and investing in our core utility business. The Board is vigilant in its oversight of this long-term strategy. We play an essential role in determining Entergy’s strategic priorities and are actively engaged in directing this strategy through discussions of Entergy’s strategic imperatives at our regularly scheduled Board meetings and annually at our multi-day Board Retreat, which is devoted entirely to learning about the important issues affecting our Company and industry and assessing the Company’s strategic plans.

Each of our committees has a key role to play in providing this oversight. For example, to ensure that Entergy has the financial ability to execute on its strategic plan, the Finance Committee monitors Entergy’s capital needs and financing plans. With the Company’s corporate strategy and business priorities in mind, the Personnel Committee determines the appropriate compensation structures and levels for our senior leaders to incentivize them to achieve these goals. In response to increased investor interest in understanding accountability for sustainability oversight, we revised our Corporate Governance Committee Charter to encompass oversight of Entergy’s sustainability strategy and practices.

Board Composition and Refreshment

Appropriate Board composition is critical to our Board’s ability to carry out its responsibilities. We are keenly aware that our shareholders, regulators and other stakeholders are highly interested in board composition and refreshment, including diversity, broadly defined. The Corporate Governance Committee periodically reviews the skill sets represented by our Board against those needed to ensure oversight of the Company’s business and strategic priorities necessary to drive long-term value. With this information, we engaged a nationally recognized search firm to identify candidates with the backgrounds, skills and experiences that match these needs and complement the other directors on our Board. This year, as a result of this process, we are pleased to welcome Lisa Hyland to our Board. With her strong engineering background and deep executive experience in a capital-intensive industry, Lisa brings a background and skill set that will be very valuable as the Company executes on its capital investment plan. We plan to continue to identify and evaluate potential director candidates with a view toward adding an additional member to the Board later in 2019.

Succession Planning and Talent Development

Our Board recognizes that one of our most important responsibilities is to oversee the development of executive talent and ensure continuity in our senior leadership. The Personnel Committee takes the lead in overseeing succession planning and assignments to key leadership positions, and regularly reports to the full Board during executive sessions. Our Board conducts an annual in-depth review of senior leader development and succession planning to assure that our processes support Entergy’s strategic objectives. We also interact frequently with high potential executives and employees – not just in Board meetings but in less formal settings – so that we get a chance to know and assess our future senior leaders firsthand.

The Board remains focused on our oversight responsibilities and will continue to communicate with you about our efforts. We value our shareholders’ views and believe that regular, transparent communication is an essential component of Entergy’s success.

We hope you will find the Proxy Statement informative and look forward to seeing you at the meeting. Thank you for your investment in and support of Entergy.

Sincerely,

Stuart L. Levenick

Lead Director

Entergy Corporation 639 Loyola Avenue New Orleans, LA 70113

Notice of Annual Meeting of Shareholders

WHEN Friday, May 3, 2019 10:00 a.m. Central Time	ITEMS OF BUSINESS To vote on the following proposals:
	1.	Election of 10 directors proposed by our Board of Directors for a term of one year as set forth in the attached Proxy Statement.
WHERE The Woodlands Waterway Marriott 1601 Lake Robbins Drive The Woodland, Texas 77380	2.	Ratification of the appointment of Deloitte & Touche LLP as Independent Registered Public Accountants for 2019.
	3.	An advisory vote to approve the compensation paid to our Named Executive Officers.
RECORD DATE March 4, 2019	4.	Approval of the Entergy Corporation 2019 Omnibus Incentive Plan.
	5.	Such other business as may properly come before the meeting

By Order of the Board of Directors

Marcus V. Brown

Executive Vice President and General Counsel

March 22, 2019

Important Notice Regarding the Availability of Proxy Materials for Entergy’s 2019 Annual Meeting. Entergy‘s Proxy Statement, its 2018 Annual Report and other materials are electronically available to our shareholders on our website at http://www.entergy.com/investor_relations/2018_publications.aspx.

Your vote is important to us. On or about March 22, 2019, we will mail to our shareholders a Notice containing instructions on how to access this Proxy Statement and our Annual Report and vote by Internet or telephone. If you receive a Notice by mail, you will not receive a printed copy of the proxy materials in the mail. If you receive a Notice by mail and would like to receive a printed copy of our proxy materials, you can obtain a copy of such materials by following the instructions contained in the Notice. For more information, see “Frequently Asked Questions Regarding Meeting Attendance and Voting.”

2019 Proxy Statement	• i

PROXY SUMMARY

This summary highlights information generally contained elsewhere in this Proxy Statement. This summary does not contain all of the information that you should consider, and you should read the entire Proxy Statement before voting your shares. For more complete information regarding the Company’s 2018 performance, please review our Annual Report on Form 10-K for the year ended December 31, 2018. In this Proxy Statement, we refer to Entergy Corporation as “Entergy,” the “Company,” “we” or “us.”

2019 Annual Meeting Information

DATE & TIME	LOCATION	RECORD DATE
Friday, May 3, 2019 10:00 a.m. Central Time	The Woodlands Waterway Marriott 1601 Lake Robbins Drive The Woodlands, Texas 77380	Record holders as of March 4, 2019 are entitled to notice of, and to vote at, the Annual Meeting

For additional information about the 2019 Annual Meeting of Shareholders, including any adjournment or postponement of the meeting and voting (the “Annual Meeting”), see Frequently Asked Questions Regarding Meeting Attendance and Voting beginning on page 94.

Summary of Matters to be Voted on at The Annual Meeting

The following table summarizes the items that will be brought for a vote of our shareholders at the Annual Meeting, along with the voting recommendations of our Board of Directors (the “Board”) and the required vote for approval:

Proposal No.	Description of Proposal	Required Vote for Approval	Board’s Recommendation

1	To elect 10 director nominees For more information see page 9.	For each director, majority of votes cast	FOR Each Nominee

2	Ratification of Independent Registered Public Accountants For more information see page 36.	Majority of shares present and entitled to vote	FOR

3	Advisory Vote to Approve Named Executive Officer Compensation For more information see page 39.	Majority of shares present and entitled to vote	FOR

4	To approve the Entergy Corporation 2019 Omnibus Incentive Plan For more information see page 81.	Majority of shares present and entitled to vote	FOR

In addition, a shareholder has notified us of his intent to propose a resolution at the meeting requesting that, beginning in 2019, Entergy annually publish a report of actually incurred corporate costs and associated actual and significant benefits accruing to shareholders and the climate from Entergy’s climate-related activities that are voluntary and exceed government regulatory requirements, to be prepared at reasonable cost and omitting proprietary information. This shareholder proposal is referred to as the “Floor Proposal.” The Floor Proposal was not submitted under Rule 14a-8 under the

2019 Proxy Statement	• 1

PROXY SUMMARY

Securities Exchange Act of 1934 (the “Exchange Act”), and the shareholder did not seek to have the Floor Proposal included in this Proxy Statement. Accordingly, the Floor Proposal may be presented at the meeting, but is not included in this Proxy Statement. If the Floor Proposal is presented at the Annual Meeting, the proxy holders will have, and intend to exercise, discretionary voting authority under Rule 14a-4(c) under the Exchange Act to vote AGAINST the Floor Proposal.

You may vote in the following ways:

Using the Internet at www.proxyvote.com	Calling 1-800-690-6903 if in the United States and Canada	Mailing your signed and dated proxy card or voting instruction form	Attending the Annual Meeting

For telephone and Internet voting, you will need the 16-digit control number included on your notice, on your proxy card or in the voting instruction form that accompanied your proxy materials. Internet and telephone voting is available through 11:59 p.m. Eastern Time on Wednesday, May 1, 2019 for shares held in Entergy’s qualified employee savings plans (the “Savings Plans”) and through 11:59 p.m. Eastern Time on Thursday, May 2, 2019 for all other shares.

Director Nominees

You are being asked to vote on the election of these 10 director nominees, each of whom is currently serving on the Board. The following table provides summary information about each of our director nominees as well as their committee memberships as of the date of this proxy statement. The table below also discloses the Board’s determination as to the independence of each nominee under the listing standards of the New York Stock Exchange (“NYSE”), relevant rules of the Securities and Exchange Commission (the “SEC”) and the Board’s categorical standards for director independence. Each director is elected annually. Additional information about each director’s background and experience can be found beginning on page 11.

Name	Age	Director Since	Primary Occupation	Independent	Committee Memberships
John R. Burbank	55	2018	Former President, Corporate Development and Strategy, Nielsen Holdings plc	Yes	• Finance • Personnel
Patrick J. Condon	70	2015	Retired Audit Partner, Deloitte & Touche LLP	Yes	• Audit (Chair) • Nuclear
Leo P. Denault (Chairman)	59	2013	Chairman of the Board and Chief Executive Officer, Entergy Corporation	No	• Executive (Chair)
Kirkland H. Donald	65	2013	Former President and Chief Executive Officer, Systems Planning and Analysis, Inc.	Yes	• Finance • Nuclear (Chair)

2 •	2019 Proxy Statement

PROXY SUMMARY

Name	Age	Director Since	Primary Occupation	Independent	Committee Memberships
Philip L. Frederickson	62	2015	Former Executive Vice President, ConocoPhillips	Yes	• Audit • Executive • Finance (Chair)
Alexis M. Herman	71	2003	Chair and Chief Executive Officer, New Ventures, LLC	Yes	• Corporate Governance • Personnel
M. Elise Hyland	59	2019	Former Senior Vice President, EQT Corporation and Senior Vice President and Chief Operating Officer, EQT Midstream Services, LLC	Yes	*
Stuart L. Levenick (Lead Director)	66	2005	Former Group President and Executive Office Member, Caterpillar Inc.	Yes	• Corporate Governance • Executive • Nuclear
Blanche L. Lincoln	58	2011	Founder and Principal, Lincoln Policy Group	Yes	• Audit • Corporate Governance (Chair)
Karen A. Puckett	58	2015	Former President and Chief Executive Officer, Harte Hanks, Inc.	Yes	• Audit • Personnel (Chair)
*	Ms. Hyland joined the Board in March 2019, and if elected, will be assigned to Board committees at the Board’s organizational meeting immediately following the Annual Meeting.

Our Board of Directors

Board Composition

The Entergy Board includes a diverse group of leaders in their respective fields. We believe their varied backgrounds, skills and experiences contribute to an effective and well-balanced Board that is able to provide valuable insight to, and effective oversight of, our senior executive team. Key characteristics of our Board are:

Tenure Independence Gender Diversity

2019 Proxy Statement	• 3

PROXY SUMMARY

Refreshment

We are committed to Board refreshment and a robust director nominee selection process. On an ongoing basis, the Corporate Governance Committee considers emerging business needs and desired skills when evaluating potential candidates. In 2018, we continued an intensive search process initiated in 2017 to identify director candidates with the skills, backgrounds and experiences that we believe should be represented on the Board. This search process resulted in the election of Ms. Hyland, former Senior Vice President, EQT Corporation, effective March 2019. Ms. Hyland brings to the Board her extensive senior executive and operations experience in a capital-intensive industry, as well as her experience in finance and strategic planning.

Corporate Governance Highlights

The Board is committed to sound and effective corporate governance practices and continuously monitors best practices and actively seeks input from our shareholders on these issues. Below are highlights of our key corporate governance and Board policies:

Changes Since 2018 Annual Meeting

✓    Modified Corporate Governance Committee Charter to assign responsibility for oversight of the Company’s sustainability strategies and practices to the Corporate Governance Committee

✓    Created a new sustainability and environmental policy organization to determine and coordinate the Company’s sustainability strategies, policies and practices, including sustainability reporting

Corporate Governance Highlights	Board of Directors Highlights

•  Annual election of directors

•  Majority voting for directors

•  Proxy access right for our shareholders

•  Regular executive sessions of independent directors

•  Year-round shareholder outreach program

•  No poison pill; Board policy requires shareholder approval for adoption

•  Disclosure of corporate political contributions and oversight of lobbying and political activity

•  Limits on the number of public-company boards on which our directors may serve

•  No supermajority voting provisions

•  Maintain executive stock ownership requirements, which support mandatory stock retention requirements and aligns executives interests with shareholders

•  Prohibit short selling, hedging, pledging and margin transactions involving Entergy securities

•  Independent Lead Director with broad authority when role of Chairman and Chief Executive Officer are combined

•  Resignation policy for directors who do not receive majority vote

•  Mandatory director retirement at 74

•  9 out of 10 directors are independent and all committee members are independent

•  Continued refreshment of the Board with 5 new Board members since 2015

•  Robust and active director succession and nomination process serves to identify talented and diverse Board members.

•  The Board and its committees conduct annual self-assessments and individual peer assessments

•  Director education program

•  Stock ownership policy for directors of five times annual cash retainer by fifth anniversary of service

•  Deep engagement with Company personnel through off-site Board Retreat and management presentations to the Board

•  Led by the Audit Committee, the Board is broadly focused on risk assessment, management and mitigation

4 •	2019 Proxy Statement

PROXY SUMMARY

Our Business

We are an integrated energy company engaged primarily in electric power production and retail distribution operations. Entergy owns and operates power plants with approximately 30,000 megawatts of electric generating capacity, including nearly 9,000 megawatts of nuclear power. Entergy delivers electricity to 2.9 million utility customers in Arkansas, Louisiana, Mississippi and Texas. Entergy has annual revenues of $11 billion and more than 13,000 employees.

2018 Performance and Strategic Accomplishments

The following items highlight our 2018 performance and recent accomplishments. For more information about these accomplishments and their relationship to our executive compensation programs, please see “Compensation Discussion and Analysis” on page 40 of this Proxy Statement.

Financial Performance

•  As-reported GAAP EPS of $4.63, up $2.43 from 2017

•  Operational EPS of $7.31, up $0.11 from 2017 and above original guidance range

•  Utility, Parent & Other adjusted EPS of $4.71, up $0.14 from 2017, in line with guidance and growth expectations

•  Total shareholder return of 10.6%, ranking 6th out of 20 companies in PHLX

•  Increased dividend for 4th straight year

Sustainability

•  Named to Dow Jones Sustainability North America Index, with top scores in policy influence, climate strategy, water-related risks and corporate citizenship and philanthropy

•  Prepared climate strategy and scenario analysis report and announced new climate commitment to reduce our CO2 emission rate to 50% below 2000 levels by 2030

•  Continued investment in our workforce, resulting in improvements in safety and organizational health, and invested $18 million in our communities

Investing in the Utility

•  Continued execution on portfolio transformation strategy, with nearly 3,000 MW of new generation under construction and an additional approximately 1,270 MW under contract for purchase

•  Continued investment in renewables projects, with 1,000 MW of renewable resources completed in 2018 or in various stages of development

•  Invested approximately $900 million in transmission capital projects

•  Continued execution on AMI, with installation of advanced meters beginning in early 2019

Exiting the Wholesale Business

•  Received final regulatory approvals and, in January 2019, completed the sale of the previously shut down Vermont Yankee Nuclear Power Station

•  Entered into agreements to sell the Pilgrim Nuclear Power Station and Palisades Power Plant after the plants are shut down in 2019 and 2022, respectively, and filed for NRC approval of Pilgrim sale

See Appendix A for reconciliation of non-GAAP financial measures to GAAP results.

Shareholder Outreach

Each year we conduct a vigorous shareholder outreach program to share our approach to corporate governance and obtain your insights and feedback on matters of mutual interest. During 2018, we contacted shareholders owning approximately 48% of our outstanding shares of common stock, resulting in substantive engagements with the holders of approximately 27% of our outstanding

2019 Proxy Statement	• 5

PROXY SUMMARY

shares. In these engagements, we discussed topics that included industry and business developments, corporate strategy, director refreshment and other corporate governance issues, environmental and social issues, including the climate strategy and scenario analysis report that we published contemporaneously with the issuance of this proxy statement, and proxy statement disclosures. The perspectives provided by our shareholders informed our decision making and helped to guide our actions in continuing to enhance our environmental, social and governance disclosures and our disclosures related to our Board of Directors.

Executive Compensation Highlights

Following is a summary of key features of our executive compensation programs and policies and pay outcomes for 2018. For additional information, see the Compensation, Discussion and Analysis beginning on page 40.

Executive Compensation Best Practices

What We Do	What We Don’t Do

✓ Executive compensation programs are highly correlated to performance and focused on long-term value creation

✓ Double trigger for severance payments or equity acceleration in the event of a change in control

✓ Clawback policy

✓ Maximum payout capped at 200% of target under our Annual Incentive Plan and Long-Term Performance Unit Program for members of the Office of the Chief Executive

✓ Minimum vesting periods for equity based awards

✓ Long-term compensation mix weighted more toward performance units than service-based equity awards

✓ All long-term performance units settled in shares of Entergy stock

✓ Rigorous stock ownership requirements

✓ Executives required to hold substantially all equity compensation received from the Company until stock ownership guidelines are met

✓ Annual Say-on-Pay vote

×  No 280G tax “gross up” payments in the event of a change in control

×  No tax “gross up” payments on any executive perquisites, other than relocation benefits

×  No option repricing or cash buy-outs for underwater options

×  No agreements providing for severance payments to executive officers that exceed 2.99 times annual base salary and annual incentive awards without shareholder approval

×  No unusual or excessive perquisites

×  No new officer participation in the System Executive Retirement Plan

×  No grants of supplemental service credit to newly-hired officers under any of the Company’s non-qualified retirement plans

Our Pay for Performance Philosophy

Entergy’s executive compensation programs are based on a philosophy of pay for performance that is embodied in the design of our annual and long-term incentive plans. We target total direct compensation (“TDC”) for our executive officers at market median and place a substantial portion of that compensation “at risk,” subject to achieving both short-term and long-term performance goals. Approximately 86% of the annual target TDC of our Chief Executive Officer and, on average, approximately 71% of the annual target TDC of our other Named Executive Officers (in each case excluding non-qualified supplemental retirement income) is equity or performance-based compensation. Only the base salary portion of annual target TDC is fixed.

6 •	2019 Proxy Statement

PROXY SUMMARY

FY 2018 CEO Compensation Mix

➢ Base Salary

•  Provides a base level of competitive cash compensation for executive talent

•  Salary level based on experience, job scope, market data and individual performance

•  Only fixed element of compensation

➢ Annual Incentive

•  Motivates and rewards executives for performance on key financial measures during the year

•  Payout based on success in meeting consolidated operational earnings per share (“EPS”), consolidated operational operating cash flow (“OCF”) targets and Personnel Committee judgement

•  100% performance based

•  Ensures that significant portion of annual compensation is at-risk

➢ Long-Term Performance Units

•  Focuses our executive officers on building long-term shareholder value and growing earnings and increases our executive officers’ ownership of our common stock and encourages retention

•  Performance Units are paid 100% in stock and are earned based on total stockholder return (“TSR”) relative to peers and for performance periods beginning in 2018, utility earnings growth

➢ Time-Based Equity

•  Stock Options and Restricted Stock reward executives for absolute value creation, provide competitive compensation, retain executive talent and increase our executive officers’ ownership in our common stock

•  Awarded based on job scope, market data, individual performance and Company performance

2018 Incentive Compensation Outcomes

Annual Incentive Plan

The 2018 Entergy Achievement Multiplier (“EAM”), which is the performance metric used to determine the maximum funding available for awards under the plan, was determined based in equal part on our success in achieving our consolidated operational EPS and consolidated operational OCF goals set at the beginning of the year. These goals were approved by the Personnel Committee based on the Company’s financial plan and the Board’s overall goals for the Company and were consistent with the Company’s published earnings guidance.

❖

2018 Annual Incentive Plan Payout. For 2018, the Personnel Committee, based on a recommendation of the Finance Committee, determined that management exceeded its consolidated operational EPS goal of $6.55 per share by $2.08 per share, but fell short of its consolidated operational OCF goal of $3.000 billion by approximately $180 million. Based on the targets and ranges previously established by the Personnel Committee, these results resulted in a calculated EAM of 134%.

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PROXY SUMMARY

After considering individual performance, including not only the role played by each of the Named Executive Officers in advancing the Company’s strategies and delivering the strong financial results achieved in 2018, but also each such individual’s degree of accountability for certain operational and regulatory challenges the Company experienced in 2018, the Personnel Committee approved payouts ranging from 115% to 122% of target for each of the Named Executive Officers.

Long-Term Performance Unit Program

Performance under our Long-Term Performance Unit Program for the 2016 – 2018 period was measured over a three-year period by assessing Entergy’s total shareholder return in relation to the total shareholder return of the companies included in the Philadelphia Utility Index. Payouts for the 2016 – 2018 performance period were based solely on the Company’s relative performance and were not subject to adjustment by the Personnel Committee.

❖

Long-Term Performance Unit Program Payout. For the three-year performance period ending in 2018, the Company’s TSR was 9th out of the 20 companies in the Philadelphia Utility Index, resulting in a payout of 111% of target for our executive officers. Payouts were made in shares of Entergy stock which are required to be held by our executive officers until they satisfy our executive stock ownership guidelines.

8 •	2019 Proxy Statement

BOARD OF DIRECTORS

Proposal 1 – Election of Directors

Our Board is presenting 10 nominees for election as directors at our Annual Meeting. Each nominee currently serves as a director of the Company, and other than Ms. Hyland, each was elected by our shareholders at our 2018 Annual Meeting of Shareholders. The number of directors constituting our Board is currently set at 10. The Corporate Governance Committee is actively engaged in the process of recruiting an additional director and has engaged an outside search firm to assist it in identifying qualified candidates.

Each director elected will serve until the next annual meeting and until his or her successor is duly elected and qualified. Each director nominee has consented to being named in this Proxy Statement and to serve as a director if elected. If any nominee is unable to stand for election for any reason, the shares represented at our Annual Meeting by proxy may be voted for another candidate proposed by our Board. Proxies cannot be voted for a greater number of directors than the 10 nominees identified in this Proxy Statement. If you sign and properly submit your proxy card, but do not give instructions with respect to voting for directors, your shares will be voted for the 10 persons recommended by the Board of Directors.

The biographies of each of the nominees below contain information regarding the person’s service as a director, business experience, and director positions held. Below is a summary regarding the experience, qualifications and attributes of each nominee that caused our Corporate Governance Committee and Board to determine that the person should serve as a director. The Board also believes that all of the nominees have personal traits such as candor, integrity, commitment, and collegiality that are essential to an effective board of directors. Each of our director nominees is committed to working with, and participating in, their communities and the communities we serve. The non-employee director nominees collectively also satisfy the Corporate Governance Committee’s goal of geographic diversity, with the 10 nominees residing in seven states, including nominees with strong ties to the states of Arkansas, Louisiana and Texas where we have significant operations.

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BOARD OF DIRECTORS

The following chart displays information about the skills and experience our Board members bring to their service:

Summary of Director Qualifications	Burbank	Condon	Denault	Donald	Frederickson	Herman	Hyland	Levenick	Lincoln	Puckett

Technology and Transformation

Our industry is undergoing transformational change as a result of advances in technology and changing customer expectations about the products and services they want and need to power their lives. This creates opportunities for companies whose leadership is able to understand those changes and what they mean for their customers and other stakeholders. Directors with experience managing consumer-facing businesses and operations that have been impacted by transformational change can provide the Board with critical insights and perspective on these issues and challenges.

	●	●		●		●	●	●		●

Executive Experience

Directors who hold or have held significant executive or leadership positions within large organizations provide the Company with unique insights. These individuals generally possess extraordinary leadership qualities as well as the ability to identify and develop those qualities in others. Their experiences developing talent and solving problems in large, complex organizations prepare them well for the responsibilities of Board service.

	●		●	●	●	●	●	●		●

Finance and Accounting

Accurate financial reporting and robust auditing are critical to our success. We seek to have at least one director who qualifies as an audit committee financial expert, and we expect all of our directors to be literate in finance and financial reporting processes.

		●	●		●		●	●	●	●

Government/Legal/Public Policy

Our businesses are heavily regulated and are directly affected by governmental actions. As such, we seek to have directors with experience in government, law and public policy to provide insight and understanding of effective strategies in these areas.

						●			●

Operations

As a capital – intensive company, we seek to have directors with deep experience in a significant operations role with a large business to develop, implement and assess our capital plan and our business strategy

					●		●	●		●

Regulated Utility/Nuclear

Due to the complexity of our business, we believe it is important to have directors with experience in the utility industry or in nuclear power operations to enable the Board to provide effective oversight of our operations.

		●	●	●						●

Risk Management

Managing risk in a rapidly changing environment is critical to our success. Directors should have a sound understanding of the most significant risks facing the Company and the experience and leadership to provide effective oversight of risk management processes.

	●	●	●	●	●	●	●	●		●

Other Public Boards

Directors who have served on other public company boards are able to draw on lessons learned on their other boards, as they seek to develop and implement best practices for the Company.

		●		●	●	●	●	●	●	●

10 •	2019 Proxy Statement

BOARD OF DIRECTORS

Our 2019 Director Nominees

The following pages contain information concerning each of the nominees for director, including each nominee’s age as of March 22, 2019, period served as a director, position (if any) with the Company, business experience and qualifications, directorships of other publicly-owned corporations (if any) and other professional affiliations.

John R. Burbank Southport, Connecticut Age 55 Director Since 2018	Entergy Board Committees • Finance • Personnel

Professional Experience

•	Former President, Corporate Development and Strategy, Nielsen Holdings plc (a global information, data and measurement company) – 2017 – 2019
•	President, Strategic Initiatives, Nielsen Holdings plc – 2011-2017
•	Director, Change Labs, LTD
•	Trustee, March of Dimes

Skills and Attributes

Mr. Burbank brings to the Board his extensive management experience in consumer-facing businesses that have been and continue to be disrupted by technological change. Accordingly, he brings valuable insights and perspective on the potential impact of technological change on our industry and our company. Mr. Burbank also brings the benefit of his extensive senior management experience leading strategic investments and corporate development and strategy at Nielsen Holdings plc.

Patrick J. Condon Frankfort, Illinois Age 70 Director Since 2015	Entergy Board Committees • Audit (Chair) • Nuclear

Professional Experience

•	Retired Audit Partner of Deloitte & Touche LLP (international public accounting firm) – 2002-2011
•	Former Audit Partner of Arthur Andersen LLP (international public accounting firm)
•	Former Director, Cloud Peak Energy, Inc. and Roundy’s, Inc.

Skills and Attributes

As a retired audit partner of a “Big Four” accounting firm, Mr. Condon brings his many years of experience in auditing and accounting to the Board. As leader of Arthur Andersen’s utility group, Mr. Condon acquired in-depth knowledge of the utility industry. The Board also benefits from his regional and national leadership experience gained at Deloitte & Touche LLP and his current and prior service to community and charitable organizations and on other public company boards.

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BOARD OF DIRECTORS

Leo P. Denault New Orleans, Louisiana Age 59 Director Since 2013	Entergy Board Committees • Executive (Chair)

Professional Experience

•	Chairman of the Board of Directors of Entergy Corporation since February 2013
•	Chief Executive Officer of Entergy Corporation and Entergy Services, Inc. since February 2013
•	Executive Vice President and Chief Financial Officer of Entergy Corporation – 2004-2013
•	Director, Edison Electric Institute
•	Director, Institute of Nuclear Power Operations
•	Director, Atlanta Center Regional Governing Board of the World Association of Nuclear Operations

Skills and Attributes

As our Chairman and Chief Executive Officer and former Executive Vice President and Chief Financial Officer, Mr. Denault brings to the Board his leadership skills, his extensive senior executive experience in the utility industry and his deep knowledge of the Company.

Admiral Kirkland H. Donald, USN (Ret.) Mount Pleasant, South Carolina Age 65 Director Since 2013	Entergy Board Committees • Finance • Nuclear (Chair)

Professional Experience

•	Former President and Chief Executive Officer of Systems Planning and Analysis, Inc. (developer of national defense and homeland security programs) – 2014-2015
•	Former Executive Vice President, Chief Operating Officer and Director of Systems Planning and Analysis, Inc. – 2013-2014
•	Admiral (retired) U.S. Navy
•	Former Director, Naval Nuclear Propulsion – 2004-2013
•	Director, Huntington Ingalls Industries, Inc.
•	Director, Battelle Memorial Institute
•	Director, CyberCore Technologies
•	Director, Naval Submarine League
•	Executive Advisor to NexPhase Capital Partners (private equity firm, formerly Moelis Capital Partners) since January 2013
•	Committee on Foreign Investment in the United States (“CFIUS”) Security Monitor, LANXESS Corporation
•	CFIUS Voting Trustee, Broadcom Limited
•	Member, Board of Managers, Robbins Gioia LLC

Skills and Attributes

Mr. Donald brings to the Board deep nuclear expertise and valuable leadership and risk-management experience gained through his distinguished military career in the United States Navy’s nuclear program and through his business and senior management experience since retiring from the Navy.

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BOARD OF DIRECTORS

Philip L. Frederickson Horseshoe Bay, Texas Age 62 Director Since 2015	Entergy Board Committees • Audit • Executive • Finance (Chair)

Professional Experience

•	Former Executive Vice President, Planning, Strategy and Corporate Affairs of ConocoPhillips (international oil and gas company) – 2006-2008
•	Former Executive Vice President, Commercial of ConocoPhillips – 2002-2006
•	Former Director, Sunoco Logistics Partners L.P., Rosetta Resources Inc. and Williams Partners LP

Skills and Attributes

Mr. Frederickson brings to the Board his extensive senior management, operating and leadership experience gained through his business career at ConocoPhillips and its predecessor, Conoco Inc., where he held a variety of senior management positions in operations, strategy and business development. In addition to his diverse senior-level management experience, Mr. Frederickson brings his experience leading strategic change both at ConocoPhillips and on the other public company boards on which he has served. His strong ties to the State of Texas also enable him to provide insight into the issues and concerns of our service territories.

Alexis M. Herman McLean, Virginia Age 71 Director Since 2003	Entergy Board Committees • Corporate Governance • Personnel

Professional Experience

•	Chair and Chief Executive Officer of New Ventures, LLC (corporate consultants) since 2001
•	Former Secretary of Labor of the United States of America
•	Former White House Assistant to the President of the United States of America
•	Lead Director, Cummins, Inc.
•	Director, Coca-Cola Company and MGM Resorts International
•	Co-Chair of the Presidential Leadership Scholar Program and Trustee for the National Urban League
•	Chair, Toyota Motor Corporation North American Diversity Advisory Board and Member, Global Advisory Board
•	President, Dorothy I. Height Education Foundation

Skills and Attributes

Secretary Herman brings to the Board a combination of high-level U.S. government service, experience as a strategic advisor to numerous U.S. and international companies and broad public policy expertise, as well as her public company board experience, including her service as Lead Independent Director to another public company. Through her service on other boards, Ms. Herman has also gained experience addressing the strategic issues of companies impacted by changing consumer demands and technological change.

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BOARD OF DIRECTORS

M. Elise Hyland Pittsburgh, Pennsylvania Age 59 Director Since 2019	Entergy Board Committees *

*

Ms. Hyland was elected to the Board effective March 4, 2019. If she is reelected, Ms. Hyland will be assigned to Board committees at the Board’s organizational meeting immediately following the Annual Meeting.

Professional Experience

•	Former Senior Vice President, EQT Corporation and Senior Vice President and Chief Operating Officer, EQT Midstream Services, LLC (a petroleum and natural gas exploration and pipeline company) – 2017-2018
•	Executive Vice President of Midstream Operations and Engineering, EQT Midstream Services, LLC – 2013-2017
•	President of Commercial Operations, EQT Midstream Services, LLC – 2010-2013
•	President of Equitable Gas Company, a previously owned entity of EQT – 2007-2010
•	Director of Marathon Oil Corporation
•	Former Director, EQT Midstream Partners LP

Skills and Attributes

Ms. Hyland brings to the Board her extensive senior executive and operations experience in a capital-intensive industry, gained through her career at EQT Corporation and EQT Midstream Services, LLC. This experience, combined with her experience in finance and strategic planning, will enable her to contribute valuable insights as we grow our utility business and execute on our capital plan.

Stuart L. Levenick Peoria, Illinois Age 66 Director Since 2005	Entergy Board Committees • Corporate Governance • Executive • Nuclear

Professional Experience

•	Lead Director of Entergy Corporation since May 2016
•	Former Group President and Executive Office Member of Caterpillar Inc. (a manufacturer of construction and mining equipment) – 2004-2015
•	Former Executive Director of U.S. Chamber of Commerce, Washington, D.C.
•	Former Executive Director and Past Chairman of Association of Equipment Manufacturers, Washington, D.C.
•	Lead Independent Director, W. W. Grainger, Inc.
•	Director, Finning International, Inc.

Skills and Attributes

Mr. Levenick brings to the Board his extensive senior executive experience at a major manufacturing company, as well as his experience as a public company director, including as Lead Independent Director of another public company. This experience enables him to contribute valuable operational and financial expertise and offers an informed perspective on leadership development, management and business issues arising out of evolving customer needs and desires in response to technological change.

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BOARD OF DIRECTORS

Blanche Lambert Lincoln Arlington, Virginia Age 58 Director Since 2011	Entergy Board Committees • Audit • Corporate Governance (Chair)

Professional Experience

•	Founder and Principal of Lincoln Policy Group (a consulting firm) since July 2013
•	Special Policy Advisor for Alston & Bird LLP (legislative and public policy services) – 2011-2013
•	Former United States Senator for the State of Arkansas –1999-2011
•	Former United States Representative for the State of Arkansas – 1993-1997
•	Former Chair, U.S. Senate Committee on Agriculture, Nutrition and Forestry
•	Former Member, U.S. Senate Committee on Finance, Committee on Energy and Natural Resources, and Special Committee on Aging
•	Former Member of the U.S. House Committee on Energy and Commerce, Committee on Agriculture and Committee on Natural Resources (formerly House Committee on Merchant Marine and Fisheries)
•	Director, Rayonier, Inc.
•	Trustee of the Center for the Study of the Presidency and Congress
•	Director, Hope Enterprise Corporation

Skills and Attributes

As a former member of the U.S. Senate and House of Representatives, Ms. Lincoln brings to the Board her extensive background and experience in governmental, public policy and legislative affairs, providing her with a unique and valuable perspective on many of the critical issues and opportunities facing the Company. Her strong ties to the State of Arkansas also provide the Board with insight into the issues and concerns of our service territories.

Karen A. Puckett Houston, Texas Age 58 Director Since 2015	Entergy Board Committees • Audit • Personnel (Chair)

Professional Experience

•	Former President and Chief Executive Officer, Harte Hanks, Inc. (marketing services company) – 2015 – 2018
•	Former President-Global Markets of CenturyLink, Inc. (a telecommunications company) – 2014-2015
•	Former Executive Vice President and Chief Operating Officer of CenturyLink, Inc. – 2009-2014
•	Former President and Chief Operating Officer of CenturyTel, Inc. – 2000-2009
•	Former Director of Harte Hanks, Inc.

Skills and Attributes

Ms. Puckett brings to the Board her extensive management, operations and business experience acquired through her senior leadership positions in a rapidly changing and highly regulated industry and her deep experience with technology-driven innovation. Ms. Puckett’s ties to the State of Louisiana also enable her to offer insight into the issues and concerns of our service territories.

The Board of Directors unanimously recommends that the shareholders vote FOR the election of each nominee.

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BOARD OF DIRECTORS

Identifying Director Candidates

Our Corporate Governance Committee is charged with reviewing the composition of the Board and refreshing the Board as appropriate through the recommendations it makes to the Board. This is an ongoing process through which the Board has added 5 new directors since 2015. These directors have brought to the Board, among other things, deep finance and accounting experience, nuclear expertise, operational experience and senior leadership experience in companies or industries undergoing transformational change.

The Corporate Governance Committee has not established any minimum qualifications that must be met by director candidates or identified any set of specific qualities or skills that it believes our directors must possess. The Corporate Governance Committee’s policy regarding consideration of potential director nominees acknowledges that choosing a Board member involves a number of objective and subjective assessments, many of which are difficult to quantify or categorize. However, the Corporate Governance Committee follows these core principles:

•	Seeks to nominate candidates with superior credentials, sound business judgment and the highest ethical character.
•

Takes into account the candidate’s relevant experience with businesses or other organizations of comparable size to the Company and seeks to identify candidates whose experience and contributions will add to the collective experience of the Board.

•

Believes the Board should reflect a diversity of backgrounds and experiences in various areas, including age, gender, race, geography and specialized experience, and candidates are assessed to determine the extent to which they would contribute to that diversity.

Director Recruitment Process

Sources of Candidates Independent Search Firm Shareholders Independent Directors Our People In-Depth Review Consider Skills Needed Screen Qualifications Consider Diversity Review Independence and Potential Conflicts Meet with Directors Recommend Selected Candidate for Appointment Review by Full Board Select Director(s) 5 New Directors Since 2015

In 2017, in anticipation of three upcoming director retirements in 2018, the Corporate Governance Committee commenced the process illustrated above to identify and evaluate prospective director candidates. The committee engaged Russell Reynolds Associates, a director and executive search firm, to assist it in identifying potential director candidates. The Corporate Governance Committee, with Russell Reynolds’ assistance, sought to identify candidates with backgrounds and qualifications that would add to the collective knowledge and expertise of the Board, while also reflecting an appropriate diversity of backgrounds and experiences. The committee considered candidates identified by Russell Reynolds and other candidates identified by our directors. The Corporate Governance Committee envisioned a thoughtful and deliberate multi-year process of Board refreshment in which the Board would address needs arising not only as a result of the loss of the experiences and backgrounds represented by the retiring directors, but also as a result of technological and other changes affecting the utility industry.

Initially, the Corporate Governance Committee sought to identify a director who would help us to both respond to, and benefit from, the significant technological changes affecting the utility industry, combined with rapidly evolving customer expectations about the products and services they want and

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BOARD OF DIRECTORS

need to power their lives. As a result of this initial phase, John R. Burbank was appointed to the Board in March 2018 and subsequently elected by the Company’s shareholders at the 2018 Annual Meeting.

Subsequent to Mr. Burbank’s election, in recognition of the continuing importance of successfully executing on the Company’s substantial capital plan, the committee asked Russell Reynolds to help it identify candidates with senior executive experience implementing major capital investment projects or leading companies in capital-intensive industries. Through this process Russell Reynolds identified M. Elise Hyland as a candidate who offered that experience, based on, among other things, her senior executive experience at EQT Corporation, a large natural gas production company, and EQT Midstream Services, LLC. Her more than 35 years of operations experience also has included positions in finance, strategic planning and customer service. Prior to joining EQT Ms. Hyland, who holds undergraduate and graduate degrees in metallurgical engineering and materials science, held roles of increasing responsibility in research, materials and business development at Alcoa, Inc.

Ms. Hyland was interviewed by our Chairman of the Board, our Lead Director, the Chair of the Corporate Governance Committee and the immediate past Chair of the Corporate Governance Committee. Her background and qualifications were reviewed and discussed by the Corporate Governance Committee and with the full Board of Directors prior to her recommendation for election to the Board. Following this review, the Corporate Governance Committee concluded that Ms. Hyland would be an outstanding candidate for election to the Board and unanimously recommended her election. Following the Corporate Governance Committee’s recommendation, Ms. Hyland was elected to the Board effective March 2019.

Shareholder Nominations and Recommendations of Director Candidates

Shareholders who wish to nominate directors for election at an Annual Meeting should follow the procedures and instructions set forth in our Bylaws.

Our Bylaws also include a “proxy access” right that permits a group of up to 20 shareholders who have owned at least 3% of our outstanding common stock for at least three years to submit director nominees for up to 20% of the Board for inclusion in our Proxy Statement, if the shareholder and the nominee meet the requirements in our Bylaws.

Shareholders who wish to recommend, but not directly nominate, candidates for consideration should send their recommendations to the Company’s Secretary at 639 Loyola Avenue, New Orleans, Louisiana 70113. The committee will consider director candidates recommended by shareholders in accordance with the criteria for director selection described above under “Identifying Director Candidates.”

Director Orientation and Continuing Education

Upon joining the Board, new directors undergo a comprehensive orientation program that introduces them to the Company, including our business operations, strategy, key members of management, and our corporate governance practices. This program is considered a valuable part of the director onboarding process and is annually reviewed for effectiveness by the Corporate Governance Committee. In 2018, this policy was revised to, among other things, clarify that meetings with a new director should be tailored to complement the background of the new director and should take into account whether the new director currently serves or has previously served on a public company board. Directors also are encouraged to enroll in director education programs, and the Corporate Governance Committee annually reviews and reports on director participation in such programs.

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BOARD OF DIRECTORS

The Board is briefed regularly on industry and corporate governance developments affecting the Company and, at its annual Retreat, the Board has the opportunity to discuss some of the most critical strategic issues facing the Company with outside experts in the applicable fields. The annual Retreat also includes a director education component, programmed by the Corporate Governance Committee, which focuses on director duties and responsibilities and current issues in corporate governance. To enhance the Board’s understanding of some of the unique issues affecting our nuclear fleet, directors are regularly invited to visit our nuclear plant sites, where they tour the facilities and interact directly with the personnel responsible for our day-to-day nuclear operations. These activities collectively help to ensure that the Board remains knowledgeable about the most important issues affecting our Company and its business.

CORPORATE GOVERNANCE AT ENTERGY

Entergy’s Board of Directors

The Board of Directors provides oversight with respect to our overall performance, strategic direction and key corporate policies. It approves major initiatives, advises on key financial and business objectives, and monitors progress with respect to these matters. Members of the Board are kept informed of our business through various reports and documents provided to them on a regular basis, including operating and financial reports made at Board and committee meetings by the Chairman and Chief Executive Officer and other senior executive officers.

Director Independence

Board Members. A director is considered independent if the Board affirmatively determines that he or she has no material relationship with the Company and otherwise satisfies the independence requirements of the NYSE. A director is “independent” under the NYSE listing standards and our Corporate Governance Guidelines if the Board affirmatively determines that the director has no material relationship with us directly or as a partner, shareholder or officer of an organization that has a material relationship with us. In addition, the Board of Directors considers all of the independence factors specified in the rules of the NYSE in making its determination. The Board of Directors has reviewed information concerning each of its non-employee directors and has considered all relevant transactions, relationships and arrangements to determine compliance with the independence standards established by the NYSE and our Corporate Governance Guidelines.

Our Board has determined, upon the recommendation of the Corporate Governance Committee, that all directors other than Mr. Denault are independent within the meaning of the rules of the NYSE and our Corporate Governance Guidelines. In making this determination, the Board considered Ms. Lincoln’s service as a director of Hope Enterprises Corporation, a non-profit community development financial institution (“HEC”), that provides financial products and services in Arkansas, Louisiana and Mississippi. In 2010, one of our subsidiaries renewed a $1,500,000 loan to a subsidiary of HEC. Ms. Lincoln is neither an officer nor an employee of HEC or any of its subsidiaries.

Heightened Standards for Audit and Personnel Committee Members. In addition to the general independence requirements of the NYSE, all members of the Audit and Personnel Committees must meet the heightened independence standards imposed by the SEC and the NYSE applicable to members of such committees. All of the members of the Audit and Personnel Committees satisfy the heightened independence standards established for those committees under the rules of the SEC and NYSE.

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CORPORATE GOVERNANCE AT ENTERGY

Structure of Our Board

Our Board Leadership Structure

Our Corporate Governance Guidelines provide the flexibility to split or combine the Chairman and Chief Executive Officer responsibilities. However, when the roles of Chairman of the Board and the Chief Executive Officer are combined, the guidelines require the Board of Directors to appoint, from among its independent members, a Lead Director. The independent directors annually review our leadership structure to determine the structure that is in the best interest of Entergy and its shareholders. Currently our Company is led by Leo P. Denault, who has served as Chief Executive Officer and Chairman of the Board since 2013, and Stuart L. Levenick who has served as our Lead Director since 2016. Our Board is currently composed of Mr. Denault and 9 independent directors.

How We Select The Lead Director

The Corporate Governance Committee considers feedback from our Board members and then makes a recommendation to the Board’s independent directors. Based on this recommendation, the Lead Director is appointed by a majority of the independent members of the Board of Directors. The Lead Director, subject to his or her annual election to the Board of Directors, serves for a term of three years.

Role of the Lead Director

Under our Corporate Governance Guidelines and other governance policies, the Lead Director has the following responsibilities:

•	Calls meetings of the independent directors
•	Presides at executive sessions of the independent directors and all meetings of the Board at which the Chairman and Chief Executive Officer is not present
•	Serves as a member of the Executive Committee of the Board
•	Serves as a liaison with the Chairman and Chief Executive Officer when requested by the independent directors
•	Serves as the point of contact for shareholders and others to communicate with the Board
•	Meets individually with each director to discuss the performance of the individual director, the Board and its committees
•	Reviews and advises on Board meeting agendas and consults with the Chairman and Chief Executive Officer on the preparation of agendas
•

Provides feedback from the Board to the Chairman and Chief Executive Officer following each executive session of independent directors and, together with the Chair of the Personnel Committee, provides the Chairman and Chief Executive Officer with an annual performance review

•	Assists with recruitment of director candidates and, along with the Chairman, may extend the invitation to a new potential director to join the Board

Why Our Board Structure Is Appropriate

The Board understands and appreciates the reasons many boards choose to be led by a fully independent Chairman of the Board. In recognition of the importance of this issue, our Corporate Governance Committee annually evaluates whether we continue to have the appropriate Board leadership structure. However, the Board believes that its current leadership structure, under which it is led by a combined Chairman and Chief Executive Officer and a strong independent Lead Director, with

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CORPORATE GOVERNANCE AT ENTERGY

independent directors chairing each of the Board committees, is most suitable for the Company at this time because it provides the optimal balance between independent oversight of management and efficient, unified leadership. Given his deep involvement in the Company’s business and industry, we believe Mr. Denault is uniquely positioned to determine the issues and topics that should be on the Board’s agenda, subject to the Lead Director’s review and concurrence. At the same time, we believe that having an otherwise entirely independent Board of Directors, led by a strong independent Lead Director and independent chairs of each of our standing committees, provides ample assurance that the Board will not be unduly dominated or influenced by management and will always act independently and in the best interests of the Company’s shareholders.

Board Committees

The Board has 6 standing committees: Audit, Corporate Governance, Personnel, Finance, Nuclear and Executive. The committees:

•	Operate pursuant to a written charter;
•	Evaluate their performance annually; and
•	Review their charters annually.

The members of the Board committees and their Chairs are nominated by the Corporate Governance Committee and appointed by the Board. The specific membership of each committee allows us to take advantage of our directors’ diverse skill sets, which enables deep focus on committee matters.

Board Committee Composition and Responsibilities

The tables below show the current chairs and membership of each standing committee. All of the directors are independent, except Mr. Denault.

Audit	Key Responsibilities

Patrick J. Condon

(Chair)

Philip L. Frederickson

Blanche L. Lincoln

Karen A. Puckett

11 meetings in 2018

Mr. Condon and Mr. Frederickson have been determined to be Financial Experts as defined by the SEC

•   Oversees our accounting and financial reporting processes and the audits of our financial statements;

•   Assists the Board in fulfilling its oversight responsibilities with respect to our compliance with legal and regulatory requirements, including our disclosure controls and procedures;

•   Decides whether to appoint, retain or terminate our independent auditors;

•   Pre-approves all audit, audit-related, tax and other services, if any, provided by the independent auditors;

•   Appoints and oversees the work of our Vice President, Internal Audit and assesses her performance annually; and

•   Prepares the Audit Committee Report.

Corporate Governance	Key Responsibilities
Blanche L. Lincoln (Chair) Alexis M. Herman Stuart L. Levenick 9 meetings in 2018

•   Develops policies and practices relating to corporate governance and reviews compliance with the Company’s Corporate Governance Guidelines;

•   Recommends the director nominees for approval by the Board and shareholders;

•   Establishes and implements self-evaluation procedures for the Board and its committees;

•   Reviews annually the form and amount of non-employee director compensation, and makes recommendations to the Board with respect thereto; and

•   Provides oversight of the Company’s sustainability strategies, policies and practices.

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Finance	Key Responsibilities
Philip L. Frederickson (Chair) John R. Burbank Kirkland H. Donald 8 meetings in 2018

•   Oversees corporate capital structure and budgets and recommends approval of capital projects;

•   Oversees financial plans and key financial risks;

•   Reviews and makes recommendations to the Board regarding our financial policies, strategies, and decisions, including our dividend policy;

•   Reviews our investing activities; and

•   Reviews and makes recommendations to the Board with respect to significant investments.

Nuclear	Key Responsibilities
Kirkland H. Donald (Chair) Patrick J. Condon Stuart L. Levenick 5 meetings in 2018*

•   Provides non-management oversight and reviews all of the Company’s nuclear generating plants;

•   Focuses on safety, operating performance, operating costs, staffing and training; and

•   Consults with management concerning internal and external nuclear-related issues.

Personnel	Key Responsibilities
Karen A. Puckett (Chair) John R. Burbank Alexis M. Herman 9 meetings in 2018

•   Determines and approves the compensation of our Chief Executive Officer and other senior executive officers;

•   Approves or makes recommendations to the Board to approve incentive, equity-based and other compensation plans;

•   Develops and implements compensation policies;

•   Evaluates the performance of our Chairman and Chief Executive Officer; and

•   Reports at least annually to the Board on succession planning, including succession planning for the Chief Executive Officer.

Executive	Key Responsibilities
Leo P. Denault (Chair) Phillip L. Frederickson Stuart L. Levenick No meetings in 2018	• Authorized to act for the Board on all matters, except those matters specifically reserved by Delaware law to the entire Board.

*	The number of Nuclear Committee meetings in 2018 does not include visits to our nuclear sites or meetings with the Institute of Nuclear Power Operations by members of the Nuclear Committee.

Director Attendance and Executive Sessions

Board Meetings. In 2018, our Board of Directors held 16 meetings. No incumbent director attended fewer than 75% of the total number of meetings of our Board and the committees on which he or she served. Overall attendance at Board and committee meetings during 2018 was an average of 93% for our directors as a group.

Annual Shareholder Meeting. We encourage, but do not require, our Board members to attend our annual meeting of shareholders. All of our Board members then in office attended our 2018 Annual Meeting of Shareholders.

Executive Sessions. The Corporate Governance Guidelines require the independent directors to meet in executive session without any members of management present at least four times a year. In practice, our Board typically meets in executive session during each regular Board meeting.

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CORPORATE GOVERNANCE AT ENTERGY

How Our Board and Committees Evaluate Their Performance

Annually, the Board and each of its committees conduct a rigorous self-evaluation of their respective performance and effectiveness. This process, which is conducted in the early part of the calendar year, is overseen by the Corporate Governance Committee and is reviewed annually to determine whether it is well designed to maximize its effectiveness and to ensure that all appropriate feedback is being sought and obtained by the Corporate Governance Committee. Under the process followed in 2018, a comprehensive questionnaire was circulated to all independent members of the Board that asked the directors to assign ratings and comment on a wide range of issues relating to Board effectiveness. The collective ratings and comments were then compiled (on an anonymous basis), summarized and presented to the Corporate Governance Committee and the full Board for discussion.

Our Board evaluations cover the following areas:

✓	Board effectiveness;
✓	Board and committee structure and composition;
✓	Satisfaction with the performance of the Chairman;
✓	Satisfaction with the performance of the Lead Director;
✓	Access to the Chief Executive Officer and other members of senior management;
✓	Quality of the Board discussions and balance between presentations and discussion;
✓	Quality of materials presented to directors;
✓	Board and committee information needs;
✓	Satisfaction with Board agendas and the frequency of meetings and time allocation;
✓	Areas where directors want to increase their focus;
✓	Board dynamics and culture;
✓	Board dialogue;
✓	Board and committee succession planning;
✓	Director access to experts and advisors; and
✓	Satisfaction with the format of the evaluation.

In 2018, our Board self-assessment process was revised to provide for the Lead Director and the Chairman of the Board to meet individually with each director to discuss the director’s individual performance and to obtain any additional feedback on the performance of the Board and its committees that the director wishes to provide. The Board believes that combining the confidential questionnaire-based process with the additional feedback that will be provided through these one-on-one meetings will help to ensure that the Board continues to function at the highest level.

Our Board’s Governance Role

How Our Board Oversees Risk Management

We believe the Board of Directors provides effective oversight of the risks we face and our risk assessment and risk management processes. The Board reviews the Company’s processes for identifying and managing risks and communicating with the Board about those risks to help ensure that the processes are effective. Like other companies, Entergy is subject to many diverse risks. These include financial and accounting risks, market and credit risks, capital deployment risks, operational risks, compensation risks, liquidity risks, litigation risks, strategic risks, regulatory risks, reputation risks, natural-disaster risks and technology risks, including the cybersecurity risks discussed below, among others. Some critical risks having enterprise-wide significance, such as corporate strategy and capital budget, require the full Board’s active oversight, but our Board committees also play a key role because they can devote more time to reviewing specific risks within their respective areas of responsibility.

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CORPORATE GOVERNANCE AT ENTERGY

In accordance with NYSE standards, our Audit Committee has the primary responsibility for overseeing risk management. Our standing Board committees also regularly consider risks arising within their respective functional areas of responsibility. Each of these committees receives regular reports from management which assist it in its oversight of risk in its respective area of responsibility. Current risk assignments for our Board committees are as follows:

Party Responsible	Areas of Risk Oversight
Board	• Overall identification, management and mitigation of risk, with a focus on strategic risks
Audit Committee

•   Financial reporting process and internal control risks

•   Risks associated with environmental compliance, corporate compliance, significant legal matters, and the Company’s insurance programs

•   Market and credit risks

•   Cybersecurity risks

Corporate Governance Committee	• Corporate governance and legislative and regulatory policy risks • Board succession risks • Risks related to shareholder activism • Environmental, sustainability and corporate social responsibility
Finance Committee	• Risks associated with strategic decisions and major transactions • Financial risks, including liquidity, credit and capital market risks
Nuclear Committee	• Risks related to the operation of our nuclear fleet
Personnel Committee	• Executive compensation risks • Risks associated with safety and employee matters • Management succession risks

We have identified cybersecurity as a key enterprise risk. As a result, the Audit Committee, on a regular basis, reviews our cybersecurity risk management practices and performance, primarily through reports provided by the Chief Information Officer, Chief Security Officer and General Auditor on the Company’s cybersecurity management program. Among other things, these reports have focused on:

➢	recent cyber risk and cybersecurity developments;
➢	industry engagement activities;
➢	legislative and regulatory developments;
➢	cyber risk governance and oversight;
➢	cyber incident response plans and strategies;
➢	cybersecurity drills and exercises;
➢	assessments by third party experts;
➢	key cyber risk metrics and activities; and
➢	major projects and initiatives.

The Audit Committee receives these reports at least four times per year, and more frequently as needed. In addition, the Board has received briefings from outside experts on cybersecurity risks and cyber risk oversight. We have also established a governance structure under our Chief Security Officer that oversees investments in tools, resources, and processes that allows for the continued maturity of our cyber security posture.

We also monitor the risks associated with our executive compensation programs, as well as the components of our programs and individual compensation decisions, on an ongoing basis. Each year management, with the assistance of the Personnel Committee’s independent compensation

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consultant, undertakes a review of our various compensation programs to assess the risks arising from our compensation policies and practices. Management presents these risk assessments to the Personnel Committee. The risk assessments have included a review of the primary design features of the Company’s compensation plans, the process to determine compensation pools and awards for employees and an analysis of how those features could directly or indirectly encourage or mitigate risk-taking. In February 2019, the committee agreed with the study’s conclusions that these risks were within our ability to effectively monitor and manage, and that these compensation programs do not encourage unnecessary or excessive risk-taking and do not create risks that are reasonably likely to have a material adverse effect on the Company.

Succession Planning for the Chief Executive Officer

The Personnel Committee and the Chief Executive Officer maintain an ongoing dialogue on executive development and succession planning to prepare the Company for future success. In addition to preparing for Chief Executive Officer succession, the succession planning process includes all other senior management positions. A comprehensive review of executive talent, including, from time to time, assessments by an independent consulting firm, determines readiness to take on additional leadership roles and identifies developmental and coaching opportunities needed to prepare our executives for greater responsibilities. The Chief Executive Officer discusses management succession issues frequently with the Board and provides a comprehensive review of management succession plans for all of the members of the Office of Chief Executive to the Personnel Committee annually.

Our succession planning also includes appropriate contingencies for the unexpected retirement or incapacity of the Chief Executive Officer. In 2016, our Board adopted a detailed plan to address emergency Chief Executive Officer and senior management succession in extraordinary circumstances. Our emergency Chief Executive Officer succession plan is intended to enable our Board and our Company to respond quickly and effectively to an unplanned and unexpected vacancy in the position of Chief Executive Officer, regardless of cause and regardless of the surrounding circumstances, so as to assure continuity of leadership and minimize any disruption to our business and operations.

Key Corporate Governance Features

Board Governance

Director Retirement Policy

Our Corporate Governance Guidelines provide that a person may not be nominated for election or re-election to the Board if he or she has reached the age of 74 on or before January 1 of the year in which such person would be elected or re-elected, unless specifically recommended to serve beyond the age of 74 by the Corporate Governance Committee and approved by the Board of Directors. The Company does not have term limits for its directors. Instead, our Board addresses the suitability for continued service as a director upon the expiration of each director’s term.

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CORPORATE GOVERNANCE AT ENTERGY

Limits on Other Board Service

Without the approval of the Corporate Governance Committee, non-employee directors may not serve on more than 4 other public-company boards, and directors who are either an executive of the Company or an executive of another company may not serve on more than 2 other public-company boards. Our Corporate Governance Guidelines also require directors to advise the Chairman of the Board, the Lead Director, the Chair of the Corporate Governance Committee and the General Counsel in advance of accepting an invitation to sit on the board of another publicly-held company so that an appropriate evaluation can be made of the potential for any conflicts of interest or other issues that should be considered before the Board member accepts another board position. In addition, no director may serve as a member of the Audit Committee if that director serves on the audit committees of more than 2 other public companies unless the Board determines that such simultaneous service would not impair the ability of that director to serve effectively on the Audit Committee.

Mandatory Resignation Upon Change in Circumstances

Our Corporate Governance Guidelines provide that non-employee directors should offer their resignations when either their employment or the major responsibilities they held when they joined the Board change. The Corporate Governance Committee then reviews the change in circumstances and makes a recommendation to the Board as to whether it is appropriate for the director to continue to serve on the Board and be nominated for re-election.

Stock Ownership

Within five years of their election, directors must hold shares or units of Entergy common stock having a market value of at least five times the annual cash retainer or $537,500. A review of non-employee director stock ownership was conducted at the December 2018 Corporate Governance Committee meeting, and the committee determined that all of our non-employee directors satisfied this requirement, as all non-employee directors who had been members of the Board for at least five years held the requisite number of shares or units.

Shareholder Rights

Majority Voting in Director Elections

Our Bylaws require each director to be elected by a majority of the votes cast with respect to such director in uncontested elections (the number of shares voted “For” a director must exceed the number of shares voted “Against” that director). In a contested election (a situation in which the number of nominees exceeds the number of directors to be elected), the standard for election of directors will be a plurality of votes cast by holders of shares entitled to vote at any meeting for the election of directors at which a quorum is present.

Annual Election of Directors	All of our directors are elected annually at our annual meeting of shareholders.

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CORPORATE GOVERNANCE AT ENTERGY

Proxy Access

Any shareholder (or any group of up to 20 shareholders) owning at least 3 percent of Entergy’s outstanding common stock for at least three years may include a specified number of director nominees in our proxy materials for the annual meeting of shareholders. Our Bylaws specify qualifying stock ownership, the number of permitted nominees and other requirements related to proxy access.

Policy on Poison Pills

Entergy does not have a shareholder rights plan, otherwise known as a “Poison Pill.” The Board will obtain shareholder approval prior to adopting a future shareholder rights plan unless the Board, in the exercise of its fiduciary duties, determines that under the circumstance then existing, it would be in the best interest of the Company and our shareholders to adopt a rights plan without prior shareholder approval. If a rights plan is adopted by the Board without prior shareholder approval, the plan must be approved by shareholders at the next annual meeting.

Executive Severance Agreements

Shareholders must ratify any employment or severance agreement with an executive officer that provides severance benefits exceeding 2.99 times the sum of the executive’s annual base salary and annual incentive award. This policy is described on page 58.

Sustainability

Our sustainability mission is to create sustainable value for our customers, employees, owners and the communities we serve through the use of sustainable business practices that integrate environmental, social and economic objectives and concerns. Achieving this mission is possible only through a balanced review of opportunities and risks to our business strategy. On an ongoing basis, we analyze material environmental, social and economic issues that impact our ability to create value for our key stakeholders.

We also use stakeholders’ input to help identify the most material issues and guide our strategic imperatives. We engage in a variety of informal and formal communications with our key stakeholders and other important groups, including regulators, suppliers, nongovernmental and nonprofit organizations, and professionals in industry, government, labor and education. Feedback is obtained through engagement at many levels. We then use this stakeholder input from dialogue, surveys and other means to help prioritize the most material issues and ensure that our sustainability focus is on these most important areas.

Our sustainability efforts and strategies incorporate, among other things, the following:

•

Social. We believe that our people and our culture provide a significant strategic advantage in helping us achieve our objectives for our stakeholders. Our holistic approach to employee wellness includes effective and forward-looking talent management, competitive compensation and benefits, workforce safety and wellness, diversity and inclusion and organizational health. We are also committed to creating value for our communities through economic development, philanthropy, volunteerism and advocacy, and by operating our business in a socially and environmentally responsible way.

•

Environmental. We have been a long-time advocate for policy action and societal investments to address climate change and to adapt to physical environmental risks. We recently announced a new climate goal beyond our 2020 commitment – a 50 percent reduction in our emission rate from our 2000 level by 2030. Entergy’s current CO2 emissions reduction commitment is to maintain CO2 emissions from Entergy-owned

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CORPORATE GOVERNANCE AT ENTERGY

power plants and controllable power purchases through 2020 at 20 percent below year 2000 levels. Through 2018, our cumulative emissions were approximately 8 percent below our target.
•

Economic. Our utilities provide power at some of the lowest rates in the country to our customers. We have been making significant customer-centric investments in our generation, transmission and distribution infrastructure. As new technologies, data and analytics continue to improve, so too will our ability to deliver solutions that better meet our evolving customer expectations through a dynamic integrated energy network and new products and services beyond basic power delivery. We are focused on delivering tailored customer solutions that include uninterrupted service, tools and tips to save money, improved predictability, renewable energy options, sustainability and environmental performance, and more convenient ways to do business.

Recent Developments

In 2018, two important developments in Entergy’s sustainability journey were the creation of a specific sustainability organization and the commitment to publish a climate strategy and scenario analysis in 2019. Entergy’s new sustainability organization includes an officer-level position focused on implementing the company’s sustainability mission. The organization established a sustainability working group comprised of representatives from across the company to provide leadership on developing strategic priorities and action plans in all pillars of sustainability, including climate strategy, supply chain management, human resources, corporate social responsibility and other areas.

Entergy’s climate strategy and scenario analysis report, published contemporaneously with this proxy statement, is an evolution of the company’s recognition and evaluation of the key risk of climate change and opportunities to innovate, invest and improve the world around us. This report presents a thorough discussion of the company’s historic leadership on climate issues, including its action in 2001 as the first U.S. investor-owned utility to adopt a voluntary cap on its carbon emissions, compares Entergy’s generation and emission profile to potential future emission limitation and carbon pricing scenarios and shares Entergy’s future strategic plans to reduce emission intensity even further while providing the power needed to electrify additional sectors of the economy. The purpose of this analysis and report is to continue the Company’s long history of managing the risk of climate change, to use scenario planning to analyze potential impacts to and opportunities for Entergy’s business, and to inform and engage stakeholders on this important issue. Entergy’s climate strategy and scenario analysis report may be accessed on our website at http://entergy.com/climatereport.

Disclosure

Our 2018 Integrated Report further describes our sustainability strategies and efforts, particularly as they relate to social, economic and environmental issues. Our Integrated Report provides a single integrated source of information for all stakeholders and explains how we measure and manage our overall performance with a combination of financial, environmental, community and employee measures. Most importantly, it reflects our central belief that the interests of all of our stakeholders are inextricably linked. The 2018 Integrated Report may be accessed on our website at integratedreport.entergy.com.

Additionally, in partnership with the Edison Electric Institute, Entergy is utilizing a new means to report sustainability goals and actions, including environmental, social and governance measurements. The new reporting measures provide greater consistency for our investors as they evaluate our company and industry. The link for the EEI Template is: http://www.entergy.com/content/sustainability/EEI-Quantitative.pdf.

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CORPORATE GOVERNANCE AT ENTERGY

Recognition

In recognition of our commitment to sustainability, Entergy was again named to the Dow Jones Sustainability North America Index, which measures performance in economic, environmental and social dimensions against industry peers around the globe. We earned top scores in the areas of policy influence, climate strategy, water-related risks and corporate citizenship and philanthropy. It was the 17th consecutive year for Entergy to be included on either the World or North America sustainability index or both. For information on other areas of recognition, such as being named one of the nation’s Top 10 Utilities in Economic Development or being named a Corporate Citizenship Awards Finalist, see our 2018 Integrated Report at integratedreport.entergy.com.

Public Policy Engagement and Political Participation

We are committed to participating constructively in the political and legislative process, as we believe such participation is essential to our Company’s long-term success. Our participation in the political and legislative process includes contributions to political organizations and lobbying activity in a manner that is compliant with all applicable laws and reporting requirements. Entergy’s Board has adopted the Public Policy and Advocacy Policy (the “Public Advocacy Policy”) which can be found on our website at http://www.entergy.com/investor_relations/corporate_governance.aspx. This policy outlines our principles governing political and lobbying activities, including our policy prohibiting corporate contributions directly to federal, state or local candidates.

Corporate Political Contributions

We comply fully with all federal, state and local laws and reporting requirements governing corporate political contributions. In compliance with the Public Advocacy Policy, annually, we post the Advocacy and Political Contribution Report that provides:

•

all contributions made by Entergy and its subsidiaries to political parties, political committees and political entities organized under Sections 527 and 501(c)(4) of the Internal Revenue Code (the “Code”);

•	the portion of annual dues or payments made by Entergy to all trade associations in excess of $50,000 that are not deductible under Section 162(e)(1) of the Code; and
•	information about Entergy’s sponsorship of two Political Action Committees (“PACs”) –the Entergy Corporation PAC and the Entergy Corporation PAC – New York.

All political contributions must go through our approval process. At the federal level, all contributions must be approved by the Senior Vice President, Federal Policy, and at the state level, contributions must be approved by the President of the appropriate subsidiary.

Federal and State Lobbying Activity

The Company’s legislative and regulatory lobbying activities are overseen by the Senior Vice President, Federal Policy who also directs the participation or the engagement of individuals and/or entities which perform any federal lobbying activities on our behalf. For each subsidiary of the Company, these activities must be approved by the applicable subsidiary’s Vice President for External or Governmental Affairs. In compliance with the Honest Leadership and Open Government Act of 2007, we file quarterly reports on our federal lobbying activity.

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CORPORATE GOVERNANCE AT ENTERGY

Board Oversight

The Corporate Governance Committee is responsible for monitoring public policies applicable to the Company and oversight of the Company’s corporate political activity. Management provides regular updates on lobbyists and lobbying activities to the Corporate Governance Committee, and annually, the Corporate Governance Committee reviews and approves our Advocacy and Political Contributions Report.

Our website also provides our shareholders with useful information about political contributions and lobbying activity. Please see our website at http://www.entergy.com/investor_relations/corporate_governance.aspx for a copy of the annual report and more information about the ways in which we participate in the political process.

Shareholder Engagement

Our Board’s Commitment to Shareholder Engagement

We welcome the opportunity to engage with you, our shareholders, to share our perspective on and obtain your insights and feedback on matters of mutual interest. The Board’s and management’s commitment to understanding the interests and perspectives of our shareholders is a key component of our corporate governance strategy and compensation philosophy. We engage with shareholders throughout the year to:

✓	Provide visibility and transparency into our business and our financial and operational performance;
✓	Discuss with our shareholders the issues that are important to them, hear their expectations for us and share our views;
✓	Share our perspective on Company and industry developments;
✓	Discuss and seek feedback on our executive compensation and corporate governance policies and practices;
✓	Share our environmental and sustainability strategy and record; and
✓	Seek feedback on our communications and disclosures to investors.

How We Engage

We approach shareholder engagement as an integrated, year-round process involving senior management, our investor relations team and our corporate governance team. Throughout the year, we meet with analysts and institutional investors to inform and share our perspective and to solicit their feedback on our performance. This includes participation in investor conferences and other formal events and group and one-on-one meetings throughout the year. We also engage with governance representatives of our major shareholders, through conference calls that occur during and outside of the proxy season. Members of our investor relations, executive compensation, corporate governance and environmental groups discuss, among other matters, Company performance, executive compensation, emerging corporate governance practices and environmental and sustainability oversight and performance.

During our 2018 off-season outreach effort, we contacted the holders of approximately 48% of our outstanding shares, resulting in substantive engagements with shareholders representing approximately 27% of our outstanding shares. In these engagements, we discussed the following issues and topics of mutual interest, among others:

•	Industry and business developments;
•	Corporate strategy;
•	Executive compensation, including incentive plan metrics and target setting;

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CORPORATE GOVERNANCE AT ENTERGY

•	Workforce planning and investing in human capital;
•	Corporate governance issues, including director refreshment and assessment;
•

Environmental and social issues, including environmental, social and governance scoring and disclosure frameworks, our ongoing two-degree scenario analysis, and enhancements to our existing environmental, social and governance disclosures; and

•	Proxy Statement and Integrated Report disclosures.

The investors we spoke with remain supportive of the leadership our Board and management are providing and the business strategies our management is pursuing. They generally agreed with our view that our executive compensation programs are well designed to align pay with performance and had done so effectively over the past several years. We spent relatively more of our time with investors discussing environmental and sustainability issues and topics than we have in past years, in keeping with the increased prominence of these issues with investors generally and particularly in our industry. We also discussed Board composition and refreshment and related disclosures and the Board self-assessment process. In addition to this feedback, we received suggestions for enhancing our proxy statement disclosures, and we have sought to respond to those suggestions. The comments, questions and suggestions offered by our investors were shared with and discussed by the full Board, and their perspectives will inform the Board’s decision making in 2019 and beyond.

Outcomes from Investor Feedback

Input received through our shareholder engagement process has been a significant factor in numerous changes to our executive compensation programs, governance practices and disclosures, and was an important consideration in our decision to prepare and publish a climate strategy and scenario analysis report in 2019. Some of the specific actions we have taken in response to shareholder input over the last few years include:

✓	Addition of a cumulative utility earnings measure, as a second performance metric, in addition to relative total shareholder return, to our Long-Term Performance Unit Program;
✓	Adoption of proxy access for director nominations;
✓	Addition of a one-on-one individual assessment component to our Board self-evaluation process;
✓	Amendments to our Corporate Governance Guidelines to limit the number of public-company boards on which our directors may serve;
✓	Enhancements to our proxy disclosure, including in the areas of risk oversight (including cyber risk oversight), director backgrounds and qualifications, and incentive plan target setting;
✓	Our decision to prepare and publish a two degree scenario analysis in 2019; and
✓	Other enhancements to the environmental and sustainability disclosures in our Integrated Report.

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CORPORATE GOVERNANCE AT ENTERGY

How You Can Communicate With Our Board

We believe communication between the Board and the Company’s shareholders and other interested parties is an important part of the corporate governance process. Shareholders and other interested parties may communicate with our Board, our Lead Director or any individual director in care of the Lead Director at:

Entergy Corporation

639 Loyola Avenue

P.O. Box 61000

New Orleans, LA 70161

Email: etrbod@entergy.com

However, spam junk mail and mass mailings, service complaints, service inquiries, new service suggestions, resumes and other forms of job inquiries, surveys, business solicitations and advertisements or request for donations and sponsorships will not be forwarded.

Corporate Governance Policies

Entergy Policies on Business Ethics and Conduct

All of our employees, including our Chief Executive Officer, Chief Financial Officer and other senior members of management, are required to abide by our Code of Entegrity, which sets forth the ethical responsibilities of our employees, officers and representatives. Our Code of Entegrity, along with other Entergy policies on business conduct, helps ensure that our business is conducted in a consistently legal and ethical manner. Entergy’s policies form the foundation of a comprehensive process that includes compliance with corporate policies and procedures, an open relationship among employees to foster good business conduct, and a high level of integrity. Our policies and procedures cover all major areas of professional conduct, including employment practices, conflicts of interest, intellectual property and the protection of confidential information, and require strict adherence to laws and regulations applicable to the conduct of our business. Annually, all employees with computer access are required to acknowledge that they are familiar with the Code of Entegrity and agree to uphold Entergy’s core values and follow Entergy’s policies.

Employees are required to report any conduct that they believe in good faith to be an actual or apparent violation of Entergy’s policies. Retaliation against any employee who in good faith seeks advice, raises a concern, reports misconduct, or provides information in an investigation is strictly prohibited. Our Internal Audit department has procedures to receive, retain and treat complaints received regarding accounting, internal accounting controls, or auditing matters and to allow for confidential and anonymous submissions by employees with concerns regarding questionable accounting or auditing matters.

Code of Business Conduct and Ethics

Our directors, officers and employees are required to comply with a Code of Business Conduct and Ethics (the “Code”). The Code is intended to focus individuals on areas of ethical risk, help them recognize and deal with ethical issues, provide mechanisms to report unethical conduct, and foster a culture of honesty and accountability. The Code covers a wide range of professional conduct, including conflicts of interest, unfair or unethical use of corporate opportunities, strict protection of confidential information, compliance with applicable laws and regulations, and oversight of ethics and compliance by employees of the Company. The Code emphasizes our expectation that directors act ethically and with integrity and to clarify the process for reporting suspected violations of the Code.

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CORPORATE GOVERNANCE AT ENTERGY

Key Corporate Governance Documents

Our Corporate Governance Guidelines, Certificate of Incorporation, Bylaws and Board committee charters form the framework of our corporate governance. Our Corporate Governance Guidelines, the charters of our Audit, Corporate Governance and Personnel Committees, and our Code of Entegrity and other ethics policies, including any amendments or waivers, are available at http://www.entergy.com/investor_relations/corporate_governance.aspx and in print to any shareholder who requests a copy from the Secretary of the Company.

Our Transactions with Related Persons Policy

Our Board of Directors has adopted written policies and procedures for the review, approval or ratification of any transaction involving an amount in excess of $120,000 in which any director or executive officer of the Company, any nominee for director, or any immediate family member of the foregoing has or will have a material interest as contemplated by Item 404(a) of Regulation S-K (“Related Person Transactions”). Under these policies and procedures, the Corporate Governance Committee or a subcommittee of the Board of Directors consisting entirely of independent directors reviews the transaction and either approves or rejects the transaction after taking into account the following factors:

•	Whether the proposed transaction is on terms that are at least as favorable to the Company as those achievable with an unaffiliated third party;
•	Size of the transaction and amount of consideration;
•	Nature of the interest;
•	Whether the transaction involves a conflict of interest;
•	Whether the transaction involves services available from unaffiliated third parties; and
•	Any other factors that the Corporate Governance Committee or subcommittee deems relevant.

The policy does not apply to:

•

Compensation and related party transactions involving a director or an executive officer solely resulting from service as a director or employment with the Company so long as the compensation is approved by the Board of Directors (or an appropriate committee);

•	Transactions involving public utility services at rates or charges fixed in conformity with law or governmental authority; or
•	any other categories of transactions currently or in the future excluded from the reporting requirements of Item 404(a) of Regulation S-K.

Related Party Transactions

Since January 1, 2018, neither the Company nor any of its affiliates has participated in any Related Person Transaction.

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2018 NON-EMPLOYEE DIRECTOR COMPENSATION

The Company uses a combination of cash and equity-based compensation to attract and retain qualified candidates to serve on the Board. The Corporate Governance Committee periodically reviews non-employee director compensation with the advice of its independent compensation consultant and recommends to the Board any changes it considers appropriate. In making such recommendations, the Corporate Governance Committee considers the type and amount of compensation paid to non-employee directors by comparable companies and the amount of time that directors expend in fulfilling their duties to the Company, as well as the backgrounds and skill level required by the Company of Board members.

2018 Compensation Changes

In 2018, based on a recommendation of the Corporate Governance Committee, the Board of Directors approved certain changes to the Company’s non-employee director compensation structure and programs to better align such structure and programs with evolving market practice. The Corporate Governance Committee based its recommendation on a competitive analysis and advice it received from its independent compensation consultant, Pay Governance LLC. Pay Governance reviewed the competitiveness of the Company’s non-employee director compensation programs, including an evaluation of each of the elements used to deliver total non-employee director compensation. Pay Governance compared Entergy’s non-employee director pay practices to the companies in the Philadelphia Utility Index and to companies within the S&P 500 Index. The changes recommended by the Corporate Governance Committee were designed to align certain elements of compensation and total compensation at a level approximately equal to the blended utility industry and general industry median. This resulted in an increase of $1,875 in the quarterly cash retainer, a $1,875 increase in the value of the quarterly stock grant received by non-employee directors, and a $2,500 increase in the annual Personnel Committee Chair retainer. These changes continued our practice of delivering a majority of non-employee director compensation in the form of equity, which further aligns the interests of our non-employee directors with the interests of our shareholders.

Cash Compensation Paid To Non-Employee Directors

Our non-employee directors receive the cash compensation and retainers as provided below:

Compensation	Amount
Quarterly Cash Retainer	$26,875
Annual Lead Director Retainer	$30,000
Annual Audit, Nuclear and Personnel Committee Chair Retainer	$20,000
Annual Finance and Corporate Governance Chair Retainer	$15,000
Annual Nuclear Committee Member Retainer	$18,000

Equity-Based Compensation

All non-employee directors receive two types of equity-based compensation grants:

Non-Employee Director Stock Program. Each of our non-employee directors receives a quarterly stock grant of shares of our common stock with a fair market value at the time of grant equal to $18,125. Directors may elect to defer receipt of these shares and receive phantom units of Entergy common stock in lieu of the quarterly common stock grant. The phantom stock units are the economic equivalent of one share of our common stock and paid in cash in an amount equal to the market value of our common stock at the time of distribution. Deferred shares accrue dividend equivalents until distribution.

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2018 NON-EMPLOYEE DIRECTOR COMPENSATION

Service Recognition Program. Annually, non-employee directors receive a grant of phantom stock units having a value of $80,000 on the date of grant. All phantom stock units granted under this program are the economic equivalent of one share of our common stock, are vested at the time of grant and payable upon the conclusion of the director’s service on the Board. Upon the conclusion of his or her service on the Board, the director will receive one share of our common stock for each phantom stock unit held by the director on the date of the director’s retirement or separation from the Board. Phantom stock units accumulate dividend equivalents based on the dividends paid on the Company’s common stock, which also are payable in shares of common stock following the conclusion of the director’s service. Payouts under this program, which we refer to as the “Director Service Recognition Program,” are made in five annual installments beginning on the first day of the month following the director’s separation from the Board or in one lump sum upon the non-employee director’s death.

Other Benefits

Non-employee directors receive $1,500 per day for participation in director education programs, director orientation or business sessions, inspection trips or conferences not held on the same day as a Board meeting. We also provide, but do not require, annual physical exams for our non-employee directors. The Company reimburses non-employee directors for their expenses in attending Board and committee meetings, director education programs, travel for physical exams and other Board-related activities. Our directors do not receive tax gross ups on any benefits they receive.

2018 Non-Employee Director Compensation Table

The table below provides information regarding non-employee director compensation for the fiscal year ended December 31, 2018:

Name(1)	Fees Earned or Paid in Cash ($) (2)	Stock Awards ($) (3)	Option Awards ($)	All Other Compensation ($) (4)	Total ($)

(a)	(b)	(c)	(d)	(g)	(h)
Maureen S. Bateman	83,055	102,228	—	47,851	233,134
John R. Burbank	81,750	72,582	—	445	154,777
Patrick J. Condon	155,250	148,919	—	10,702	314,871
Kirkland H. Donald	154,500	148,919	—	14,679	318,098
Philip L. Frederickson	118,750	148,919	—	8,081	275,750
Alexis M. Herman	103,750	148,919	—	43,713	296,382
Donald C. Hintz	67,056	102,228	—	41,637	210,921
Stuart L. Levenick	138,250	148,919	—	37,380	324,549
Blanche L. Lincoln	120,250	148,919	—	21,517	290,686
Karen A. Puckett	117,250	148,919	—	14,013	280,182
W.J. “Billy” Tauzin	43,055	102,228	—	32,893	178,176

(1)

Leo P. Denault, the Company’s Chairman and Chief Executive Officer, is not included in this table as he was an employee of the Company and thus received no additional compensation for his service as a director during 2018. The compensation received by Mr. Denault as an employee of the Company is shown in the 2018 Summary Compensation Table on page 63. Mr. Burbank became a member of the Board effective March 3, 2018, and Ms. Bateman, Mr. Hintz and Mr. Tauzin retired from the Board effective May 4, 2018. The compensation

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2018 NON-EMPLOYEE DIRECTOR COMPENSATION

reported in this table for each of Ms. Bateman, Mr. Burbank, Mr. Hintz and Mr. Tauzin represent prorated compensation for their service in 2018.
(2)

The amounts reported in column (b) consist of all fees earned or paid in cash for services as a director, including retainer fees, and Lead Director, Committee Chair and Nuclear Committee annual retainers, all of which are described under “Cash Compensation Paid to Non-Employee Directors” above.

(3)

The amounts in this column represent the aggregate grant date fair value determined in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation – Stock Compensation (“FASB ASC Topic 718”) for the shares of common stock granted on a quarterly basis to each non-employee director during 2018 and the 989 phantom units granted to each director in 2018 under the Director Service Recognition Program, other than Ms. Bateman, Mr. Burbank, Mr. Hintz and Mr. Tauzin who received a pro-rated number of phantom units. For a discussion of the relevant assumptions used in valuing these amounts, see Note 12 to the Financial Statements in our Form 10-K for the year ended December 31, 2018. As of December 31, 2018, the outstanding phantom units held by each individual serving as a director during 2018 were: Ms. Bateman: 12,023; Mr. Burbank: 247; Mr. Condon: 3,249; Mr. Donald: 4,592; Mr. Frederickson: 2,749; Ms. Herman: 12,702; Mr. Hintz: 11,829; Mr. Levenick: 10,933; Ms. Lincoln: 6,502; Ms. Puckett: 3,249; and Mr. Tauzin: 8,577.

(4)

The amounts in column (g) include dividend equivalents accrued under the Director Service Recognition Program, Company paid physical exams and related expenses and director education related expenses. None of the perquisites referenced above exceeded $25,000 for any of the non-employee directors. For 2018, accrued dividend equivalents under the Director Service Recognition Program were: Ms. Bateman: $46,763; Mr. Burbank: $445; Mr. Condon: $9,871; Mr. Donald: $14,679; Mr. Frederickson: $8,081; Ms. Herman: $43,713; Mr. Hintz: $40717; Mr. Levenick: $37,380; Ms. Lincoln: $21,517; Ms. Puckett: $9,871; and Mr. Tauzin: $32,893.

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AUDIT MATTERS

Proposal 2 – Ratification of Appointment of Deloitte & Touche LLP as Independent Registered Public Accountants for 2019

The Audit Committee is directly responsible for the appointment, compensation, retention, and oversight of the independent auditor. It annually reviews the qualifications, performance and independence of the Company’s independent auditor in accordance with regulatory requirements and guidelines and evaluates whether to change the Company’s independent auditor.

Based on this review, the Audit Committee has appointed Deloitte & Touche LLP (“Deloitte & Touche”) as the independent auditor to conduct the Company’s annual audit for 2019. Deloitte & Touche has served as the Company’s independent auditor since 2001. The Board considers the selection of Deloitte & Touche as the Company’s independent auditor for 2019 to be in the best interest of the Company and its shareholders. Although shareholder approval is not required for the appointment of Deloitte & Touche, the Board and the Audit Committee have determined that it would be desirable as a good corporate governance practice to request the shareholders to ratify the appointment of Deloitte & Touche as our independent auditor. Ratification requires the affirmative vote of a majority of the shares entitled to vote on the matter and present in person or represented by proxy at the Annual Meeting. If the shareholders do not ratify the appointment, the Audit Committee may reconsider the appointment. Even if the appointment is ratified, the Audit Committee, in its discretion, may select different independent auditors if it subsequently determines that such a change would be in the best interest of the Company and its shareholders.

The Board of Directors and the Audit Committee unanimously recommend that the shareholders vote FOR the ratification of the appointment of Deloitte & Touche LLP.

Audit Committee Report

The Entergy Corporation Board of Directors’ Audit Committee is comprised of four independent directors. The committee operates under a Board-adopted written charter which was revised most recently in May 2017. The Board has determined that each member of the Audit Committee has no material relationship with the Company under the Board’s independence standards and that each is independent and financially literate under the listing standards of the NYSE and under the SEC’s standards relating to independence of audit committees. In addition, the Board has determined that Messrs. Condon and Frederickson satisfy the financial expertise requirements of the NYSE and have the requisite experience to be designated an audit committee financial expert as that term is defined by the rules of the SEC.

Management is responsible for the preparation, presentation and integrity of Entergy’s financial statements and for maintaining appropriate accounting and financial reporting policies and practices and internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The Audit Committee is responsible for overseeing Entergy’s accounting and financial reporting processes and audits of Entergy’s financial statements. As set forth in its charter, the Audit Committee acts in an oversight capacity and relies on the work and assurances of management, Entergy’s internal auditors, as well as Entergy’s independent registered public accounting firm, Deloitte & Touche. Deloitte & Touche is responsible for auditing the consolidated financial statements of Entergy and expressing an opinion on their conformity with generally accepted accounting principles, as well as expressing an opinion on the effectiveness of internal control over financial reporting in accordance with the requirements of the Public Company Accounting Oversight Board (“PCAOB”).

The Audit Committee held 11 meetings during 2018. The meetings were designed to facilitate and encourage private communication between the Audit Committee and management, the internal

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auditors and Deloitte & Touche. During these meetings, the Audit Committee reviewed and discussed the audited annual financial statements, the unaudited interim financial statements and significant accounting policies applied by Entergy in its financial statements with management and Deloitte & Touche. The Audit Committee also has discussed with, and received regular status reports from Entergy’s General Auditor and Deloitte & Touche on the overall scope and plans for their audits of Entergy, including their scope and plans for evaluating the effectiveness of internal control over financial reporting as required by applicable rules of the PCAOB and applicable SEC rules. On a regular basis, the Audit Committee reviews Entergy’s cybersecurity risk management practices and performance, primarily by receiving reports on the Company’s cybersecurity management program as prepared by the Chief Information Officer, Chief Security Officer, and General Auditor.

The discussions with Deloitte & Touche also included the matters required by the standards of the PCAOB. The Audit Committee received from the independent registered public accounting firm the written disclosures and the letter required pursuant to applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence, and has discussed with Deloitte & Touche, its independence. As required by SEC rules, lead audit partners are rotated every five years. The Audit Committee is directly involved in the selection process of the current and prior lead partners. One or more members of the Audit Committee meet with candidates for the lead audit partner and the committee discusses the appointment before the rotation occurs. Deloitte & Touche provides no internal audit services for Entergy and the Audit Committee has concluded that non-audit services provided by Deloitte & Touche are compatible with maintaining its independence.

Based on the above-referenced reviews and discussions, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in Entergy’s Annual Report on Form 10-K for the year ended December 31, 2018.

The Audit Committee of the Entergy Corporation Board of Directors:

Patrick J. Condon, Chair	Blanche L. Lincoln
Philip L. Frederickson	Karen A. Puckett

Independent Registered Public Accountants

A representative of Deloitte & Touche will be present at the Annual Meeting and will be available to respond to appropriate questions by shareholders and will be given an opportunity to make a statement if the representative desires to do so.

Aggregate fees billed to Entergy and its subsidiaries for the years ended December 31, 2018 and 2017 by Deloitte & Touche and their affiliates were as follows:

	2018	2017
Audit Fees	$8,801,895	$8,401,845
Audit-Related Fees(a)	1,017,119	875,000

Total audit and audit-related fees	$9,819,014	$9,276,845
Tax Fees	–	–
All Other Fees	–	–

Total Fees(b)	$9,819,014	$9,276,845

(a)	Includes fees for employee benefit plan audits, consultation on financial accounting and reporting, and other attestation services.
(b)	100% of fees paid in 2018 and 2017 were pre-approved by the Audit Committee.

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AUDIT MATTERS

Audit Committee Guidelines for Pre-Approval of Independent Auditor Services

The Audit Committee has adopted the following guidelines regarding the engagement of Entergy’s independent auditor to perform services for Entergy:

1.

The independent auditor will provide the Audit Committee, for approval, an annual engagement letter outlining the scope of services proposed to be performed during the fiscal year, including audit services and other permissible non-audit services (e.g. audit-related services, tax services, and all other services).

2.

For other permissible services not included in the engagement letter, Entergy management will submit a description of the proposed service, including a budget estimate, to the Audit Committee for pre-approval. Management and the independent auditor must agree that the requested service is consistent with the SEC’s rules on auditor independence prior to submission to the Audit Committee. The Audit Committee, at its discretion, will pre-approve permissible services and has established the following additional guidelines for permissible non-audit services provided by the independent auditor:

•	Aggregate non-audit service fees are targeted at fifty percent or less of the approved audit service fee.
•

All other services should only be provided by the independent auditor if it is a highly qualified provider of that service or if the Audit Committee pre-approves the independent audit firm to provide the service.

3.	The Audit Committee will be informed quarterly as to the status of pre-approved services actually provided by the independent auditor.

4.

To ensure prompt handling of unexpected matters, the Audit Committee delegates to the Audit Committee Chair or its designee the authority to approve permissible services and fees. The Audit Committee Chair or designee will report action taken to the Audit Committee at the next scheduled Audit Committee meeting.

5.	The Vice President and General Auditor will be responsible for tracking all independent auditor fees and will report quarterly to the Audit Committee.

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Proposal 3 – Advisory Vote to Approve Named Executive Officer Compensation

Pursuant to Section 14A of the Exchange Act, we are seeking shareholders’ views on the compensation of our Named Executive Officers through an advisory vote on the following resolution:

RESOLVED that the shareholders of Entergy Corporation approve, on an advisory basis, the compensation of its Named Executive Officers, as disclosed in the Company’s Proxy Statement for the 2019 Annual Meeting of Shareholders, pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the compensation tables, and any related information found in the Proxy Statement of Entergy Corporation.

While this advisory proposal, commonly referred to as “Say-on-Pay” is not binding, the Board of Directors and the Personnel Committee will review and consider the voting results when evaluating our executive compensation programs. To facilitate more frequent shareholder input, the Board has adopted a policy of providing for annual Say-on-Pay advisory votes.

As discussed in the Compensation Discussion and Analysis section of this Proxy Statement, our compensation principles and underlying programs are designed to attract, motivate and retain key executives who are crucial to our long-term success. We believe the compensation paid to our Named Executive Officers reflects our commitment to pay for performance. Our Board recognizes that performance-based executive compensation is an important element in driving long-term shareholder value, and accordingly a significant percentage of our Named Executive Officers’ compensation is delivered in the form of long-term incentive awards that are designed to incentivize management to achieve results to the mutual benefit of shareholders and management. Moreover, a significant portion of our Named Executive Officers’ cash compensation is delivered in the form of annual performance bonuses that are paid based on the achievement of pre-defined performance measures. In addition, the Company recognizes that a strong governance framework is essential to effective executive compensation programs. This framework and executive compensation philosophy are established by an independent Personnel Committee that is advised by an independent executive compensation consultant.

The following Compensation Discussion and Analysis provides additional details about our executive compensation programs. We believe the information provided above and within the Compensation Discussion and Analysis demonstrates that our executive compensation programs have been designed appropriately and work effectively to align management’s interests with the interests of shareholders. Accordingly, the Board of Directors requests that you approve our Named Executive Officers compensation by approving the advisory resolution.

The Board of Directors unanimously recommends that the shareholders vote FOR the advisory resolution approving the Company’s Named Executive Officer compensation.

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EXECUTIVE OFFICER COMPENSATION

Compensation Discussion and Analysis

In this section, we discuss the compensation earned in 2018 by the following executive officers (referred to herein as our “Named Executive Officers”). Each officer’s age and title is provided as of December 31, 2018.

Name	Age	Title
Leo P. Denault	59	Chairman of the Board and Chief Executive Officer
Andrew S. Marsh	47	Executive Vice President and Chief Financial Officer
A. Christopher Bakken, III	57	Executive Vice President, Nuclear Operations/Chief Nuclear Officer
Marcus V. Brown	57	Executive Vice President and General Counsel
Roderick K. West	50	Group President, Utility Operations

CD&A Table of Contents

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CD&A Highlights

2018 Performance and Strategic Accomplishments

In 2018, we delivered solid financial returns to our owners while reducing our overall business risk profile through continued execution on our strategy to exit our merchant operations. We also continued our leadership in sustainability, consistent with our longstanding mission of building sustainable value for all of our stakeholders.

Financial Performance

We reported consolidated 2018 earnings per share of $4.63 on an as-reported basis and $7.31 on an operational basis, compared to 2017 earnings of $2.28 per share on an as-reported basis and $7.20 per share on an operational basis. Our operational results significantly exceeded our original guidance range set at the beginning of the year.

Our core combined Utility, Parent & Other results, which excluded special items and normalized weather and incomes taxes, contributed $4.71 to 2018 consolidated EPS, compared to $4.57 in 2017. These results were in line with our guidance range and growth expectations for the year.

Our total shareholder return for 2018 was 10.6 percent, which ranked 6th out of the 20 companies in the Philadelphia Utility Index, just short of our top quartile goal.

We increased our regular quarterly dividend for the 4th straight year, to $0.91 per share.

Investing in the Utility

In generation, we continued to execute on our portfolio transformation strategy to better meet customers’ needs by replacing older, less efficient generation units with cleaner, more efficient resources. After obtaining the required approvals, we began construction of the Lake Charles Power Station, a 994-MW combined cycle gas turbine (CCGT) generating unit in Louisiana, and the Montgomery County Power Station, a 993-MW CCGT located in Texas, and we continued construction of the St. Charles Power Station, a 980-MW CCGT in Louisiana that is scheduled to be completed in 2019. We also reached an agreement to acquire an 810-MW CCGT in Mississippi and received regulatory approval to acquire the Washington Parish Energy Center, a 361-MW simple-cycle combustion turbine unit in Louisiana.

We continued to invest in new renewables projects. The 81-MW Stuttgart Solar Energy Center began supplying capacity and energy to Entergy Arkansas customers under a 20-year power purchase agreement, and the Arkansas Public Service Commission approved a power purchase agreement for the Chicot Solar project, a 100-MW solar photovoltaic installation that is currently under construction. Entergy Louisiana filed for approval of a 20 year power purchase agreement for a 50 MW photovoltaic generating facility, and in early 2019, Entergy New Orleans filed for approval of three new solar resources totaling 90 MW in New Orleans. These represent a portion of the approximately 1,000 MW of renewable resources in various stages of development.

In 2018, we also invested approximately $900 million in transmission projects to connect our generation assets, support economic development by serving new customers, and enhance reliability efficiency and resiliency.

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EXECUTIVE OFFICER COMPENSATION

We continued to execute on our approximately $900 million Advanced Meter Infrastructure initiative and began installing advanced meters in 2019. The deployment of advanced meters to all of our nearly 3 million customers is expected to be completed in 2021. These meters will provide significant benefits to customers, from faster outage restoration to enhanced customer service and cost savings, and will lay the foundation for the next generation of grid technologies for customers.

Exiting the Wholesale Business

We completed the sale of the previously shut down Vermont Yankee Nuclear Power Station.

We entered into agreements to sell the Pilgrim Nuclear Power Station and Palisades Power Plant after the plants are shut down in 2019 and 2022, respectively, and filed with the NRC for approval of the Pilgrim sale.

Sustainability

We were again named to the Dow Jones Sustainability North America Index, earning top scores in the areas of policy influence, climate strategy, water-related risks and corporate citizenship and philanthropy.

To enhance our governance of sustainability, in 2018 we created a new sustainability organization, which established a working group of representatives from across the Company that provides leadership on developing strategic priorities and action plans in key areas of sustainability. We also amended our Corporate Governance Committee charter to provide clear Board-level accountability for oversight of sustainability strategy and reporting.

We continued to provide leadership in addressing the impacts of climate change, by preparing and publishing, contemporaneously with the issuance of this proxy statement and our 2018 Integrated Report, a comprehensive climate strategy and scenario analysis report. We also announced a new climate commitment to reduce our CO2 emission rate to 50 percent below 2000 levels by 2030.

We continued to invest in our workforce, resulting in continued improvements in recordable accident indices and organizational health, and we invested more than $18 million in our communities, including education and workforce training and development, poverty and social services solutions, and a wide variety of other community improvement and enrichment programs and initiatives.

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Our Executive Compensation Programs and Practices

We regularly review our executive compensation programs to align them with commonly viewed best practices in the market and to reflect feedback from our discussions with investors on executive compensation.

Executive Compensation Best Practices

What We Do	What We Don’t Do

✓ Executive compensation programs are highly correlated to performance and focused on long-term value creation

✓ Double trigger for cash severance payments and equity acceleration in the event of a change in control

✓ Clawback policy

✓ Maximum payout capped at 200% of target under our Annual Incentive Plan and Long-Term Performance Unit Program for members of the Office of the Chief Executive

✓ Minimum vesting periods for equity based awards

✓ Long-term compensation mix weighted more toward performance units than service-based equity awards

✓ All long-term performance units settled in shares of Entergy stock

✓ Rigorous stock ownership requirements

✓ Executives required to hold substantially all equity compensation received from the Company until stock ownership guidelines are met

✓ Annual Say-on-Pay vote

×  No 280G tax “gross up” payments in the event of a change in control

×  No tax “gross up” payments on executive perquisites, other than relocation benefits

×  No option repricing or cash buy-outs for underwater options

×  No agreements providing for severance payments to executive officers that exceed 2.99 times annual base salary and annual incentive awards without shareholder approval

×  No unusual or excessive perquisites

×  No new officer participation in the System Executive Retirement Plan

×  No grants of supplemental service credit to newly-hired officers under any of the Company’s non-qualified retirement plans

Our Pay for Performance Philosophy

Entergy’s executive compensation programs are based on a philosophy of pay for performance that is embodied in the design of our annual and long-term incentive plans. We believe the executive pay programs described in this section and in the accompanying tables have played a significant role in our ability to drive strong financial and operational results and to attract and retain a highly experienced and successful management team.

➢

Our Annual Incentive Plan incentivizes and rewards the achievement of financial metrics that are deemed by the Personnel Committee to be consistent with the overall goals and strategic direction that the Board has approved for the Company.

➢

Our long-term incentive programs further align the interests of our executives and our shareholders by directly tying the value of equity awards granted to executives under these programs to our stock price performance, total shareholder return, and beginning in 2018, cumulative adjusted utility earnings growth. Our long-term incentives consist of three components – performance units, stock options and restricted stock.

By incentivizing officers to achieve important financial and operational objectives and create long-term shareholder value, we believe these programs play a key role in creating sustainable value for the benefit of all of our stakeholders, including our owners, customers, employees and communities.

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EXECUTIVE OFFICER COMPENSATION

“At Risk” Compensation

Our total direct compensation (“TDC”) consists of base salary, annual cash incentive and long-term compensation. We target TDC for our executive officers at market median and place a significant portion of that compensation “at risk” subject to achieving both short-term and long-term performance goals. Approximately 86% of the annual target TDC of our Chief Executive Officer and, on average, approximately 71% of the annual target TDC of our other Named Executive Officers (in each case excluding non-qualified supplemental retirement income and all other compensation reported in the summary compensation table) is equity or performance-based compensation. Only the base salary portion of annual target TDC is fixed.

FY 2018 CEO Target TDC Mix FY 2018 Other NEOs Target TDC Mix

2018 Incentive Pay Outcomes

We believe the 2018 incentive pay outcomes for our Named Executive Officers demonstrated the application of our pay for performance philosophy.

Annual Incentive Plan

Awards under our Executive Annual Incentive Plan, or Annual Incentive Plan, are tied to our financial and operational performance through the Entergy Achievement Multiplier (“EAM”), which is the performance metric used to determine the maximum funding available for awards under the plan. The 2018 EAM was determined based in equal part on our success in achieving our consolidated operational earnings per share (“EPS”) and operational operating cash flow (“OCF”) goals set at the beginning of the year. These goals were approved by the Personnel Committee based on the Company’s financial plan and the Board’s overall goals for the Company and were consistent with the Company’s published earnings guidance.

➢

2018 Annual Incentive Plan Payout. For 2018, the Personnel Committee, based on the recommendation of the Finance Committee, determined that management exceeded its consolidated operational EPS goal of $6.55 per share by $2.08 per share, but fell short of its consolidated operational OCF goal of $3.000 billion by approximately $180 million. Based on the targets and ranges previously established by the Personnel Committee, these results resulted in a calculated EAM of 134%.

After considering individual performance, including not only the role played by each of the Named Executive Officers in advancing the Company’s strategies and delivering the strong financial results achieved in 2018, but also each such individual’s degree of

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accountability for certain operational and regulatory challenges the Company experienced in 2018, the Personnel Committee approved payouts ranging from 115% to 122% of target for each of the Named Executive Officers.

Long-Term Incentives

Our long-term incentives consist of three components:

•

Long-Term Performance Unit Program – Units are granted with performance measured over a three-year period based on Entergy’s total shareholder return in relation to the total shareholder return of the companies included in the Philadelphia Utility Index, and beginning with the 2018 – 2020 performance period, a cumulative utility earnings metric. Payouts, if any, are based on our performance on these measures against pre-established performance goals.

•	Stock Options – Incentivizes executives to take actions that increase the market value of our common stock.
•	Restricted Stock – Increases our executive stock ownership and is an effective retention mechanism.

➢

Long-Term Performance Unit Program Payout. For the three-year performance period ending in 2018, the Company’s total shareholder return was 9th out of the 20 companies in the Philadelphia Utility Index, resulting in a payout of 111% of target for our executive officers. Payouts were made in shares of Entergy stock which are required to be held by our executive officers until they satisfy our executive stock ownership guidelines.

Alignment of Pay and Performance

The figure below compares for each of the past three years, (i) Mr. Denault’s Adjusted Summary Compensation Table (“SCT”) Compensation as reported in the Summary Compensation Table, which reflects the accounting value of long-term incentives at grant date and not the value actually received from these grants or their potential future value; (ii) Mr. Denault’s Realizable Pay, which represents his future pay opportunity for each year, including both vested and unvested equity granted in the respective year valued as of the most recent year-end; and (iii) his Realized Pay, which is the amount he actually received in the applicable year. The chart also illustrates how our total shareholder return (consisting of stock price appreciation/depreciation and dividends paid during the period) has compared to the total shareholder return of the companies in the Philadelphia Utility Index over the three-year period presented. We believe this comparison illustrates the important role that “at risk” performance-based compensation plays in linking the value of compensation actually received by our Chief Executive Officer to the various performance measures used by our programs and to the Company’s total shareholder return.

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EXECUTIVE OFFICER COMPENSATION

For purposes of the preceding figure, we define:

(1)

Adjusted SCT Compensation: (i) base salary paid in each year; (ii) actual bonus earned for each year; and (iii) the grant date fair value of long-term incentive awards as shown in the Summary Compensation Table for each year.

(2)

Realizable Pay: (i) base salary paid in each year; (ii) the actual bonus earned for each year; (iii) for stock option grants, the intrinsic (“in-the-money”) value of each year’s grant as of December 31, 2018; (iv) for performance units, the actual payout for the units granted in 2016 (for the three year performance period from 2016 through 2018) which was 111% of target and, for grants made in 2017 and 2018, the payout that would occur if the performance period ended on December 31, 2018 (150% and 137.5% of target, respectively); and (v) for restricted stock grants, the value of each year’s grant on December 31, 2018. Long-term incentive values exclude dividend equivalents.

(3)

Realized Pay: (i) base salary paid in each year; (ii) the actual bonus earned for each year; (iii) for stock option grants, the gain on any options exercised during each year valued on the exercise date; (iv) for performance units, the actual payout for the performance periods ending each year valued at each year’s closing price, i.e., 2016 represents the payout for the 2014 – 2016 period which was 36% of target, the period ending in 2017 was 31% of target and the period ending in 2018 was 111% of target; and (v) for restricted stock grants, the value of grants vesting in each year valued at each year’s closing price.

Consideration of Most Recent Say-On-Pay Vote

Following our 2018 Annual Meeting of Shareholders, the Personnel Committee reviewed the results of the shareholder advisory vote on executive compensation (“Say-on-Pay Vote”) that was held at the meeting with respect to the 2017 compensation actions and decisions for Mr. Denault and the other Named Executive Officers. Approximately 92% of the votes cast with respect to our Say-on-Pay Vote were voted in favor of the Company’s Named Executive Officer compensation. Given this high level of support for the Company’s executive compensation programs and the feedback received

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through our annual shareholder outreach process, the Personnel Committee believes that the Company’s shareholders are generally supportive of our executive compensation pay practices, and did not make any changes to Entergy’s executive compensation programs in response to this advisory vote.

What We Pay and Why

How We Set Target Pay

The Personnel Committee annually reviews compensation data from two sources:

Use of Competitive Data

To develop marketplace compensation levels for our executive officers, the Personnel Committee primarily uses data comparing the current compensation opportunities provided to each of our executive officers against the compensation opportunities provided to executives holding similar positions at companies with corporate revenues similar to ours as follows:

•	published and private compensation survey data compiled by Pay Governance;
•	both utility and general industry data to determine total cash compensation (base salary and annual incentive) for non-industry specific roles;
•	data from utility companies to determine total cash compensation for management roles that are utility-specific, such as Group President, Utility Operations; and
•	utility market data to determine long-term incentives for all positions.

The Personnel Committee uses this survey data to develop compensation opportunities that are designed to deliver total target compensation within a targeted range of approximately the 50th percentile of the surveyed companies in the aggregate. In most cases, the committee considers its objectives to have been met if our Chief Executive Officer and the six other executive officers (including all of the Named Executive Officers) who constitute our Office of the Chief Executive each has a target compensation opportunity that falls within a targeted range of 85% – 115% of the 50th percentile of the survey data. In general, compensation levels for an executive officer who is new to a position tend to be at the lower end of the competitive range, while seasoned executive officers with strong performance who are viewed as critical to retain would be positioned at the higher end of the competitive range. Actual compensation received by an individual officer may be above or below the targeted range based on an individual officer’s skills, performance, experience and responsibilities, Company performance and internal pay equity.

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EXECUTIVE OFFICER COMPENSATION

Proxy Analysis

Although the survey data described above are the primary data used in benchmarking compensation, the committee reviews data derived from the proxy statements of companies included in the Philadelphia Utility Index to evaluate the overall reasonableness of the Company’s compensation programs. The Personnel Committee identified the Philadelphia Utility Index as the appropriate industry peer group because the companies included in this index, in the aggregate, are comparable to the Company in terms of business and scale. Companies included in the Philadelphia Utility Index at the time the proxy data was compiled were as follows:

• AES Corporation	• El Paso Electric Co.
• Ameren Corporation	• Eversource Energy
• American Electric Power Co. Inc.	• Exelon Corporation
• American Water Works	• FirstEnergy Corporation
• CenterPoint Energy Inc.	• NextEra Energy, Inc.
• Consolidated Edison Inc.	• PG&E Corporation
• Dominion Energy	• Public Service Enterprise Group Inc.
• DTE Energy Company	• Southern Company
• Duke Energy Corporation	• Xcel Energy Inc.
• Edison International

Principal Executive Compensation Elements

The following table summarizes the elements of TDC granted or paid to our executive officers under our 2018 executive compensation programs. The programs use a mix of fixed and variable compensation elements and are designed to provide alignment with both short- and long-term business goals through annual and long-term incentives. An executive officer’s TDC is based primarily on corporate performance, market-based compensation levels and individual performance with each of these elements reviewed annually for each Named Executive Officer.

Compensation Component	Primary Purpose	Performance Measured	Key Characteristic	Cash/ Equity	Performance Period
Base Salary	Provides a base level of competitive cash compensation for executive talent	Role, experience, job scope, market data and individual performance	Fixed	Cash	Ongoing
Annual Incentive	Motivates and rewards executives for performance on key financial measures during the year.	Consolidated operational EPS and operational OCF	Variable	Cash	1 year
Long-Term Performance Unit Program	Focuses our executives on growing earnings and building long-term shareholder value and increases our executives’ ownership of our common stock.	Total shareholder return and utility earnings growth	Variable	Equity	3 years

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Compensation Component	Primary Purpose	Performance Measured	Key Characteristic	Cash/ Equity	Performance Period
Stock Options	Align interests of executives with long-term shareholder value, provide competitive compensation, and increase our executives’ ownership in our common stock.	Job scope, market data, individual and Company performance	Variable	Equity	3 years
Restricted Stock	Aligns interests of executives with long-term shareholder value, provides competitive compensation, retains executive talent and increases our executives’ ownership in our common stock.	Job scope, market data, and individual performance	Variable	Equity	3 years

Fixed Compensation

Base Salary

In 2018, all of the Named Executive Officers received merit increases in their base salaries ranging from approximately 2.4% to 3.7%. The increases in base salary were based on the market data previously discussed in this Compensation, Discussion and Analysis under “What We Pay and Why – How We Set Target Pay.” In addition, in determining base salary adjustments, the Personnel Committee considered internal pay equity, although the Personnel Committee has not established any predetermined formula by which an individual’s base salary is measured or evaluated in relation to other employees.

The following table sets forth the 2017 and 2018 base salaries for our Named Executive Officers. Changes in base salaries for 2018 were effective in April.

Named Executive Officer	2017 Base Salary	2018 Base Salary
Leo P. Denault	$1,230,000	$1,260,000
Andrew S. Marsh	$600,000	$622,000
A. Christopher Bakken, III	$620,125	$638,125
Marcus V. Brown	$630,000	$650,000
Roderick K. West	$675,598	$696,598

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EXECUTIVE OFFICER COMPENSATION

Variable Compensation

Short-Term Incentive Compensation

Annual Incentive Plan

Our Named Executive Officers annual incentives are determined through the following process:

Annual Bonus % of Target Established EAM (Max Funding Level) Determined By Financial Performance Individual Performance Evaluated Final Incentive Awards Determined and Distributed "Our Chief Executive Officer: 135% "Our other Named Executive Officers: 70% "Operational Earnings per Share ("EPS"); and "Operational Operating Cash Flow ("OCF") vs pre-established targets "Personnel Committee may apply negative discretion based on individual performance "Following the end of the performance period, awards are approved by the Personnel Committee at its meeting in late January and subsequently delivered to executives during the first quarter.

Setting Targets;

Annual Review of Performance Measures to Determine EAM Pool:

In December 2017, the Personnel Committee decided to retain consolidated operational EPS and consolidated operational OCF, with each measure weighted equally, as the performance measures for determining the EAM pool. The Personnel Committee considered other measures, but determined that consolidated operational EPS and operational OCF continued to be the best metrics to use for this purpose because:

•	They represent objective measures that we and our investors consider to be important in evaluating our financial performance;
•	They align with our internal and external financial reporting; and
•	They provide both discipline and transparency.

Establishing Target Achievement Levels:

The Personnel Committee annually engages in a rigorous process with a goal of establishing target achievement levels that are consistent with the Company’s strategy and business objectives for the upcoming year, as reflected in its financial plan and sufficient to drive results that represent a high level of achievement. These targets are approved based on a comprehensive review by the full Board of the Company’s financial plan, conducted in December of the preceding year and updated in January to reflect the most current information concerning changes in commodity market conditions and other key drivers of anticipated changes in performance from the preceding year. The Personnel Committee also seeks to assure that the targets:

•	Take into account changes in the business environment and specific challenges facing the Company;
•	Reflect an appropriate balancing of the various risks and opportunities recognized at the time the targets are set; and
•	Are aligned with external expectations communicated to our shareholders.

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2018 Targets:

In January 2018, the Personnel Committee followed the process described above in setting 2018 performance targets. Consistent with its authority and past practice, the Personnel Committee determined that the effect of the following would be excluded from the reported results:

•	Any major storms that may occur during the year;
•	Certain impacts that may occur as a result of the implementation of December 2017 tax reform legislation;
•	Certain unresolved litigation initiated in the late 1990s and early 2000s relating to an agreement among the Company’s utility operating company subsidiaries that has since been terminated; and
•	Unrealized gains and losses on equity securities different than assumed in the plan.

The Personnel Committee viewed the exclusion of major storms as appropriate because although the Company includes estimates for storm costs in its financial plan, it does not include estimates for a major storm event, such as a hurricane. The adjustment for unanticipated impacts of the December 2017 tax law changes was limited to the impact of any deviations from the regulatory assumptions incorporated into the plan relating to (a) the timing of the adjustment of retail electric rates due to the change in the federal tax rate, and (b) the timing and amount of deferred income taxes that may be refunded to customers. However, the impacts of tax reform were only to be excluded to the extent that they cumulatively impacted consolidated operational EPS by more than $0.10 per share in 2018. The Personnel Committee considered the exclusion of tax reform to be appropriate because of the substantial uncertainty around the outcomes of the applicable discussions and proceedings with regulators, which had not yet commenced, and because of the potential that there could be significant adverse impacts on 2018 results from such outcomes that would be in the long-term best interest of the Company. The Personnel Committee approved the other exclusions from reported results—for the impact of the legacy system agreement litigation and unrealized gains and losses on securities held by the Company’s nuclear decommissioning trusts—primarily because of management’s inability to influence either of the related outcomes.

In determining the targets to set for 2018, the Personnel Committee reviewed anticipated drivers for consolidated operational EPS and consolidated operational OCF for 2018 as set forth in the Company’s financial plan, as well as factors driving the strong financial performance achieved in 2017. The Personnel Committee noted that a substantial portion of 2017 operational EPS was attributable to a major restructuring tax benefit at the Company’s EWC business. The committee also noted that 2017 operational EPS had been adversely impacted by unusual weather. After adjusting to eliminate the impact on 2017 operational results of both the tax item and weather, the committee confirmed that the proposed plan target for operational EPS reflected substantial growth in core operational earnings.

The Personnel Committee also considered the potential impact of certain risks and opportunities, including potential differences from plan in wholesale energy prices and capacity factors at EWC, utility sales, operations and maintenance costs, interest expense and certain tax and regulatory outcomes. This evaluation indicated that there was significantly more downside risk than upside opportunity in the targets and, as a result, that there was a reasonable degree of challenge embedded in the targets.

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EXECUTIVE OFFICER COMPENSATION

2018 Performance Assessment

The following table shows the 2018 Annual Incentive Plan targets established by the Personnel Committee and 2018 results:

Annual Incentive Plan Targets and Results

	Performance Goals(1)

	Minimum	Target	Maximum	2018 Results(2)
Consolidated Operational Earnings Per Share ($)	5.90	6.55	7.20	8.63
Consolidated Operational Operating Cash Flow ($ billion)	2.580	3.000	3.420	2.820
EAM as % of Target	25%	100%	200%	134%

(1)

Payouts for performance between minimum and target achievement levels and between target and maximum levels are calculated using straight-line interpolation. There is no payout for performance below minimum.

(2)

These results are adjusted to reflect the pre-determined exclusions approved by the Personnel Committee in January 2018 and described above. See Appendix A for the reconciliation of non-GAAP financial measures to GAAP results.

In January 2019, the Finance and Personnel Committees jointly reviewed the Company’s financial results against the performance objectives reflected in the table above. Management discussed with the committees the Company’s consolidated operational EPS and OCF results for 2018, including primary factors explaining how those results compared to the 2018 business plan and Annual Incentive Plan targets set in January. Consolidated operational EPS, adjusted as determined by the committee when targets were set at the beginning of the year, exceeded the Company’s consolidated operational EPS goal of $6.55 per share by $2.08, due in large part to a favorable tax item and a pre-determined adjustment made for the impact of below-plan market performance by the investment securities in the Company’s nuclear decommissioning trusts, but management fell short of achieving its consolidated operational OCF goal of $3.000 billion by approximately $180 million, on an adjusted basis, leading to a calculated EAM of 134%.

Operational results for 2018 excluded the impact of certain special items that were excluded from as-reported (GAAP) consolidated EPS and OCF to determine operational EPS and OCF, including items related to tax reform legislation, the shutdown and disposition of EWC nuclear plants, the accelerated return of unprotected accumulated deferred income taxes as a result of tax reform, EWC net revenue and nuclear decommissioning trust tax payments. These were not adjustments made by the committee in determining the EAM, but were all considered special items and therefore excluded from the operational results reported to investors and from the financial measures used in the plan targets.

To determine individual executive officer awards under the Annual Incentive Plan, the Personnel Committee considered not only each executive’s role in executing on the Company’s strategies and delivering the strong financial performance achieved in 2018, but also the individual’s accountability for certain operational and regulatory challenges the Company experienced during the year. With these considerations in mind, the committee exercised negative discretion to determine individual awards that ranged from 115% to 122% of target for each of the Named Executive Officers, with the extent of the negative discretion applied varying based on the executive’s specific accountabilities and accomplishments.

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Based on the foregoing evaluation of management performance, the Personnel Committee approved the following Annual Incentive payouts:

Named Executive Officer	Base Salary(1)	Target as Percentage of Base Salary	Payout as Percentage of Target(2)	2018 Annual Incentive Award
Leo P. Denault	$1,260,000	135%	120%	$2,041,200
Andrew S. Marsh	$ 622,000	70%	122%	$531,188
A. Christopher Bakken, III	$ 638,125	70%	122%	$544,959
Marcus V. Brown	$ 650,000	70%	120%	$546,000
Roderick K. West	$ 696,598	70%	115%	$560,762

(1)	The target opportunities established for the Named Executive Officers did not increase as compared to the levels set in 2017.
(2)	The Named Executive Officers may earn a maximum payout ranging from 0% to 200% of their target opportunity, not to exceed the EAM.

Nuclear Retention Plan

Mr. Bakken participates in the Nuclear Retention Plan, a retention plan for officers and other leaders with expertise in the nuclear industry. The Personnel Committee authorized this plan to attract and retain key management and employee talent in the nuclear power field, a field that requires unique technical and other expertise that is in great demand in the utility industry. The plan provides for bonuses to be paid annually over a three-year service period with the bonus opportunity dependent on the participant’s management level and continued employment. Each annual payment is equal to an amount ranging from 15% to 30% of the employee’s base salary as of their date of enrollment in the plan. Mr. Bakken’s participation in the plan commenced in May 2016, and in accordance with the terms and conditions of the plan, in May 2017 and 2018, Mr. Bakken received, and in May 2019, subject to his continued employment, Mr. Bakken will receive a cash bonus equal to $181,500 or 30% of his May 1, 2016 base salary. This plan does not provide for accelerated or prorated payout upon termination of any kind.

Long-Term Incentive Compensation

In general, we seek to allocate the total value of long-term incentive compensation as follows:

2018 Target Allocation of Long-term Incentives

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Awards for individual Named Executive Officers may vary from this target as a result of individual performance, promotions and internal pay equity. All of the outstanding performance units and all of the shares of restricted stock and stock options granted to our Named Executive Officers in 2018 were granted pursuant to the 2015 Equity Ownership Plan or 2015 Equity Plan. The 2015 Equity Plan requires both a change in control and an involuntary job loss or substantial diminution of duties (a “double trigger”) for the acceleration of these awards upon a change in control.

Performance Unit Program

Our Named Executive Officers are issued performance unit awards under our Long-Term Performance Unit Program.

•	Each performance unit represents one share of our common stock at the end of the three-year performance period, plus dividends accrued during the performance period.
•	The performance units and accrued dividends on any shares earned during the performance period are settled in shares of Entergy common stock.
•	The Personnel Committee sets payout opportunities for the program at the outset of each performance period, with payouts only occurring if the performance goals are met.
•	Payouts under this program are not made if minimum performance goals are not achieved.
•	All shares paid out under the Long-Term Performance Unit Program are required to be retained by our officers until applicable executive stock ownership requirements are met.

The Long-Term Performance Unit Program specifies a minimum, target and maximum achievement level, the achievement of which will determine the number of performance units that may be earned by each participant. For the 2016 – 2018 and 2017 – 2019 performance periods, performance is measured by assessing Entergy’s total shareholder return relative to the total shareholder return of the companies in the Philadelphia Utility Index. The Personnel Committee identified the Philadelphia Utility Index as the appropriate industry peer group for this purpose because the companies included in this index, in the aggregate, are comparable to the Company in terms of business and scale. The Personnel Committee chose relative total shareholder return as a performance measure because it reflects the Company’s creation of shareholder value relative to other electric utilities over the performance period. It also takes into account dividends paid by the companies in this index and normalizes certain events that affect the industry as a whole. Minimum, target and maximum performance levels are determined by reference to the ranking of Entergy’s total shareholder return against the total shareholder return of the companies in the Philadelphia Utility Index.

For the 2018 – 2020 performance period, performance will be measured using two performance measures – total shareholder return and cumulative adjusted Utility, Parent & Other earnings per share (UP&O Adjusted EPS), with each performance measure weighted equally. UP&O Adjusted EPS, which adjusts the Company’s operational Utility, Parent & Other results to eliminate the impact of tax items and weather, was added as a performance measure since delivering steady, predictable growth at the Utility is an integral component of executing Entergy’s strategy and it aligns with externally communicated Utility guidance. Similar to the way targets are established for the Annual Incentive Plan, targets for the UP&O Adjusted EPS performance measure were established by the Personnel Committee after the Board’s review of the Company’s financial plan. These targets also incorporate exclusions similar to those used with the Annual Incentive Plan. Given the economic and market conditions at the time the targets were set, the target payout levels for the UP&O Adjusted EPS goal were designed to be challenging but achievable, while payouts at the maximum levels were designed to be stretch goals. Payout is based on achieving the performance goals established for both performance measures by the committee at the beginning of the performance period.

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Performance Unit Program Grants. At any given time, a participant in the Long-Term Performance Unit Program may be participating in up to three performance periods. During 2018, eligible participants were participating in the 2016 – 2018, 2017 – 2019 and 2018 – 2020 performance periods. Subject to achievement of the applicable performance levels as described below, the Personnel Committee established the following target performance unit payout opportunities for each of the 2016 – 2018, 2017 – 2019 and 2018 – 2020 performance periods:

Named Executive Officer	2016-2018 Target	2017-2019 Target	2018-2020 Target
Leo P. Denault	41,700	48,700	42,700
Andrew S. Marsh	8,200	8,300	7,900
A. Christopher Bakken, III(1)	7,289	8,300	7,900
Marcus V. Brown	8,200	8,300	7,900
Roderick K. West	8,200	8,300	7,900

(1)	As a new hire in 2016, Mr. Bakken received a pro-rated target award opportunity for the 2016 – 2018 performance period.

The range of potential payouts for the 2016 – 2018 and 2017 – 2019 performance periods under the program is shown below.

Performance Level(1)		Minimum	Target	Maximum
Total Shareholder Return	4th Quartile	Bottom of 3rd Quartile	Median percentile	Top Quartile
Payout	No Payout	Minimum Payout of 25% of target	100% of target	200% of Target

(1)	Payouts for performance between achievement levels are calculated using straight-line interpolation, with no payouts for performance below the minimum achievement level.

As noted above, for the 2018 – 2020 performance period, performance will be measured using two performance measures, total shareholder return and UP&O Adjusted EPS, with each performance measure weighted equally. Under the 2018 – 2020 performance period, the performance goals and the payout opportunities associated with the relative total shareholder return metric are consistent with the 2016 – 2018 and 2017 – 2019 performance periods, as described above. Based on performance, the performance units allocated to the UP&O Adjusted EPS goal could range from 25% to 200% of the target opportunity, with no payment for performance below the minimum performance goal. The Personnel Committee established the performance goals and range of potential payouts for the 2018 – 2020 performance period to encourage strong, focused performance.

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Payout for the 2016 – 2018 Performance Period. In January 2019, the Personnel Committee reviewed the Company’s total shareholder return for the 2016 – 2018 performance period in order to determine the payout to participants. The committee compared the Company’s total shareholder return against the total shareholder return of the companies that comprise the Philadelphia Utility Index, with the performance measures and range of potential payouts for the 2016 – 2018 performance period as discussed above. As recommended by the Finance Committee, the Personnel Committee concluded that the Company’s relative total shareholder return for the 2016 – 2018 performance period fell in the second quartile, yielding a payout of 111% of target for the Named Executive Officers.

Named Executive Officer	2016-2018 Target	Number of Shares Issued	Value of Shares Actually Issued(1)	Grant Date Fair Value
Leo P. Denault	41,700	51,933	$4,467,796	$3,524,484
Andrew S. Marsh	8,200	10,212	$878,538	$693,064
A. Christopher Bakken, III(2)	7,289	8,998	$774,098	$616,066
Marcus V. Brown	8,200	10,212	$878,538	$693,064
Roderick K. West	8,200	10,212	$878,538	$693,064

(1)	Value determined based on the closing price of our common stock on January 17, 2019 ($86.03), the date the Personnel Committee certified the 2016 – 2018 performance period results.
(2)	As a new hire in 2016, Mr. Bakken received a pro-rated target award opportunity for the 2016 – 2018 performance period.

Stock Options and Restricted Stock

Factors used by the Personnel Committee to determine the number of stock options and shares of restricted stock it will grant to our Named Executive Officers include Company and individual performance, internal pay equity, prevailing market practice, with the committee’s assessment of individual performance of each Named Executive Officer, other than the Chief Executive Officer, being the most important factor in determining the number of shares of restricted stock and stock options awarded and comparative market data being the most important factor in determining the Chief Executive Officer’s award levels. The Personnel Committee, in consultation with our Chief Executive Officer, reviews each other Named Executive Officer’s performance, role and responsibilities, strengths and developmental opportunities. Stock option and restricted stock awards for our Chief Executive Officer are determined solely by the Personnel Committee on the basis of the same considerations.

The following table sets forth the number of stock options and shares of restricted stock granted to each Named Executive Officer in 2018. The exercise price for each option was $78.08, which was the closing price of Entergy’s common stock on the date of grant.

Named Executive Officer	Stock Options	Shares of Restricted Stock
Leo P. Denault	167,100	15,700
Andrew S. Marsh	49,000	5,200
A. Christopher Bakken, III	40,500	5,000
Marcus V. Brown	40,500	5,000
Roderick K. West	42,500	5,200

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Benefits and Perquisites

Entergy’s Named Executive Officers are eligible to participate in or receive the following benefits:

Plan Type	Description
Retirement Plans

Company-sponsored:

•   Entergy Retirement Plan – a tax-qualified final average pay defined benefit pension plan that covers a broad group of employees hired before July 1, 2014.

•   Cash Balance Plan –a tax-qualified cash balance defined benefit pension plan that covers a broad group of employees hired on or after July 1, 2014.

•   Pension Equalization Plan – a non-qualified pension restoration plan for a select group of management or highly compensated employees who participate in the Entergy Retirement Plan.

•   Cash Balance Equalization Plan – a non-qualified restoration plan for a select group of management or highly compensated employees who participate in the Cash Balance Plan.

•   System Executive Retirement Plan – a non-qualified supplemental retirement plan for individuals who became executive officers before July 1, 2014.

See the 2018 Pension Benefits Table on page 70 of this Proxy Statement for additional information regarding the operation of the plans described above.

Savings Plan	Company-sponsored 401(k) Savings Plan that covers a broad group of employees.
Health & Welfare Benefits

Medical, dental and vision coverage, life and accidental death and dismemberment insurance, business travel accident insurance and long-term disability insurance.

Eligibility, coverage levels, potential employee contributions and other plan design features are the same for the Named Executive Officers as for the broad employee population.

2018 Perquisites

Corporate aircraft usage, annual mandatory physical exams, relocation assistance and event tickets. The Named Executive Offices do not receive tax gross ups on any benefits, except for relocation assistance. For additional information regarding perquisites, see the “All Other Compensation” column in the 2018 Summary Compensation Table on page 63 of this Proxy Statement.

Deferred Compensation

The Named Executive Officers are eligible to defer up to 100% of their base salary and Annual Incentive Plan awards into the Company-sponsored Executive Deferred Compensation Plan. As of December 31, 2018, none of the Named Executive Officers participated in this plan.

Executive Disability Plan

Eligible individuals who become disabled under the terms of the plan are eligible for 65% of the difference between their annual base salary and $276,923 (the annual base salary that produces the maximum $15,000 monthly disability payment under our general long-term disability plan).

We provide these benefits to our Named Executive Officers as part of providing a competitive executive compensation program and because we believe that these benefits are important retention and recruitment tools since many of the companies with which we compete for executive talent provide similar arrangements to their senior executive officers.

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Severance and Other Compensation Arrangements

The Personnel Committee believes that retention and transitional compensation arrangements are an important part of overall compensation, as they help to secure the continued employment and dedication of our Named Executive Officers, notwithstanding any concern that they might have at the time of a change in control regarding their own continued employment. In addition, the Personnel Committee believes that these arrangements are important as recruitment and retention devices, as many of the companies with which we compete for executive talent have similar arrangements in place for their senior employees.

To achieve these objectives, we have established a System Executive Continuity Plan under which each of our Named Executive Officers is entitled to receive “change in control” payments and benefits if such officer’s employment is involuntarily terminated in connection with a change in control of the Company. Severance payments under the System Executive Continuity Plan generally are based on a multiple of the sum of an executive officer’s annual base salary plus his average Annual Incentive Plan award for the two calendar years immediately preceding the calendar year in which the termination of employment occurs. Under our policy, under no circumstances can this multiple exceed 2.99 times the sum of the executive officer’s annual base salary and his annual incentive, calculated in accordance with this policy. We strive to ensure that the benefits and payment levels under the System Executive Continuity Plan are consistent with market practices. Our executive officers, including the Named Executive Officers, are not entitled to any tax gross up payments on any severance benefits received under this plan. For more information regarding the System Executive Continuity Plan, see “2018 Potential Payments Upon Termination or Change in Control – Change in Control.”

In certain cases, the Personnel Committee may approve the execution of a retention agreement with an individual executive officer. These decisions are made on a case by case basis to reflect specific retention needs or other factors, including market practice. If a retention agreement is entered into with an individual officer, the committee considers the economic value associated with that agreement in making overall compensation decisions for that officer. The Company has voluntarily adopted a policy that any employment or severance agreements providing severance benefits in excess of 2.99 times the sum of an officer’s annual base salary and annual incentive award (other than the value of the vesting or payment of an outstanding equity-based award or the pro rata vesting or payment of an outstanding long-term incentive award) must be approved by the Company’s shareholders.

We currently have a retention agreement with Mr. Denault. In general, Mr. Denault’s retention agreement provides for certain payments and benefits in the event of his termination of employment by his Entergy employer other than for cause, by Mr. Denault for good reason, or on account of his death or disability. See “2018 Potential Payments Upon Termination or Change in Control – Mr. Denault’s 2006 Retention Agreement.” Because Mr. Denault has reached age 55, certain severance payment provisions in his retention agreement no longer apply. Mr. Denault is not entitled to receive tax gross up payments on any payments or benefits he may receive under his agreement. Mr. Denault’s retention agreement was entered into in 2006 when he was our Chief Financial Officer and was designed to reflect the competition for chief financial officer talent in the marketplace at that time and the Personnel Committee’s assessment of the critical role this position played in executing the Company’s long-term financial and other strategic objectives. Based on the market data provided by its former independent compensation consultant, the committee, at the time the agreement was entered into, believed the benefits and payment levels under Mr. Denault’s retention agreement were consistent with market practices.

In connection with the commencement of his employment, we provided Mr. Bakken with relocation assistance to facilitate his move to Jackson, Mississippi where our nuclear fleet corporate

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headquarters is located. As part of that relocation assistance, we agreed to provide Mr. Bakken with certain relocation benefits, including the purchase of Mr. Bakken’s house at a fixed price which the Personnel Committee determined was necessary to facilitate Mr. Bakken’s transition to the Company and to mitigate the expenses associated with his relocation. The terms of Mr. Bakken’s employment, including the relocation assistance, were reviewed by the Personnel Committee, were determined based on competitive market data, and were designed to reflect the competition for chief nuclear officer talent in the marketplace and the committee’s assessment of the critical role this position plays in transforming our nuclear fleet and to encourage retention of his leadership in light of his marketability as a chief nuclear officer.

Compensation Policies and Practices

We strive to ensure that our compensation philosophy and practices are in line with the best practices of companies in our industry as well as other companies in the S&P 500. Some of these practices include the following:

Clawback Provisions

We have adopted a clawback policy that covers all individuals subject to Section 16 of the Exchange Act, including all of the members of our Office of the Chief Executive. Under the policy, which goes beyond the requirements of the Sarbanes-Oxley Act of 2002, the Personnel Committee will require reimbursement of incentives paid to these executive officers where:

•

(i) the payment was predicated upon the achievement of certain financial results with respect to the applicable performance period that were subsequently determined to be the subject of a material restatement other than a restatement due to changes in accounting policy; or (ii) a material miscalculation of a performance award occurs, whether or not the financial statements were restated and, in either such case, a lower payment would have been made to the executive officer based upon the restated financial results or correct calculation; or

•

in the Board of Directors’ view, the executive officer engaged in fraud that caused or partially caused the need for a restatement or caused a material miscalculation of a performance award, in each case, whether or not the financial statements were restated.

The amount the Personnel Committee requires to be reimbursed is equal to the excess of the gross incentive payment made over the gross payment that would have been made if the original payment had been determined based on the restated financial results or correct calculation. Further, following a material restatement of our financial statements, we will seek to recover any compensation received by our Chief Executive Officer and Chief Financial Officer that is required to be reimbursed under Sarbanes-Oxley.

Stock Ownership Guidelines and Share Retention Requirements

For many years, the Company has had stock ownership guidelines for executives, including the Named Executive Officers. These guidelines are designed to align the executives’ long-term financial interests with the interests of our shareholders. Annually, the Personnel Committee monitors the executive officers’ compliance with these guidelines.

Our ownership guidelines are as follows:

Role	Value of Common Stock to be Owned
Chief Executive Officer	6 times base salary
Executive Vice Presidents	3 times base salary
Senior Vice Presidents	2 times base salary
Vice Presidents	1 time base salary

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Further, to facilitate compliance with the guidelines, until an executive officer satisfies the stock ownership guidelines, the officer must retain:

•	all net after-tax shares paid out under our Long-Term Performance Unit Program;
•	all net after-tax shares of our restricted stock and restricted stock units received upon vesting; and
•	at least 75% of the after-tax net shares received upon the exercise of Company stock options.

Trading Controls and Anti-Pledging and Anti-Hedging Policies

Executive officers, including the Named Executive Officers, are required to receive the permission of the Company’s General Counsel prior to entering into any transaction involving Company securities, including gifts, other than the exercise of employee stock options. Trading is generally permitted only during specified open trading windows beginning immediately following the release of earnings. Employees, who are subject to trading restrictions, including the Named Executive Officers, may enter into trading plans under Rule 10b5-1 of the Exchange Act, but these trading plans may be entered into only during an open trading window and must be approved by the Company. The Named Executive Officer bears full responsibility if he violates Company policy by permitting shares to be bought or sold without pre-approval or when trading is restricted.

We also prohibit our directors and executive officers, including the Named Executive Officers, from pledging any Entergy securities or entering into margin accounts involving Entergy securities. We prohibit these transactions because of the potential that sales of Entergy securities could occur outside trading periods and without the required approval of the General Counsel.

We also have adopted an anti-hedging policy that prohibits officers, directors and employees from entering into hedging or monetization transactions involving our common stock. Prohibited transactions include, without limitation, zero-cost collars, forward sale contracts, purchase or sale of options, puts, calls, straddles or equity swaps or other derivatives that are directly linked to the Company’s stock or transactions involving “short-sales” of the Company’s stock. The Board adopted this policy to require officers, directors and employees to continue to own Company stock with the full risks and rewards of ownership, thereby ensuring continued alignment of their objectives with those of the Company’s other shareholders.

How We Make Compensation Decisions

Role of the Personnel Committee

The Personnel Committee is responsible for overseeing the development and administration of our compensation and benefits policies and programs. The committee, which consists of three independent directors, is responsible for the review and approval of all aspects of our executive compensation programs. Among its duties, the Personnel Committee is responsible for formulating the compensation recommendations for our Chief Executive Officer and approving all compensation recommendations for all members of the Office of Chief Executive, including:

•	Annual review of the compensation elements and mix of elements for the following year:
•	Annual review and approval of incentive program design, goals and objectives for alignment with our compensation and business strategies;
•	Evaluation of company and individual performance results in light of these goals and objectives;
•	Evaluation of the competitiveness of each executive officer’s total compensation package;

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•	Approval of any changes to our officers total compensation package, including but not limited to, base salary, annual and long-term incentive award opportunities, and retention programs;
•	Evaluation of the performance of our Chairman and Chief Executive Officer; and
•	Reporting, at least annually, to the Board on succession planning.

The Personnel Committee is supported in its work by its independent compensation consultant and our executive management to ensure that our compensation policies and practices are consistent with our values and support the successful recruitment, development and retention of executive talent so that we can achieve our business objectives and optimize our long-term financial returns.

Role of the Chief Executive Officer

Within the framework of the compensation programs approved by the Personnel Committee and competitive data, each year our Chief Executive Officer makes recommendations with respect to compensation decisions for the members of the Office of the Chief Executive. Our Chief Executive Officer provides the Personnel Committee with an assessment of the performance of each of the other Named Executive Officers and recommends compensation levels to be awarded to each of them. In addition, the committee may request that the Chief Executive Officer provide management feedback and recommendations on changes in the design of the Company’s executive compensation programs, such as special retention plans or changes in incentive program structure. However, our Chief Executive Officer does not play any role with respect to any matter affecting his own compensation, and is not present when the committee discusses and formulates his compensation. The Personnel Committee also relies on the recommendations of the most senior Human Resources officer with respect to compensation decisions, policies and practices.

The Chief Executive Officer may attend meetings of the Personnel Committee only at the invitation of the chair of the Personnel Committee and cannot call a meeting of the committee. Since he is not a member of the Personnel Committee, he has no vote on matters submitted to the committee. During 2018, Mr. Denault attended 6 meetings of the Personnel Committee.

Role of the Compensation Consultant

The Personnel Committee conducts an annual review of the compensation consultant, and in 2018, it retained Pay Governance LLC as its independent compensation consultant to assist it in, among other things, evaluating different compensation practices and programs and developing market data to assess our compensation programs. Also in 2018, the Corporate Governance Committee retained Pay Governance to review and perform a competitive analysis of non-employee director compensation.

During 2018, Pay Governance assisted the Personnel Committee with its responsibilities related to the Company’s compensation programs for its executives. The committee directed Pay Governance to: (i) regularly attend meetings of the committee; (ii) conduct studies of competitive compensation practices; (iii) identify the Company’s market surveys and proxy peer group; (iv) review base salary, annual incentives and long-term incentive compensation opportunities relative to competitive practices; and (v) develop conclusions and recommendations related to the Company’s executive compensation programs for consideration by the committee. A senior consultant from Pay Governance attended all Personnel Committee meetings to which he was invited in 2018.

Our Personnel Committee has the sole authority to hire the compensation consultant, approve its compensation, determine the nature and scope of its services evaluate its performance and terminate its engagement.

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Compensation Consultant Independence

To maintain the independence of the Personnel Committee’s compensation consultant, the Board has adopted a policy that any consultant (including its affiliates) retained by the Board of Directors or any committee of the Board of Directors to provide advice or recommendations on the amount or form of executive or director compensation should not be retained by the Company or any of its affiliates to provide other services in an aggregate amount that exceeds $120,000 in any year. Pay Governance did not provide any services to management in 2018.

Annually, the Personnel Committee reviews the relationship with its compensation consultant, including services provided, quality of those services, and fees associated with services in its evaluation of the compensation consultant’s independence. The committee also assesses Pay Governance’s independence under NYSE rules and has concluded that no conflicts of interest exist that would prevent Pay Governance from independently advising the Personnel Committee

Personnel Committee Report

The Personnel Committee of the Company has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Personnel Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated by reference in the Company’s Annual Report on Form 10-K for the year ended December 31, 2018.

The Personnel Committee of the Entergy Corporation Board of Directors:

Karen A. Puckett, Chair	John R. Burbank
Alexis M. Herman

Personnel Committee Interlocks and Insider Participation

Each member of the Personnel Committee is an independent director. During the last completed fiscal year, none of the Personnel Committee members served as an officer of the Company, and none of the Company’s executive officers served as a member of a compensation committee or board of directors of any other entity that had an executive officer serving as a member of the Company’s Board of Directors.

Annual Compensation Risk Assessment

We monitor the risks associated with our executive compensation programs, as well as the components of our programs and individual compensation decisions, on an ongoing basis. In February 2019, the Personnel Committee was presented with the results of a study reviewing our compensation programs, including our executive compensation programs, to assess the risk arising from our compensation policies and practices. The committee agreed with the study’s findings that these risks were within our ability to effectively monitor and manage, and that these compensation programs do not encourage unnecessary or excessive risk-taking and do not create risks that are reasonably likely to have a material adverse effect on the Company.

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Executive Compensation Tables

2018 Summary Compensation Table

The following table summarizes the total compensation paid or earned by each of the Named Executive Officers for the fiscal year ended December 31, 2018, 2017 and 2016.

(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)

Name and Principal Position (1)	Year	Salary(2)	Bonus(3)	Stock Awards(4)	Option Awards(5)	Non-Equity Incentive Plan Compensation(6)	Change in Pension Value and Non-qualified Deferred Compensation Earnings(7)	All Other Compensation(8)	Total

Leo P. Denault	2018	$1,251,346	$ -	$4,744,977	$1,168,029	$2,041,200	$982,800	$138,104	$10,326,456
Chairman of the	2017	$1,221,346	$ -	$4,676,190	$1,173,276	$2,142,045	$3,819,500	$125,863	$13,158,220
Board and Chief Executive Officer	2016	$1,191,462	$ -	$4,632,276	$1,235,800	$2,154,600	$4,166,800	$97,786	$13,478,724

Andrew S. Marsh	2018	$615,654	$ -	$1,057,095	$342,510	$531,188	$ -	$57,638	$2,604,085
Executive Vice	2017	$588,291	$ -	$1,022,853	$287,760	$541,800	$801,900	$51,647	$3,294,251
President and Chief Financial Officer	2016	$553,284	$ -	$1,144,648	$333,000	$509,061	$593,700	$47,484	$3,181,177

A. Christopher Bakken, III	2018	$632,967	$181,500	$1,041,479	$283,095	$544,959	$108,700	$452,012	$3,244,712
Executive Vice	2017	$615,791	$181,500	$959,376	$245,904	$559,973	$33,000	$114,494	$2,710,038
President and Chief Nuclear Officer	2016	$426,990	$650,000	$3,292,700	$ -	$529,375	$27,900	$140,601	$5,067,566

Marcus V. Brown	2018	$644,231	$ -	$1,041,479	$283,095	$546,000	$371,800	$61,885	$2,948,490
Executive	2017	$622,788	$ -	$1,022,853	$287,760	$568,890	$1,217,200	$43,269	$3,762,760
Vice President and General Counsel	2016	$563,208	$ -	$1,144,648	$333,000	$550,550	$934,600	$34,381	$3,560,387

Roderick K. West	2018	$690,581	$ -	$1,057,095	$297,075	$560,762	$ -	$67,234	$2,672,747
Group President,	2017	$670,876	$ -	$818,316	$190,968	$610,065	$867,200	$52,220	$3,209,645
Utility Operations	2016	$654,514	$ -	$1,116,424	$303,400	$461,384	$601,000	$73,706	$3,210,428

(1)	Effective April 6, 2016, Mr. Bakken was named Executive Vice President, Nuclear Operations/Chief Nuclear Officer.

(2)

The amounts in column (c) represent the actual base salary paid to the Named Executive Officers in the applicable year. The 2018 changes in base salaries noted in the Compensation Discussion and Analysis were effective in April 2018.

(3)

The amount in column (d) in 2018 and 2017 represents the cash bonus paid to Mr. Bakken pursuant to the Nuclear Retention Plan. See “Nuclear Retention Plan” in Compensation Discussion and Analysis. The amount in 2016 for Mr. Bakken represents a cash sign-on bonus paid to Mr. Bakken in connection with the commencement of his employment with the Company.

(4)

The amounts in column (e) represent the aggregate grant date fair value of restricted stock, performance units, and restricted stock units granted under the 2015 Equity Plan, each calculated in accordance with FASB ASC Topic 718, without taking into account estimated forfeitures. The grant date fair value of the restricted stock, restricted stock units and half of the performance units is based on the closing price of the Company’s common stock on the date of

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grant. The grant date fair value of the portion of the performance units with vesting based on total shareholder return was measured using a Monte Carlo simulation valuation model. The simulation model applies a risk-free interest rate and an expected volatility assumption. The risk-free interest rate is assumed to equal the yield on a three-year treasury bond on the grant date. Volatility is based on historical volatility for the 36-month period preceding the grant date. The performance units in the table are also valued based on the probable outcome of the applicable performance condition at the time of grant. The maximum value of shares that will be received if the highest achievement level is attained with respect to both the total shareholder return and UP&O Adjusted EPS for performance units granted in 2018 are as follows: Mr. Denault, $6,668,032; Mr. Marsh, $1,233,664; Mr. Bakken $1,233,664; Mr. Brown, $1,233,664; and Mr. West, $1,233,664. The amount in 2016 for Mr. Bakken includes restricted stock units granted to him in connection with his commencement of employment as Chief Nuclear Officer.

(5)

The amounts in column (f) represent the aggregate grant date fair value of stock options granted under the 2015 Equity Plan calculated in accordance with FASB ASC Topic 718. For a discussion of the relevant assumptions used in valuing these awards, see Note 12 to the Financial Statements in our Form 10-K for the year ended December 31, 2018.

(6)	The amounts in column (g) represent cash payments made under the Annual Incentive Plan.

(7)

For all Named Executive Officers, the amounts in column (h) include the annual actuarial increase in the present value of these Named Executive Officers’ benefits under all pension plans established by the Company using interest rate and mortality rate assumptions consistent with those used in the Company’s financial statements and include amounts which the Named Executive Officers may not currently be entitled to receive because such amounts are not vested. For 2018, the aggregate change in the actuarial present value of Messrs. Marsh and West’s pension benefits was a decrease of $163,000 and $149,300, respectively. See the 2018 Pension Benefits Table on page 70 of this Proxy Statement. None of the increase for any of the Named Executive Officers is attributable to above-market or preferential earnings on non-qualified deferred compensation.

(8)

The amounts set forth in column (i) for 2018 include (a) matching contributions by the Company under the Savings Plan to each of the Named Executive Officers; (b) dividends paid on restricted stock when vested; (c) life insurance premiums; (d) tax gross up payments on relocation expenses; and (e) perquisites and other compensation as described below. The amounts are listed in the following table:

	Leo P. Denault	Andrew S. Marsh	A. Christopher Bakken, III	Marcus V. Brown	Roderick K. West

Company Contribution – Savings Plan	$11,550	$11,550	$16,500	$11,550	$11,550

Dividends Paid on Restricted Stock	$102,475	$41,159	$6,028	$41,159	$35,795

Life Insurance Premiums	$7,482	$4,929	$11,919	$7,482	$4,002

Tax Gross Up Payments	$-	$-	$1,235	$-	$-

Perquisites and Other Compensation	$16,597	$-	$416,330	$1,694	$15,887

Total	$138,104	$57,638	$452,012	$61,885	$67,234

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Perquisites and Other Compensation

The amounts set forth in column (i) also include perquisites and other personal benefits that we provide to our Named Executive Officers as part of providing competitive executive compensation programs and for employee retention. The following perquisites were provided to the Named Executive Officers in 2018.

Named Executive Officer	Relocation	Personal Use of Corporate Aircraft	Executive Physical Exams	Event Tickets
Leo P. Denault		X	X	X
Andrew S. Marsh			X
A. Christopher Bakken, III	X	X	X
Marcus V. Brown			X
Roderick K. West		X	X

For security and business reasons, we permit our Chief Executive Officer to use our corporate aircraft for personal use at Company expense. Our other Named Executive Officers may use the corporate aircraft for personal travel subject to the approval of our Chief Executive Officer. The Personnel Committee reviews the level of usage throughout the year. We believe that our officers’ ability to use a Company plane for limited personal use saves time and provides additional security for them, thereby benefiting our Company. The amounts included in column (i) for the personal use of corporate aircraft, reflect the incremental cost to the Company for use of the corporate aircraft, determined on the basis of the variable operational costs of each flight, including fuel, maintenance, flight crew travel expense, catering, communications and fees, including flight planning, ground handling and landing permits. In addition, we require our executive officers who are members of the Office of the Chief Executive to have a comprehensive annual physical exam at our expense. Tickets to cultural and sporting events are purchased for business purposes, and if not utilized for business purposes, the tickets are made available to our employees, including our Named Executive Officers, for personal use.

Entergy also provides relocation benefits to a broad base of employees, which include assistance with moving expenses, transportation of household goods and in certain circumstances, assistance with the sale of the employee’s existing home. In connection with his employment, and as an inducement for Mr. Bakken to join Entergy and relocate to Jackson, Mississippi, we agreed to purchase Mr. Bakken’s home at a fixed price. In 2018, we sold the purchased property. The amount reported in this column includes $400,074 from the loss on the sale of Mr. Bakken’s home, which was calculated based on the agreed price we paid for the home as compared to the price we received upon disposition. None of the other perquisites referenced above exceeded $25,000 for any of the Named Executive Officers.

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2018 Grants of Plan-Based Awards

The following table summarizes award grants during 2018 to the Named Executive Officers.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts under Equity Incentive Plan Awards(2)

Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	All Other Stock Awards: Number of Shares of Stock or Units (#) (3)	All Other Option Awards: Number of Securities Under- lying Options (#) (4)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards (5)

(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)	(l)
Leo P. Denault	1/25/18	$ -	$1,701,000	$3,402,000
	1/25/18				10,675	42,700	85,400				$3,519,121
	1/25/18							15,700			$1,225,856
	1/25/18								167,100	$78.08	$1,168,029

Andrew S. Marsh	1/25/18	$ -	$435,400	$870,800
	1/25/18				1,975	7,900	15,800				$651,079
	1/25/18							5,200			$406,016
	1/25/18								49,000	$78.08	$342,510

A Christopher Bakken, III	1/25/18	$ -	$446,688	$893,376
	1/25/18				1,975	7,900	15,800				$651,079
	1/25/18							5,000			$390,400
	1/25/18								40,500	$78.08	$283,095

Marcus V. Brown	1/25/18	$ -	$455,000	$910,000
	1/25/18				1,975	7,900	15,800				$651,079
	1/25/18							5,000			$390,400
	1/25/18								40,500	$78.08	$283,095

Roderick K. West	1/25/18	$ -	$487,619	$975,238
	1/25/18				1,975	7,900	15,800				$651,079
	1/25/18							5,200			$406,016
	1/25/18								42,500	$78.08	$297,075

(1)

The amounts in columns (c), (d) and (e) represent minimum, target and maximum payment levels under the Annual Incentive Plan. The actual amounts awarded are reported in column (g) of the Summary Compensation Table.

(2)

The amounts in columns (f), (g) and (h) represent the minimum, target and maximum payment levels under the Long-Term Performance Unit Program. Performance under the program is measured using two performance measures—the Company’s total shareholder return relative to the total shareholder returns of the companies included in the Philadelphia Utility Index and UP&O Adjusted EPS with each performance measure weighted equally. There is no payout under the program if the Company’s total shareholder return falls within the lowest quartile of the peer companies in the Philadelphia Utility Index and UP&O Adjusted EPS is below the minimum performance goal. Subject to achievement of performance targets, each unit will be converted into one share of the Company’s common stock on the last day of the performance period (December 31, 2020). Accrued dividends on the shares earned will also be paid in Company stock.

(3)

The amounts in column (i) represent shares of restricted stock granted under the 2015 Equity Plan. Shares of restricted stock vest one-third on each of the first through third anniversaries of the grant date, have voting rights and accrue dividends during the vesting period.

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(4)

The amounts in column (j) represent options to purchase shares of the Company’s common stock. The options vest one-third on each of the first through third anniversaries of the grant date and have a ten-year term from the date of grant. The options were granted under the 2015 Equity Plan.

(5)

The amounts in column (l) are valued based on the aggregate grant date fair value of the award calculated in accordance with FASB ASC Topic 718 and, in the case of the performance units, are based on the probable outcome of the applicable performance conditions. See Notes 4 and 5 to the 2018 Summary Compensation Table for a discussion of the relevant assumptions used in calculating the grant date fair value.

2018 Outstanding Equity Awards at Fiscal Year-End

The following table summarizes, for each Named Executive Officer, unexercised options, restricted stock that has not vested and equity incentive plan awards outstanding as of December 31, 2018.

Option Awards							Stock Awards

(a)	(b)	(c)		(d)	(e)	(f)	(g)		(h)	(i)	(j)

Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Leo P. Denault	–	167,100	(1)		$78.08	1/25/2028
	59,800	119,600	(2)		$70.53	1/26/2027
	111,333	55,667	(3)		$70.56	1/28/2026
	88,000	–			$89.90	1/29/2025
	106,000	–			$63.17	1/30/2024
	50,000	–			$64.60	1/31/2023
	30,000	–			$71.30	1/26/2022
	25,000	–			$72.79	1/27/2021
	50,000	–			$77.10	1/28/2020
										85,400(4)	$7,350,378
										97,400(5)	$8,383,218
							15,700	(6)	$1,351,299
							11,334	(7)	$975,517
							5,234	(8)	$450,490
Andrew S. Marsh	–	49,000	(1)		$78.08	1/25/2028
	14,666	29,334	(2)		$70.53	1/26/2027
	30,000	15,000	(3)		$70.56	1/28/2026
	24,000	–			$89.90	1/29/2025
	35,000	–			$63.17	1/30/2024
	32,000	–			$64.60	1/31/2023
	10,000	–			$71.30	1/26/2022
	4,000	–			$72.79	1/27/2021
	9,100	–			$77.10	1/28/2020
	8,000	–			$77.53	1/29/2019
										15,800(4)	$1,359,906
										16,600(5)	$1,428,762
							5,200	(6)	$447,564
							4,067	(7)	$350,047
							2,134	(8)	$183,673
							21,100	(9)	$1,816,077

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Option Awards							Stock Awards

(a)	(b)	(c)		(d)	(e)	(f)	(g)		(h)	(i)	(j)

Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
A. Christopher Bakken, III	–	40,500	(1)		$78.08	1/25/2028
	12,533	25,067	(2)		$70.53	1/26/2027
										15,800(4)	$1,359,906
										16,600(5)	$1,428,762
							5,000	(6)	$430,350
							3,467	(7)	$298,405
							30,000	(10)	$2,582,100
Marcus V. Brown	–	40,500	(1)		$78.08	1/25/2028
	14,666	29,334	(2)		$70.53	1/26/2027
	20,000	15,000	(3)		$70.56	1/28/2026
	24,000	–			$89.90	1/29/2025
	20,500	–			$63.17	1/30/2024
	10,800	–			$64.60	1/31/2023
	4,600	–			$71.30	1/26/2022
	2,800	–			$72.79	1/27/2021
	4,500	–			$77.10	1/28/2020
										15,800(4)	$1,359,906
										16,600(5)	$1,428,762
							5,000	(6)	$430,350
							4,067	(7)	$350,047
							2,134	(8)	$183,673
Roderick K. West	–	42,500	(1)		$78.08	1/25/2028
	–	19,467	(2)		$70.53	1/26/2027
	–	13,666	(3)		$70.56	1/28/2026
	23,000	–			$89.90	1/29/2025
										15,800(4)	$1,359,906
										16,600(5)	$1,428,762
							5,200	(6)	$447,564
							2,134	(7)	$183,673
							2,000	(8)	$172,140

(1)	Consists of options granted under the 2015 Equity Plan that vested or will vest as follows: 1/3 of the options granted vest on each of 1/25/2019, 1/25/2020, and 1/25/2021.

(2)	Consists of options granted under the 2015 Equity Plan that vested or will vest as follows: 1/2 of the remaining unexercisable options vest on each of 1/26/2019 and 1/26/2020.

(3)	Consists of options granted under the 2015 Equity Plan that vested on 1/28/2019.

(4)

Consists of performance units granted under the 2015 Equity Plan that will vest on December 31, 2020 based on two performance measures—the Company’s total shareholder return performance over the 2018 – 2020 performance period and UP&O Adjusted EPS. with each performance measure weighted equally, as described under “What We Pay and Why – Executive Compensation Elements – Variable Compensation – Long-Term Incentive Compensation – Performance Unit Program” in the Compensation Discussion and Analysis.

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(5)

Consists of performance units granted under the 2015 Equity Plan that will vest on December 31, 2019 based on the Company’s total shareholder return performance over the 2017 – 2019 performance period.

(6)

Consists of shares of restricted stock granted under the 2015 Equity Plan that vested or will vest as follows: 1/3 of the shares of restricted stock granted vest on each of 1/25/2019, 1/25/2020, and 1/25/2021.

(7)	Consists of shares of restricted stock granted under the 2015 Equity Plan that vested or will vest as follows: 1/2 of the shares of restricted stock granted vest on each of 1/26/2019 and 1/26/2020.

(8)	Consists of shares of restricted stock granted under the 2015 Equity Plan that vested on 1/28/2019.

(9)	Consists of restricted stock units granted under the 2015 Equity Plan. The units vest on August 3, 2020.

(10)	Consists of restricted stock units granted under the 2015 Equity Plan. The units vest one-third on April 6, 2019, April 6, 2022, and April 6, 2025.

2018 Option Exercises and Stock Vested

The following table provides information concerning each exercise of stock options and each vesting of stock during 2018 for the Named Executive Officers.

	Options Awards		Stock Awards

(a)	(b)	(c)	(d)	(e)

Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)
Leo P. Denault	45,000	$402,179	68,161	$5,723,234
Andrew S. Marsh	-	$ -	16,579	$1,370,815
A. Christopher Bakken, III	-	$ -	10,808	$915,803
Marcus V. Brown	28,200	$633,480	16,579	$1,370,815
Roderick K. West	91,066	$1,379,491	36,310	$2,977,673	(2)

(1)

Represents the value of performance units for the 2016 – 2018 performance period (payable solely in shares based on the closing stock price of the Company on the date of vesting) under the Performance Unit Program and the vesting of shares of restricted stock in 2018.

(2)	Includes the May 1, 2018 cash settlement of 21,000 restricted stock units granted under the 2011 Equity Ownership Plan.

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2018 Pension Benefits

The following table shows the present value as of December 31, 2018 of accumulated benefits payable to each of the Named Executive Officers, including the number of years of service credited to each Named Executive Officer, under our retirement plans determined using interest rate and mortality rate assumptions set forth in Note 11 to the Financial Statements in the Form 10-K for the year ended December 31, 2018. Additional information regarding these retirement plans follows this table.

Name	Plan Name	Number of Years Credited Service	Present Value of Accumulated Benefit	Payments During 2018
Leo P. Denault(1)(2)	System Executive Retirement Plan	34.83	$23,059,200	$-
	Entergy Retirement Plan	19.83	$797,900	$-
Andrew S. Marsh	System Executive Retirement Plan	20.37	$3,376,500	$-
	Entergy Retirement Plan	20.37	$502,600	$-
A. Christopher Bakken, III	Cash Balance Equalization Plan	2.74	$121,600	$-
	Cash Balance Plan	2.74	$48,000	$-
Marcus V. Brown(1)	System Executive Retirement Plan	23.74	$5,189,800	$-
	Entergy Retirement Plan	23.74	$883,300	$-
Roderick K. West	System Executive Retirement Plan	19.75	$4,523,600	$-
	Entergy Retirement Plan	19.75	$557,400	$-

(1)	As of December 31, 2018, Mr. Denault and Mr. Brown were retirement eligible.

(2)

In 2006, Mr. Denault entered into a retention agreement granting him an additional 15 years of service and permission to retire under the non-qualified System Executive Retirement Plan in the event his employment is terminated by his Entergy employer other than for cause (as defined in the retention agreement), by Mr. Denault for good reason (as defined in the retention agreement), or on account of his death or disability. His retention agreement also provides that if he terminates employment for any other reason, he shall be entitled to the additional 15 years of service under the non-qualified System Executive Retirement Plan only if his Entergy employer grants him permission to retire. The additional 15 years of service increases the present value of his benefit by $3,742,900.

A summary of the pension benefit plans sponsored by Entergy that our Named Executive Officers participated in during 2018 are described in the tables below. Benefits for the Named Executive Officers who participate in these plans are determined using the same formulas as for other eligible employees.

Qualified Retirement Benefits

	Entergy Retirement Plan	Cash Balance Plan
Eligible Named Executive Officers	• Leo P. Denault • Andrew S. Marsh • Marcus V. Brown • Roderick K. West	A. Christopher Bakken, III

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	Entergy Retirement Plan	Cash Balance Plan
Eligibility	Non-bargaining employees hired before July 1, 2014	Non-bargaining employees hired on or after July 1, 2014
Vesting	A participant becomes vested in the Entergy Retirement Plan upon attainment of at least 5 years of vesting service or upon attainment of age 65 while actively employed by an Entergy system company.	A participant becomes vested in the Cash Balance Plan upon attainment of at least 3 years of vesting service or upon attainment of age 65 while actively employed by an Entergy system company.
Form of Payment Upon Retirement

Benefits are payable as an annuity. For employees who separate from service on or after January 1, 2018, a single lump sum distribution may be elected by the participant if eligibility criteria are met.

Benefits are payable as an annuity or single lump sum distribution.
Retirement Benefit Formula

Benefits are calculated as a single life annuity payable at age 65 and generally are equal to 1.5% of a participant’s Final Average Monthly Earnings (“FAME”) multiplied by years of service (not to exceed 40).

“Earnings” for the purpose of calculating FAME generally includes the employee’s base salary and eligible annual incentive awards subject to Code limitations, and excludes all other bonuses. Executive Annual Incentive Awards are not eligible for inclusion in Earnings under this plan.

FAME is calculated using the employee’s average monthly Earnings for the 60 consecutive months in which the employee’s earnings were highest during the 120 month period immediately preceding the employee’s retirement and includes up to 5 eligible annual incentive awards paid during the 60 month period.

The normal retirement benefit at age 65 is determined by converting the sum of an employee’s annual pay credits and his or her annual interest credits, into an actuarially equivalent annuity.

Pay credits ranging from 4-8% of an employee’s eligible Earnings are allocated annually to a notional account for the employee based on an employee’s age and years of service. Earnings for purposes of calculating an employee’s pay credit include the employee’s base salary and annual incentive awards subject to Code limitations and exclude all other bonuses. Executive Annual Incentive Awards are eligible for inclusion in Earnings under this plan.

Interest credits are calculated based upon the annual rate of interest on 30-year U.S. Treasury securities, as specified by the Internal Revenue Service, for the month of August preceding the first day of the applicable calendar year subject to a minimum rate of 2.6% and a maximum rate of 9%.

Benefit Timing	Normal retirement age under the plan is 65. A reduced terminated vested benefit may be commenced as early as age 55. The amount of this benefit is determined by reducing the	Normal retirement age under the plan is 65. A vested cash balance benefit can be commenced as early as

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Entergy Retirement Plan	Cash Balance Plan

normal retirement benefit by 7% per year for the first 5 years commencement precedes age 65, and 6% per year for each additional year commencement precedes age 65.

A subsidized early retirement benefit may be commenced by employees who are at least age 55 with 10 years of service at the time they separate from service. The amount of this benefit is determined by reducing the normal retirement benefit by 2% per year for each year that early retirement precedes age 65.

the first day of the month following separation from service. The amount of the benefit is determined in the same manner as the normal retirement benefit described above in the “Retirement Benefit Formula” section.

Non-qualified Retirement Benefits

The Named Executive Officers are eligible to participate in certain non-qualified retirement benefit plans that provide retirement income, including the Pension Equalization Plan, the Cash Balance Equalization Plan and the System Executive Retirement Plan. Each of these plans is an unfunded non-qualified defined benefit pension plan that provides benefits to key management employees. In these plans, as described below, an executive may participate in one or more non-qualified plans, but is only paid the amount due under the plan that provides the highest benefit. In general, upon disability, participants in the Pension Equalization Plan and the System Executive Retirement Plan remain eligible for continued service credits until the earlier of recovery, separation from service due to disability, or retirement eligibility. Generally, spouses of participants who die before commencement of benefits may be eligible for a portion of the participant’s accrued benefit.

	Pension Equalization Plan	Cash Balance Equalization Plan	System Executive Retirement Plan
Eligible Named Executive Officers	• Leo P. Denault • Andrew S. Marsh • Marcus V. Brown • Roderick K. West	A. Christopher Bakken, III	• Leo P. Denault • Andrew S. Marsh • Marcus V. Brown • Roderick K. West
Eligibility	Management or highly compensated employees who participate in the Entergy Retirement Plan	Management or highly compensated employees who participate in the Cash Balance Plan	Certain individuals who became executive officers before July 1, 2014
Form of Payment Upon Retirement	Single lump sum distribution	Single lump sum distribution	Single lump sum distribution
Retirement Benefit Formula

Benefits generally are equal to the actuarial present value of the difference between (1) the amount that would have been payable as an annuity under the Entergy Retirement Plan, including Executive Annual Incentive Awards as eligible earnings and without applying Code limitations on pension benefits and earnings that may be considered in calculating

Benefits generally are equal to the difference between the amount that would have been payable as a lump sum under the Cash Balance Plan, but for Code limitations on pension benefits and earnings that may be considered in calculating tax-qualified cash balance plan benefits, and the amount actually payable as a lump sum under the Cash Balance Plan.

Benefits generally are equal to the actuarial present value of a specified percentage, based on the participant’s years of service (including supplemental service granted under the plan) and management level of the participant’s “Final Average Monthly Compensation” (which is generally 1/36th of the sum of the participant’s base salary and Annual

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	Pension Equalization Plan	Cash Balance Equalization Plan	System Executive Retirement Plan

tax-qualified pension benefits, and (2) the amount actually payable as an annuity under the Entergy Retirement Plan.

Executive Annual Incentive Awards are taken into account as eligible earnings under this plan.

Incentive Plan award for the 3 highest years during the last 10 years preceding separation from service), after first being reduced by the value of the participant’s Entergy Retirement Plan benefit.
Benefit timing

Payable at age 65

Benefits payable prior to age 65 are subject to the same reduced terminated vested or early retirement reduction factors as benefits payable under the Entergy Retirement Plan as described above.

An employee with supplemental credited service who terminates employment prior to age 65 must receive prior written consent of the Entergy employer in order to receive the portion of their benefit attributable to their supplemental credited service agreement.

Payable upon separation from service subject to 6 month delay required under Code Section 409A.

Payable upon separation from service subject to 6 month delay required under Code Section 409A.

Payable at age 65

Prior to age 65, vesting is conditioned on the prior written consent of the officer’s Entergy employer.

Benefits payable prior to age 65 are subject to the same reduced terminated vested or subsidized early retirement reduction factors as benefits payable under the Entergy Retirement Plan as described above.

Payable upon separation from service subject to 6 month delay required under Code Section 409A.

Additional Information.

1)

Effective July 1, 2014, (a) no new grants of supplemental service may be provided to participants in the Pension Equalization Plan; (b) supplemental credited service granted prior to July 1, 2014 was grandfathered; and (c) participants in the Company’s Cash Balance Plan are not eligible to participate in the Pension Equalization Plan and instead may be eligible to participate in the Cash Balance Equalization Plan.

2)

Benefits accrued under our System Executive Retirement Plan, Pension Equalization Plan and Cash Balance Equalization Plan, if any, will become fully vested if a participant is involuntarily terminated without cause or terminates his or her employment for good reason in connection with a change in control with payment generally made in a lump-sum payment as soon as reasonably practicable following the first day of the month after the termination of employment, unless delayed 6 months under Code Section 409A.

3)	The System Executive Retirement Plan was closed to new executive officers effective July 1, 2014.

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2018 Potential Payments Upon Termination or Change in Control

The Company has plans and other arrangements that provide compensation to a Named Executive Officer if his employment terminates under specified conditions, including following a change in control of the Company.

Change in Control

Under our System Executive Continuity Plan (the “Continuity Plan”), our executive officers, including each of our Named Executive Officers, are eligible to receive the severance benefits described below if their employment is terminated by their Entergy System employer other than for cause or if they terminate their employment for good reason during a period beginning with a potential change in control and ending 24 months following the effective date of a change in control (a “Qualifying Termination”). A participant will not be eligible for benefits under the Continuity Plan if such participant: accepts employment with us or any of our subsidiaries; elects to receive the benefits of another severance or separation program; removes, copies or fails to return any property belonging to us or any of our subsidiaries or violates his or her non-compete provision (which generally runs for two years but extends to three years if permissible under applicable law). We do not have any plans or agreements that provide for payments or benefits to any of our Named Executive Officers solely upon a change in control.

In the event of a Qualifying Termination, our executive officers, including our Named Executive Officers, generally will receive the benefits set forth below:

Compensation Element	Payment
Severance*

A lump sum severance payment equal to a multiple of the sum of: (a) the participant’s annual base salary as in effect at any time within one year prior to the commencement of a change of control period or, if higher, immediately prior to a circumstance constituting good reason, plus (b) the participant’s annual incentive, calculated using the average annual target opportunity derived under the Annual Incentive Plan for the two calendar years immediately preceding the calendar year in which termination occurs.

Performance Units

Participants will forfeit outstanding performance units, and in lieu of any payment for any outstanding performance period, will receive a single-lump sum payment calculated by multiplying the target performance units for the most recent performance period preceding (but not including) the calendar year in which termination occurs by the closing price of Entergy’s common stock as of the later of the date of such termination or the date of the Change in Control.

Equity Awards	All unvested stock options, shares of restricted stock and restricted stock units will vest immediately upon a “double trigger” Qualifying Termination pursuant to the terms of the 2015 Equity Plan.
Retirement Benefits	Benefits already accrued under our System Executive Retirement Plan, Pension Equalization Plan and Cash Balance Equalization Plan, if any, will become fully vested.
Welfare Benefits	Participants who are not retirement-eligible would be eligible to receive Entergy-subsidized COBRA benefits for a period ranging from 12 to 18 months.

*	Cash severance payments are capped at 2.99 times the sum of (a) an executive’s annual base salary plus (b) the higher of his or her actual annual incentive payment under the Annual

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Incentive Plan or his or her annual incentive, calculated using the average annual target opportunity derived under the Annual Incentive Plan for the two calendar years immediately preceding the calendar year in which termination occurs. Any cash severance payments to be paid under the Continuity Plan in excess of this cap will be forfeited by the participant.

To protect shareholders and our business model, executives are required to comply with non-compete, non-solicitation, confidentiality and non-denigration provisions. If an executive discloses non-public data or information concerning us or any of our subsidiaries or violates his or her non-compete provision, he or she will be required to repay any benefits previously received under the Continuity Plan.

For purposes of the Continuity Plan the following events are generally defined as:

•

Change in Control: (a) the purchase of 30% or more of either our common stock or the combined voting power of our voting securities; (b) the merger or consolidation of the Company (unless our Board members constitute at least a majority of the board members of the surviving entity); (c) the liquidation, dissolution or sale of all or substantially all of our assets; or (d) a change in the composition of our Board such that, during any two-year period, the individuals serving at the beginning of the period no longer constitute a majority of our Board at the end of the period.

•

Potential Change in Control: (a) the Company or an affiliate enters into an agreement the consummation of which would constitute a Change in Control; (b) the Board adopts resolutions determining that, for purposes of the Continuity Plan, a potential Change in Control has occurred; (c) a System Company or other person or entity publicly announces an intention to take actions that would constitute a Change in Control; or (d) any person or entity becomes the beneficial owner (directly or indirectly) of outstanding shares of common stock of the Company constituting 20% or more of the voting power or value of the Company’s outstanding common stock.

•

Cause: The participant’s (a) willful and continuous failure to perform substantially his or her duties after written demand for performance; (b) engagement in conduct that is materially injurious to us or any of our subsidiaries; (c) conviction or guilty or nolo contendere plea to a felony or other crime that materially and adversely affects either his or her ability to perform his or her duties or our reputation; (d) material violation of any agreement with us or any of our subsidiaries; or (e) disclosure of any of our confidential information without authorization.

•

Good Reason: The participant’s (a) nature or status of duties and responsibilities is substantially altered or reduced; (b) salary is reduced by 5% or more; (c) primary work location is relocated outside the continental United States; (d) compensation plans are discontinued without an equitable replacement; (e) benefits or number of vacation days are substantially reduced; or (f) Entergy employer purports to terminate his employment other than in accordance with the Continuity Plan.

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Other Termination Events

For termination events, other than in connection with a Change in Control, our executive officers, including our Named Executive Officers, generally will receive the benefits set forth below:

Compensation Element

Termination Event	Severance	Annual Incentive	Stock Options	Restricted Stock	Performance Units
Voluntary Resignation	None	Forfeited*	Unvested options are Forfeited Vested options expire on the earlier of (i) 90 days from the last day of active employment and (ii) the option’s normal expiration date.	Forfeited	Forfeited**
Termination for Cause	None	Forfeited	Forfeited	Forfeited	Forfeited
Retirement	None	Pro-rated based on number of days employed during the performance period	Unvested stock options vest on the retirement date and expire the earlier of (i) five years from the Retirement date and (ii) the option’s normal expiration date.	Forfeited	Officers with a minimum of 12 months of participation are eligible for a pro-rated award based on actual performance and full months of service during the performance period
Death/ Disability	None	Pro-rated based on number of days employed during the performance period	Unvested stock options vest on the termination date and expire the earlier of (i) five years from the termination date and (ii) the option’s normal expiration date	Fully Vest	Officers are eligible for a pro-rated award based on actual performance and full months of service during the performance period
*	If an officer resigns after the completion of an Annual Incentive Plan, he or she may receive, at the Company’s discretion, an annual incentive payment.
**

If an officer resigns after the completion of a Long-Term Performance Unit Program performance period, he or she may receive a payout under the Long-Term Performance Unit Program based on the outcome of the performance period.

Mr. Denault’s 2006 Retention Agreement

In 2006, we entered into a retention agreement with Mr. Denault that provides benefits to him in addition to, or in lieu of, the benefits described above. Specifically, in the event of a Termination

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Event (as defined in his agreement): 1) Mr. Denault is entitled to a Target LTIP Award calculated by using the average annual number of performance units with respect to the two most recent performance periods preceding the calendar year in which his employment termination occurs, assuming all performance goals were achieved at target; and 2) all of Mr. Denault’s unvested stock options and shares of restricted stock will immediately vest.

In the event of death or disability, Mr. Denault would receive the greater of the Target LTIP Award calculated as described above or the pro-rated number of performance units for all open performance periods, based on the number of month of his participation in each open performance period.

Under the terms of his 2006 retention agreement, Mr. Denault’s employment may be terminated for cause upon Mr. Denault’s: (a) continuing failure to substantially perform his duties (other than because of physical or mental illness or after he has given notice of termination for good reason) that remains uncured for 30 days after receiving a written notice from the Personnel Committee; (b) willfully engaging in conduct that is demonstrably and materially injurious to Entergy; (c) conviction of or entrance of a plea of guilty or nolo contendere to a felony or other crime that has or may have a material adverse effect on his ability to carry out his duties or upon Entergy’s reputation; (d) material violation of any agreement that he has entered into with Entergy; or (e) unauthorized disclosure of Entergy’s confidential information.

Mr. Denault may terminate his employment for good reason upon: (a) the substantial reduction in the nature or status of his duties or responsibilities from those in effect immediately prior to the date of the retention agreement, other than de minimis acts that are remedied after notice from Mr. Denault; (b) a reduction of 5% or more in his base salary as in effect on the date of the retention agreement; (c) the relocation of his principal place of employment to a location other than the corporate headquarters; (d) the failure to continue to allow him to participate in programs or plans providing opportunities for equity awards, incentive compensation and other plans on a basis not materially less favorable than enjoyed at the time of the retention agreement (other than changes similarly affecting all senior executives); (e) the failure to continue to allow him to participate in programs or plans with opportunities for benefits not materially less favorable than those enjoyed by him under any of our pension, savings, life insurance, medical, health and accident, disability or vacation plans or policies at the time of the retention agreement (other than changes similarly affecting all senior executives); or (d) any purported termination of his employment not taken in accordance with his retention agreement.

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Aggregate Termination Payments

The tables below reflect the amount of compensation each of our Named Executive Officers would have received if his employment had been terminated as of December 31, 2018 under the various scenarios described above. For purposes of these tables, we used a stock price of $86.07, which was the closing market price on December 31, 2018, the last trading day of the year.

Benefits and Payments Upon Termination	Voluntary Resignation	For Cause	Termination for Good Reason or Not for Cause	Retirement	Disability	Death	Termination Related to a Change in Control

Leo P. Denault(1)

Severance Payment	–	–	–	–	–	–	$10,172,115

Performance Units(3)(4)	–	–	$3,145,859	$4,019,469	$4,019,469	$4,019,469	$5,697,834

Stock Options	–	–	$4,057,108	$4,057,108	$4,057,108	$4,057,108	$4,057,108

Restricted Stock	–	–	$2,990,370	–	$2,990,370	$2,990,370	$2,990,370

Welfare Benefits(5)	–	–	–	–	–	–	–

Andrew S. Marsh(2)

Severance Payment	–	–	–	–	–	–	$3,172,200

Performance Units(4)	–	–	–	–	$702,847	$702,847	$1,127,518

Stock Options	–	–	–	–	$1,079,995	$1,079,995	$1,079,995

Restricted Stock	–	–	–	–	$1,059,217	$1,059,217	$1,059,217

Welfare Benefits(6)	–	–	–	–	–	–	$29,862

Unvested Restricted Stock Units(7)	–	–	–	–	$1,816,077	$1,816,077	$1,816,077

A. Christopher Bakken III(2)

Severance Payment	–	–	–	–	–	–	$3,254,438

Performance Units(4)	–	–	–	–	$702,847	$702,847	$1,127,518

Stock Options	–	–	–	–	$713,136	$713,136	$713,136

Restricted Stock	–	–	–	–	$775,045	$775,045	$775,045

Welfare Benefits(6)	–	–	–	–	–	–	$22,248

Unvested Restricted Stock Units(8)	–	–	$860,700	–	$860,700	$860,700	$2,582,100

Marcus V. Brown(1)

Severance Payment	–	–	–	–	–	–	$3,315,000

Performance Units(4)	–	–	–	$702,847	$702,847	$702,847	$1,127,518

Stock Options	–	–	–	$1,012,080	$1,012,080	$1,012,080	$1,012,080

Restricted Stock	–	–	–	–	$1,041,237	$1,041,237	$1,041,237

Welfare Benefits(5)	–	–	–	–	–	–	–

Roderick K. West(2)

Severance Payment	–	–	–	–	–	–	$3,552,650

Performance Units(4)	–	–	–	–	$702,847	$702,847	$1,127,518

Stock Options	–	–	–	–	$854,067	$854,067	$854,067

Restricted Stock	–	–	–	–	$864,531	$864,531	$864,531

Welfare Benefits(6)	–	–	–	–	–	–	$29,862

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1.

As of December 31, 2018, Mr. Denault and Mr. Brown are retirement eligible and would retire rather than voluntarily resign, and in addition to the payments and benefits in the table, Mr. Denault and Mr. Brown also would be entitled to receive their vested pension benefits under the Entergy Retirement Plan. For a description of these benefits, see “2018 Pension Benefits.”

2.	See “2018 Pension Benefits” for a description of the pension benefits Mr. Bakken, Mr. Marsh, and Mr. West may receive upon the occurrence of certain termination events.

3.

For purposes of the table, the value of Mr. Denault’s retention payment was calculated by taking an average of the target performance units from the 2014 – 2016 Performance Unit Program (40,000) and from the 2015 – 2017 Performance Unit Program (33,100). This average number of units (36,550) multiplied by the closing price of Entergy stock on December 31, 2018 ($86.07) would equal a payment of $3,145,859.

4.

For purposes of the table, the value of Mr. Denault’s payments was calculated by multiplying the target performance units for the 2015 – 2017 Performance Unit Program (33,100) by the closing price of Entergy stock on December 31, 2018 ($86.07), which would equal a payment of $2,848,917 for the forfeited performance units for each performance period. The value of the payments for the other Named Executive Officers was calculated by multiplying the target performance units for the 2015 – 2017 Performance Unit Program (6,550) by the closing price of Entergy stock on December 31, 2018 ($86.07), which would equal a payment of $563,759 for the forfeited performance units for each performance period.

For purposes of the table, the values of the awards payable in the event of retirement in the case of Mr. Denault or Mr. Brown, or upon death or disability, other than Mr. Denault, for each Named Executive Officer were calculated as follows:

Mr. Denault’s:

2017 – 2019 Plan: 32,467 (24/36*48,700) performance units at target, assuming a stock price of $86.07

2018 – 2020 Plan: 14,233 (12/36*42,700) performance units at target, assuming a stock price of $86.07

Messrs. Bakken’s, Brown’s, Marsh’s and West’s:

2017 – 2019 Plan: 5,533(24/36*8,300) performance units at target, assuming a stock price of $86.07

2018 – 2020 Plan: 2,633(12/36*7,900) performance units at target, assuming a stock price of $86.07

5.	Upon retirement, Mr. Denault and Mr. Brown would be eligible for retiree medical and dental benefits, the same as all other retirees.

6.

Pursuant to the System Executive Continuity Plan, in the event of a termination related to a change in control, Mr. Bakken, Mr. Marsh and Mr. West would be eligible to receive Entergy-subsidized COBRA benefits for 18 months.

7.

Mr. Marsh’s 21,100 restricted stock units vest 100% in 2020. Pursuant to his restricted stock unit agreement, any unvested restricted stock units will vest immediately in the event of his termination of employment due to Mr. Marsh’s total disability or death or a Qualifying Termination during a change in control period. Pursuant to his restricted stock unit agreement, Mr. Marsh is subject to certain restrictions on his ability to compete with Entergy and its affiliates during and for 12 months after his employment with Entergy, or to solicit its employees or customers during

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and for 24 months after his employment with Entergy. In addition, the restricted stock unit agreement limits Mr. Marsh’s ability to disparage Entergy and its affiliates. In the event of a breach of these restrictions, Mr. Marsh will forfeit any restricted stock units that are not yet vested and paid, and must repay to Entergy any shares of Entergy stock paid to him in respect of the restricted stock units and any amounts he received upon the sale or transfer of any such shares.

8.

Mr. Bakken’s 30,000 restricted stock units vest 1/3rd on each of April 6, 2019, April 6, 2022 and April 6, 2025. Pursuant to his restricted stock unit agreement, if Mr. Bakken’s employment terminates due to total disability or death or, prior to April 6, 2019, Mr. Bakken’s employment is terminated by his Entergy employer other than for cause, he will vest in and be paid the 10,000 restricted stock units that otherwise would have vested had he satisfied the vesting conditions of the restricted stock unit agreement through the next vesting date to occur following his date of total disability, death or termination other than for cause prior to April 6, 2019 subject, in the case of a termination without cause, to Mr. Bakken timely executing and not revoking a release of claims against Entergy and its affiliates. In the event of a change in control, the unvested restricted stock units will fully vest upon Mr. Bakken’s Qualifying Termination during a change in control period. Pursuant to his restricted stock unit agreement, Mr. Bakken is subject to certain restrictions on his ability to compete with Entergy and its affiliates or solicit its employees or customers during and for 12 months after his employment with his Entergy employer. In addition, the restricted stock unit agreement limits Mr. Bakken’s ability to disparage Entergy and its affiliates. In the event of a breach of these restrictions, other than following certain constructive terminations of his employment, Mr. Bakken will forfeit any restricted stock units that are not yet vested and paid, and must repay to Entergy any shares of Entergy stock paid to him in respect of the restricted stock units and any amounts he received upon the sale or transfer of any such shares.

Pay Ratio Disclosure

As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, the Company is providing the following disclosure about the relationship of the annual total compensation of our employees to the annual total compensation of Leo P. Denault, our Chief Executive Officer.

Ratio

For 2018

•	The median of the annual total compensation of all of our employees, other than Mr. Denault, was $123,392.

•	Mr. Denault’s annual total compensation, as reported in the Total column of the 2018 Summary Compensation Table, was $10,326,456.

•	Based on this information, the ratio of the annual total compensation of Mr. Denault to the median of the annual total compensation of all employees is estimated to be 84:1.

Identification of Median Employee

We selected October 5, 2018 as the date on which to determine our median employee. While the date is different from the date used last year, the methodology to determine the date is consistent with that used last year. These dates correspond to the first day of the three-month period prior to fiscal year-end for which we can gather information about our employees and all of our subsidiaries have the same number of pay cycles.

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To identify the median employee from our employee population base, we considered all compensation included in Box 5 of Form W-2 with all before-tax deductions added back to this compensation (“Box 5 Compensation”). For purposes of determining the median employee, we selected Box 5 Compensation as we believe it is representative of the compensation received by all employees and is readily available. The calculation of annual total compensation of the median employee is the same calculation used to determine total compensation for purposes of the 2018 Summary Compensation Table with respect to each of the Named Executive Officers.

Proposal 4 – Approval of the Entergy Corporation 2019 Omnibus Incentive Plan

On January 31, 2019, the Personnel Committee unanimously recommended that our Board of Directors approve, and on February 1, 2019, our Board of Directors unanimously approved and adopted, subject to the approval of our shareholders at the Annual Meeting, the Entergy Corporation 2019 Omnibus Incentive Plan (the “Plan”). The Plan will afford the Board or its designee the ability to design compensatory awards that are responsive to our needs, and includes authorization for a variety of awards designed to advance our interests and long-term success by encouraging stock ownership among our directors, officers, employees, independent contractors and consultants.

We have historically granted equity awards under various plans, including most recently under the 2015 Equity Plan. The 2015 Equity Plan has awards authorized but not granted at the date of this Proxy Statement. If approved by our shareholders, the Plan will become effective and no further awards will be granted under the 2015 Equity Plan. However, all awards issued under the 2015 Equity Plan that are outstanding as of the Plan approval date will continue to be governed by the terms of the 2015 Equity Plan.

In addition, we have historically granted annual incentive awards under the Annual Incentive Plan. The Board of Directors believes “at risk” compensation is a significant factor in motivating executive performance to increase stockholder value. The Plan is designed to afford the Board or, if and to the extent the Board does not administer the Plan, the Personnel Committee, the ability to design incentive awards that link pay and performance by providing the Company’s officers with the opportunity to receive an annual cash award based upon the achievement of performance goals established by the Personnel Committee. If approved by our shareholders, the Plan will become effective and no further annual incentive awards will be granted under the Annual Incentive Plan. However, all awards issued under the Annual Incentive Plan that are outstanding as of the Plan approval date will continue to be governed by the terms of the Annual Incentive Plan.

Why You Should Vote in Favor of the Plan

We believe our future success depends on our ability to attract, motivate and retain high quality employees and directors and that approval of the Plan is critical to achieving this success. We would be at a severe competitive disadvantage if we could not use equity-based awards to recruit and compensate our employees and directors.

The use of equity as part of our compensation programs is also important to our continued success because it fosters a pay-for-performance culture, which is an important element of our overall compensation philosophy. We believe that equity compensation motivates employees to create shareholder value because the value employees realize from equity compensation is based on our stock performance. Because equity compensation awards under the Plan generally will be subject to vesting and/or performance criteria, the Plan also aligns the goals and objectives of our employees with the interests of our shareholders and promotes a focus on long-term value creation. These vesting conditions also enhance our ability to retain our key employees.

We also believe we have demonstrated our commitment to sound equity compensation practices. We recognize that equity compensation awards dilute shareholder equity and, therefore, we

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have carefully managed our equity incentive compensation to ensure that the cost of equity compensation to our shareholders is reasonable in relation to the important benefits gained.

Likewise, the use of annual incentive awards that are subject to the achievement of performance goals is also important to our continued success because it supports our pay-for-performance culture by motivating our employees to achieve key annual objectives that are critical to serving the needs of our stakeholders.

Plan Highlights

The Plan authorizes the Board or, if applicable, the Personnel Committee, or a designee thereof, to provide equity-based compensation in the form of stock options, share appreciation rights (“SARs”), restricted share awards, restricted stock units, other share-based awards (including performance units based on the attainment of performance goals) and cash awards, and to grant non-employee director awards, in each case for the purpose of providing our directors, officers, employees, independent contractors and consultants incentives and rewards for superior performance. Some of the key features of the Plan that reflect our commitment to effective management of incentive compensation are set forth below and are described more fully under the heading “Summary of the Plan” and are qualified in their entirety by reference to the full copy of the proposed Plan, which is set forth as Appendix B to this Proxy Statement.

Administration. The Plan will be administered by the Board or, if applicable, the Personnel Committee, or a designee thereof (the “Administrator”). Unless determined otherwise by the Board, the full Board will administer the Plan in respect of nonemployee directors and the Personnel Committee will administer the Plan in respect of other participants (though certain authority to grant awards to employees who are not executive officers of the Company has been delegated to the Company’s Chief Executive Officer and the most senior Human Resources officer.

Plan Limits. The total number of shares reserved under the Plan is 7,300,000 shares, subject to customary capitalization adjustments. Any shares of common stock subject to an award (other than “exempt awards,” as explained below) that terminate by expiration, forfeiture, cancellation, or surrender or otherwise without the issuance of such shares, are settled in cash in lieu of shares, or are exchanged prior to the issuance of shares for awards not involving shares, shall again be available for grant under the Plan. Shares underlying awards that can only be paid in cash do not count against the overall Plan limit. “Exempt awards” that do not count against the overall share limit under the Plan include awards granted in assumption of, or in substitution for, outstanding awards previously granted by a corporation or other entity acquired by us or our affiliates, or with which we or our affiliates combine by merger or otherwise; “employment inducement” awards as described in the NYSE listing manual; and awards purchased by any participant for an amount equal to the fair market value of the award.

No Liberal Recycling Provisions. The Plan provides that the following shares shall not be recycled and again made available for grant under the Plan: (1) those tendered or withheld in payment of an exercise price; (2) those delivered to or withheld by us for the payment of withholding taxes related to an award; and (3) those subject to an option or SAR that are not issued or delivered upon the net settlement or net exercise of such option or SAR.

Minimum Vesting Periods. The Plan generally provides that, other than awards representing a maximum of five percent (5%) of the shares reserved for issuance under the Plan, all share-settled awards will have a vesting period of at least 12 months, subject to limited exceptions for death and disability, compliance with Code Section 409A and the change in control provisions of the Plan, as described below.

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No Repricing. We have never repriced underwater stock options or SARs, and repricing of options and SARs is prohibited without shareholder approval under the Plan other than as a result of certain customary capitalization adjustments.

Participant Award Limits. Subject to the Plan’s adjustment provisions and exclusive of exempt awards: no more than 1,500,000 shares subject to stock options or SARS (or a combination of both) may be granted to any Participant during any calendar year and no more than 500,000 shares underlying awards that are subject to performance vesting criteria may be earned by any participant during any calendar year. The maximum amount that may be earned by any person in any calendar year with respect to other awards that are denominated in cash is 0.5% of the Company’s operating cash flow. The aggregate grant date fair market value of equity-based awards that may be granted during any calendar year to any non-employee director will not exceed $550,000

Other Features

•	The Plan also provides that no stock options or SARs will be granted with an exercise or base price less than the fair market value of our common stock on the date of grant.
•	All awards under the Plan are subject to the “clawback” policy adopted by our Board in 2010 and to any other clawback or recoupment policy we may adopt from time to time.
•	The Plan imposes “double-trigger” change in control vesting for equity awards that are not assumed by an acquirer (other than awards to non-employee directors).

In addition to providing for these key features in the Plan, our historical grants under our equity plans illustrate our commitment to appropriately managing equity compensation. From January 1, 2016 to December 31, 2018, stock options and restricted stock awarded and share-based performance incentive payouts vested under the 2015 Equity Plan averaged 0.7% of the shares outstanding on an annual basis.

If the Plan is approved, our full dilution level on January 31, 2019 will be 6.2%. This level of full dilution assumes all 7,300,000 shares will actually be issued under the Plan. Management and our Board of Directors are cognizant of dilution levels and strive to maintain dilution at an appropriate level.

As of January 31, 2019:

•	There are 3,537,608 stock options outstanding, with a weighted average exercise price of $77.84 and weighted average remaining term of 7.32 years;
•	There are a total of 1,656,037 full value awards outstanding, all of which are shares of restricted stock or shares underlying restricted stock units; and
•

There are 729,240 shares of common stock remaining available under the 2015 Equity Plan. If the Plan is approved by our shareholders, the Plan will become effective and no further awards will be made under the 2015 Equity Plan.

Summary of the Entergy Corporation 2019 Omnibus Incentive Plan

The following summary of the material provisions of the Plan is not intended to be exhaustive and is qualified in its entirety by the terms of the Plan, a copy of which is set forth as Appendix B to this Proxy Statement.

Term

If approved by the shareholders, the Plan will be effective as of the date of shareholder approval. No awards shall be granted under the Plan later than 10 years following the date of its approval by the Board.

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EXECUTIVE OFFICER COMPENSATION

Administration

The Board or, if applicable, the Personnel Committee, or a designee thereof (the “Administrator”) shall administer the Plan in accordance with its terms and shall have all powers, authority and discretion necessary or proper for such purpose, including the sole and exclusive power and discretion to:

•

determine which eligible recipients will be participants to whom awards will be granted; the time or times at which awards will be granted; the form and amount or number of shares subject to each award; the expiration date of each award; the time or times within which the awards shall vest or may be exercised or otherwise settled; the fair market value of an award, consistent with the terms of the Plan; whether to accelerate the exercise or vesting date of any outstanding award in the event of a grantee’s death or disability; the cancellation of the awards; the performance goals, if any, applicable to awards; and the other limitations, restrictions, terms and conditions applicable to the grant of the awards;

•	establish such rules and regulations as the Administrator shall deem desirable or necessary for the proper administration of the Plan;
•	make determinations regarding and take such other action in connection with or in relation to the Plan as the Administrator deems necessary or advisable; and
•	interpret the provisions of, and correct or supply any omission in, the Plan or any award or award agreement in the manner and to the extent the Administrator deems desirable.

Notwithstanding the foregoing, it is expected that, unless the Board determines otherwise, the Plan will be administered by the Board with respect to any award granted to a non-employee director.

Eligibility

Eligibility under the Plan is limited to natural persons who are directors, officers, employees, independent contractors and consultants of Entergy and any other corporation or other entity that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with Entergy, subject to certain restrictions necessary to avoid adverse tax consequences under Code Section 409A. As of March 4, 2019, the number of such eligible employees was approximately 2,307 and the number of such eligible non-employee directors was 9. The number of natural persons who are independent contractors and consultants of the Company fluctuates over time; however, the Company has not historically made equity grants to such individuals. The Administrator, in its sole discretion, will determine which individuals are eligible to participate in the Plan.

Securities Subject to the Plan

Subject to customary capitalization adjustments, the number of shares of Company common stock that may be issued under the Plan may not exceed, in the aggregate, 7,300,000 shares, all of which may be issued pursuant to the exercise of ISOs (defined below). Any shares related to awards that terminate by expiration, forfeiture, cancellation, or otherwise without the issuance of such shares, or are settled in cash in lieu of shares, shall be available again for grant under the Plan. Any such shares that again become available for future grants pursuant to the preceding sentence shall be added back to the maximum aggregate shares available under the Plan as one share. The Plan, however, provides that the following shares will not be recycled and again made available for grant under the Plan: (a) those surrendered or withheld in payment of the exercise price of an award (including shares underlying a SAR, as defined below, that are retained by the Company to account for the exercise price of such SAR) or (b) those surrendered or withheld as payment of withholding taxes related to an award. In addition, shares underlying awards that can only be paid in cash do not count against the overall Plan limit. “Exempt awards” that do not count against the overall share limit under

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the Plan include awards granted in assumption of, or in substitution for, outstanding awards previously granted by a corporation or other entity acquired by us or our affiliates, or which we or our affiliates combine by merger or otherwise; “employment inducement” awards as described in the applicable stock exchange listing manual; and awards purchased by any participant for an amount equal to the fair market value of the award.

An equitable substitution or proportionate adjustment shall be made in the event of a change in capitalization, including any (i) merger, consolidation, reclassification, recapitalization, spin-off, spin-out, repurchase or other reorganization or corporate transaction or event, (ii) special or extraordinary dividend or other extraordinary distribution (whether in the form of cash, common stock or other property), stock split, reverse stock split, share subdivision or consolidation, (iii) combination or exchange of shares or (iv) other change in corporate structure, which, in any such case, the Administrator determines, in its sole discretion, affects the shares such that an adjustment is appropriate. The substitution or adjustment shall be made to: the aggregate number and kind of securities reserved for issuance under the Plan; the kind, number of securities subject to, and the exercise price subject to, outstanding stock options and SARs granted under the Plan; the kind, number and purchase price of shares or other property (including cash) subject to outstanding Restricted Shares, Restricted Stock Units or Other Share-Based Awards granted under the Plan; and/or the terms and conditions of any outstanding awards (including any applicable performance targets or criteria with respect thereto). Any fractional shares resulting from the adjustment shall be eliminated. The Administrator may also make adjustments in the terms and conditions of, and the criteria included in, outstanding awards in recognition of unusual or infrequent events affecting the Company or the financial statements of the Company, or in response to changes in applicable laws, regulations, or accounting principles, if the Administrator determines that it is necessary to do so in order to prevent dilution or enlargement of the benefits or potential benefits intended to be conferred under the Plan. As determined by the Administrator in its sole discretion, other equitable substitutions or adjustments shall be made.

Subject to compliance with Code Section 409A, the Administrator may also cancel any outstanding award in exchange for (i) consideration (paid in cash or other property) having an aggregate fair market value equal to the difference between (a) the fair market value of the shares, cash or other property covered by such award, less (b) the aggregate exercise price or purchase price thereof, if any, or (ii) for no consideration if the exercise price or purchase price of outstanding award is equal to or greater than the fair market value of the shares of common stock, cash or other property covered by such Award.

On March 4, 2019, the closing per-share price of our common stock on the NYSE was $92.64

Limits on Awards to Participants

The aggregate grant date fair market value of equity-based awards that may be granted during any calendar year to any non-employee director will not exceed $550,000. The maximum number of shares with respect to which options or SARs, or a combination thereof, may be granted during any calendar year to any participant will be 1,500,000. The maximum number of shares with respect to which other awards subject to performance vesting criteria that may be earned by any person during any calendar year will be 500,000, the maximum amount that may be earned by any person during any applicable calendar year with respect to other awards denominated in cash shall be 0.5% of the Company’s operating cash flow. In each case, these limits exclude “exempt awards” and are subject to equitable adjustments and substitutions under the Plan.

Because grants under the Plan are made subject to Administrator discretion (and because their value will typically be dependent upon the satisfaction of vesting conditions and the future price of our common stock), the benefits to be provided under the Plan are not determinable at this time.

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Stock Options

The Plan authorizes awards of stock options, which includes (i) an option award intended to qualify as and designated as an “incentive stock option” as defined in Section 422 of the Code (an “ISO”), and an option that is not designated as an ISO or that otherwise does not qualify as an ISO (“Nonqualified Stock Option”). Subject to the limits of the Plan, the Administrator may grant options for such number of shares and having such terms as the Administrator designates.

Options shall vest and be exercisable in the time-frame determined by the Administrator, which shall be set forth in the applicable option award agreement. No option shall be exercisable after ten years from the date such option is granted.

The exercise price of shares under an option is determined by the Administrator shall not be less than the fair market value of a share of common stock on the date of grant. Once determined by the Administrator, no price of any option shall be decreased, other than pursuant to customary adjustment provisions, unless that change is authorized by the Company’s shareholders.

Under the Plan, to the extent permitted under applicable law and the relevant option award agreement, the Administrator in its sole discretion may make available one or more of the following alternatives for the payment in whole or in part of the option exercise price (i) payment in cash or its equivalent, (ii) payment in unrestricted shares of common stock already owned by the participant, (iii) payment through, any means of cashless exercise procedure approved by the Administrator, including the withholding of shares of common stock that would otherwise be issuable in connection with the exercise of the option, or (iv) any other form of consideration approved by the Administrator and permitted by applicable laws (or any combination of the foregoing). Options may be exercised in whole or in part by giving written notice under the Plan.

If an option award is intended to qualify as and is designated as an ISO, then the fair market value, determined as of the date of grant, of ISOs that can first become exercisable in any calendar year will not exceed $100,000 without such excess amount ceasing to constitute an ISO. Any ISO granted to an owner of more than 10% of the total combined voting power of all classes of Company stock will have an exercise price that is not less than 110% of the fair market value of a share of our common stock on the grant date, and the term of the ISO shall not exceed five years after the grant date.

Share Appreciation Rights (SARs)

The Plan authorizes awards of share appreciation rights (“SARs”) that are freestanding from an option award or granted in tandem with all or part of an option award. The terms and conditions of a SAR award will be set forth in an applicable award agreement, as determined by the Administrator, in its sole discretion; provided, however, SARs granted in tandem with options will generally be exercisable only at such time or times and to the extent that the options to which they relate are exercisable under the Plan.

A freestanding SAR generally entitles the holder, upon exercise of the SAR, to receive payment up to, but not more than, an amount determined by multiplying (i) the excess of the fair market value of a share of common stock on the date of exercise over the strike price established for such SAR on its grant date, by (ii) the number of shares as to which such SAR is being exercised. A SAR granted in tandem with an option award generally entitles the holder, upon exercise, to receive payment up to, but not more than, the number of shares equal in value to the number determined by multiplying (i) the excess of the fair market value as of the date of exercise over the strike price specified in the related option, by (ii) the number of shares in respect of which the related SAR is being exercised.

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The strike price for each SAR shall be not less than the fair market value of a share of common stock on the grant date of the SAR. No SAR may be exercised after ten years from the date such SAR is granted.

Restricted Share Awards

Under the Plan, the Administrator may, in its discretion, grant shares of common stock to any eligible recipient for such amount of cash, common stock or other consideration as the Administrator deems appropriate.

Restricted share awards may be granted by the Administrator to participants under the Plan. Each restricted share award shall be evidenced by an award agreement that shall specify the restricted period(s), the number of shares of restricted stock to be awarded, the price (if any) to be paid by the participant to acquire such shares, the period of time of restrictions and the performance goals applicable to such restricted shares and such other terms and conditions as the Administrator determines. To the extent deemed appropriate by the Administrator, the Company may require that it will retain any certificates or statements of holdings representing certain restricted share awards in the Company’s possession until such time as all conditions and restrictions applicable to such shares have been satisfied or lapse. A participant shall forfeit a restricted share award if the restrictions, performance goals and conditions of the grant applicable to such shares are not attained.

Except as otherwise provided in an award agreement relating to a restricted share award, the holder of such award shall generally have all rights as a Company shareholder during the restricted period, including, but not limited to, voting rights, the right to receive dividends and the right to participate in any capital adjustment applicable to all holders of common stock. Notwithstanding the preceding sentence, any dividends declared during the restricted period with respect to the restricted share award shall only become payable if (and to the extent) the underlying restricted shares vest.

Restricted Stock Units

The Administrator may, in its discretion, grant restricted stock units to eligible persons providing the right to receive one share of common stock or, in lieu thereof and to the extent provided in the applicable award agreement, the fair market value of such share of common stock in cash, on the date or upon the occurrence of one or more events specified in the award agreement, including the attainment of applicable performance goals.

Restricted stock units are contingent upon the expiration of a specified restricted period and may, in addition thereto, be contingent upon the attainment of specified performance goals or such other restrictions or conditions as the Personnel Committee may determine. Restricted stock units are similar to restricted stock except that no shares of common stock are actually awarded to the participant on the grant date of the restricted stock units.

Except as otherwise provided in an award agreement relating to a restricted stock unit, the holder of such award shall have no rights of a shareholder during the restricted period, including voting or dividend or other distribution rights, with respect to any stock units or restricted stock units prior to the date they are settled in shares of common stock, although, to the extent an award agreement provides for dividend-equivalent rights with respect to dividends declared during the restricted period applicable to a grant of restricted stock units, any amount payable in respect of such dividend-equivalent rights will be payable only at the time (and to the extent) the shares underlying such restricted stock units are delivered to the participant.

Other Share-Based Awards

Subject to the limits described in the Plan, and in addition to the awards described above, the Administrator may issue other share-based awards as it determines to be in the best interests of the

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Company and subject to such other terms and conditions as it deems necessary and appropriate in its discretion. The terms and conditions of other share-based awards shall be set forth in the applicable award agreement.

Dividend equivalents may be awarded in connection with such an award (other than an option or SAR) and may be provided currently or on a deferred basis. The Administrator may determine at the time an award is granted or at any time thereafter that dividend equivalents shall be payable and shall determine at the time dividend equivalents are granted whether such dividend equivalents shall be paid or distributed when accrued or shall be deemed to have been reinvested in additional shares of common stock or such other investment vehicles as the Administrator may specify; provided, however, that dividend equivalents shall be subject to all conditions and restrictions of the underlying awards to which they relate, including restrictions on transfer and risks of forfeiture as applicable to the underlying award.

Cash Awards

The Administrator may grant awards that are denominated in, or payable to participants solely in, cash. The cash awards shall be subject to the terms, conditions, restrictions and limitations determined by the Administrator, in its sole discretion.

Non-Employee Director Awards

Under the Plan, non-employee directors are eligible for awards under the Plan, subject to such terms and conditions as the Board may deem appropriate.

Transfer of Awards

Generally, no award under the Plan may be transferred other than by will or the laws of descent and distribution, until the award is fully vested or exercisable in accordance with the Plan or an Award Agreement.

Amendment

The Board can amend, alter or terminate the Plan in whole at any time, and the Administrator may amend the terms of any award agreement, provided in either case that no amendment, alteration or termination shall be made that would impair the rights of any participant under any outstanding award under the Plan without the participant’s consent.

However, the Company shall obtain shareholder approval of any amendment to the extent required to comply with applicable law or the rules of any stock exchange on which the Company’s common stock is listed.

Change in Control

Unless otherwise determined by the Administrator and evidenced in an award agreement, in the event that a Change in Control (as defined in the Plan) occurs and either (i) an outstanding award is not assumed or substituted in connection with the Change in Control, or (ii) an outstanding award is assumed or substituted in connection therewith but the participant’s employment is terminated by the Company (or its successor or affiliate) without Cause or by the participant for Good Reason (each as defined in the Plan) within twenty-four (24) months after the Change in Control, then: (1) any unvested or unexercisable portion of such award carrying a right to exercise shall become fully vested and exercisable, and (2) the restrictions, deferral limitations, payment conditions and forfeiture conditions applicable to the award granted will lapse and be treated as satisfied, and any performance conditions on the award will be deemed achieved at actual performance levels and payment will be made in respect of the award on a pro-rated basis, based on the elapsed proportion of the applicable

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performance period. Except as otherwise provided in an applicable award agreement, the Change in Control provisions of the Plan do not, unless explicitly provided in the applicable award agreement, apply to any cash awards or non-employee director awards.

Clawback

The awards (and any cash payments or shares delivered pursuant thereto) are subject to forfeiture and recovery by the Company and our affiliates pursuant to the applicable award agreement or any clawback or recoupment policy which we adopt or our affiliates adopt from time to time, as set forth under the Plan.

Federal Income Tax Effects

The federal income tax consequences applicable to the Company and grantees in connection with awards under the Plan are complex and depend, in large part, on the surrounding facts and circumstances. Under current federal income tax laws, a participant will generally recognize income, and the Company will be entitled to a deduction, with respect to grants of stock options, restricted stock awards, and restricted stock units as follows:

•

Incentive Stock Options. The grant of an ISO will not result in any immediate tax consequences to the Company or the optionee. An optionee will not realize taxable income, and the Company will not be entitled to any deduction, upon the timely exercise of an ISO, but the excess of the fair market value of the common stock acquired over the exercise price will be an item of tax preference for purposes of the alternative minimum tax. If the optionee does not dispose of the common stock acquired within one year after its receipt (or within two years after the date the option was granted), the gain or loss realized on the subsequent disposition of the common stock will be treated as long-term capital gain or loss and the Company will not be entitled to any deduction. If the optionee disposes of the common stock acquired less than one year after its receipt (or within two years after the option was granted), the optionee will realize ordinary income in an amount equal to the lesser of (i) the excess of the fair market value of the common stock acquired on the date of exercise over the exercise price, or (ii) if the disposition is a taxable sale or exchange, the amount of any gain realized. Upon such a disqualifying disposition, the Company will be entitled to a deduction in the same amount and at the same time as the optionee realizes such ordinary income. Any amount realized by the optionee in excess of the fair market value of the common stock on the date of exercise will be taxed to the optionee as capital gain.

•

Nonqualified Stock Options. The grant of a Nonqualified Stock Option will not result in any immediate tax consequences to the Company or the optionee. Upon the exercise of a Nonqualified Stock Option, the optionee will generally realize ordinary income equal to the excess of the fair market value of the common stock acquired over the exercise price. The Company will be entitled to a deduction at the same time as, and in an amount equal to, the income realized by the optionee.

•

Restricted Shares. A grantee generally will not realize taxable income upon an award of restricted stock. However, a grantee who receives restricted stock, either as a grant or in payment of a performance award, will realize as ordinary income at the time of the lapse of the restrictions an amount equal to the fair market value of the common stock at the time of such lapse. Alternatively, and if permitted by the Personnel Committee, a grantee may elect to realize ordinary income on the date of receipt of the restricted common stock.

•

Restricted Stock Units. A grantee generally will not realize taxable income upon an award of restricted stock units. A grantee will recognize ordinary income in the year in which the shares or cash equivalent subject to the awards are actually issued (or the

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amount of cash paid) to the grantee, in an amount equal to the fair market value of the shares on the issuance date and/or the amount of any cash payable on the payment date (and subject to income tax withholding in respect of an employee).

•

Code Section 409A. To the extent that any award under the Plan is or may be considered to involve a nonqualified deferred compensation plan or deferral subject to Code Section 409A, the terms and administration of such award shall comply with the provisions of such section and final regulations issued thereunder.

The Board of Directors unanimously recommends that the shareholders vote FOR the proposal to approve the Entergy Corporation 2019 Omnibus Incentive Plan.

EQUITY PLAN INFORMATION

The following table summarizes the equity compensation plan information as of December 31, 2018. Information is included for equity compensation plans approved by the shareholders and equity compensation plans not approved by the shareholders.

Plan	Number of Securities to be Issued Upon Exercise of Outstanding Options (a)	Weighted Average Exercise Price (b)(2)	Number of Securities Remaining Available for Future Issuance (excluding securities reflected in column (a))(c)
Equity compensation plans approved by security holders(1)	2,993,333	$75.14	2,006,268
Equity compensation plans not approved by security holders	–	–	–

Total	2,993,333	$75.14	2,006,268

(1)

Includes the 2007 Equity Ownership Plan, the 2011 Equity Ownership Plan, and the 2015 Equity Plan. The 2007 Equity Ownership Plan was approved by Entergy’s shareholders on May 12, 2006, and only applied to awards granted between January 1, 2007 and May 5, 2011. The 2011 Equity Ownership Plan was approved by Entergy’s shareholders on May 6, 2011, and only applied to awards granted between May 6, 2011 and May 7, 2015. The 2015 Equity Plan was approved by Entergy’s shareholders on May 8, 2015, and 6,900,000 shares of our common stock can be issued from the 2015 Equity, with no more than 1,500,000 shares available for incentive stock option grants. The 2015 Equity Plan applies to awards granted on or after May 8, 2015. The 2007 Equity Ownership Plan, the 2011 Equity Ownership Plan, and the 2015 Equity Plan (collectively, the “Plans”) are administered by the Personnel Committee (other than with respect to awards granted to our directors, which awards are administered by the entire Board). Eligibility under the Plans is limited to Entergy’s directors and officers and employees of an Entergy employer and any corporation 80% or more of whose stock (based on voting power) or value is owned, directly or indirectly, by us. The Plans provide for the issuance of stock options, restricted stock, equity awards (units whose value is related to the value of shares of the common stock but do not represent actual shares of common stock), performance awards (performance shares or units valued by reference to shares of common stock or performance units valued by reference to financial measures or property other than common stock), restricted stock unit awards, and other stock-based awards.

(2)	The weighted average exercise price reported in the column does not include outstanding performance awards.

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ENTERGY SHARE OWNERSHIP

Directors and Executive Officers

The following table sets forth the beneficial ownership of our common stock and stock-based units as of March 4, 2019 for all directors and Named Executive Officers. Unless otherwise noted, each person had sole voting and investment power over the number of shares of common stock and stock-based units set forth across from his or her name.

Name(1)	Shares(2)	Options Exercisable Within 60 Days	Stock Units(3)

Entergy Corporation
A. Christopher Bakken, III	20,074	38,566	-
Marcus V. Brown	32,782	133,133	-
John R. Burbank	1,069	-	-
Patrick J. Condon	6,486	-	-
Leo P. Denault	181,353	691,300	-
Kirkland H. Donald	6,863	-	2,426
Philip L. Frederickson	4,878	-	805
Alexis M. Herman	13,342	-	-
M. Elise Hyland	-	-	-
Stuart L. Levenick	20,073	-	-
Blanche L. Lincoln	13,352	-	-
Andrew S. Marsh	71,385	204,766	-
Karen A. Puckett	6,486	-	-
Roderick K. West	52,107	60,566	-
All directors and executive officers as a group (17 persons)	502,679	1,253,795	3,231

(1)

The beneficial ownership of our common stock and stock-based units owned by each individual and by all of our directors and executive officers as a group does not exceed one percent of Entergy’s outstanding shares of common stock.

(2)

For our directors, the balances include phantom units that are issued under the Service Recognition Program. All non-employee directors are credited with phantom units for each year of service on the Board. These phantom units do not have voting rights, accrue dividends and will be settled in shares of Entergy common stock following the non-employee director’s separation from the Board. See “2018 Director Compensation – 2018 Director Compensation Table” for the amount of phantom units held by each non-employee director as of December 31, 2018.

(3)

Mr. Donald and Mr. Frederickson have deferred receipt of some of their quarterly stock grants. The deferred shares will be settled in cash in an amount equal to the market value of our common stock at the end of the deferral period.

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ENTERGY SHARE OWNERSHIP

Beneficial Owners of More Than Five Percent of Entergy Common Stock

Based on filings made under Sections 13(d) and 13(g) of the Exchange Act, as of March 22, 2019, the only persons known by us to be beneficial owners of more than 5% of Entergy’s common stock were as follows:

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
BlackRock, Inc.(1) 55 East 52nd Street New York, NY 10055	16,276,978	9.0%

State Street Corporation(2) State Street Financial Center One Lincoln Street Boston, MA 02111	9,530,362	5.3%

The Vanguard Group(3) 100 Vanguard Boulevard Malvern, Pennsylvania 19355	22,333,774	12.3%

Institutional Shareholder	Schedule 13G/13GA Filing Date	Sole Voting Power	Shared Voting Power	Sole Power To Dispose or To Direct the Disposition	Shared Power To Dispose or To Direct The Disposition
BlackRock, Inc.(1)	2/4/2019	14,765,688	—	16,276,978	—
State Street Corporation(2)	2/14/2019	—	8,390,365	—	9,511,917
The Vanguard Group(3)	2/11/2019	240,551	91,713	22,036,083	297,691

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our directors and executive officers, and any persons owning more than 10% of Entergy’s common stock, to file with the SEC and NYSE initial reports of beneficial ownership and certain changes in that beneficial ownership, with respect to the equity securities of Entergy. We prepare and file these reports on behalf of our directors and executive officers. Based solely on a review of these forms filed with the SEC and written representations from the reporting persons that no Form 5 was required, the Company believes all reports were timely filed in 2018, except for an initial report on Form 3 for John R. Burbank, a director of the Company, with respect to his holdings of Company stock as of March 3, 2018, the date he became a director of the Company.

OTHER IMPORTANT INFORMATION

Shareholder Proposals for Our 2020 Annual Meeting

For a shareholder proposal of business to be considered for inclusion in the proxy statement for our 2020 Annual Meeting pursuant to Rule 14a-8 under the Exchange Act, the proposal must be received by the Company at its principal executive offices no later than November 23, 2019. Shareholders who wish to propose business to be presented at the 2019 Annual Meeting, but not include such proposal in our proxy statement must deliver notice to the Company at its principal executive offices not later than February 3, 2020 and not earlier than January 4, 2020 and such notice must otherwise comply with our Bylaws.

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OTHER IMPORTANT INFORMATION

Shareholders who intend to submit director nominees for inclusion in our proxy statement for the 2020 Annual Meeting must comply with the requirements of proxy access as set forth in our Bylaws. The shareholder or group of shareholders who wish to submit director nominees pursuant to proxy access must deliver the required materials to the Company not later than November 23, 2019 and not earlier than October 24, 2019. Shareholders who wish to propose director nominees at the 2020 Annual Meeting, but not include such nominees in our proxy statement must deliver notice to the Company at its principal executive offices not later than February 3, 2020 and not earlier than January 4, 2020 and such notice must otherwise comply with our Bylaws.

Director Nominee Recommendations

Shareholders wishing to recommend a candidate to the Corporate Governance Committee should do so by submitting the recommendation in writing to our Secretary at 639 Loyola Avenue, P.O. Box 61000, New Orleans, LA 70161, and it will be forwarded to the Corporate Governance Committee members for their consideration. Any recommendation should include:

•	the number of shares of Company stock held by the shareholder;
•	the name and address of the candidate;
•

a brief biographical description of the candidate, including his or her occupation for at least the last five years, and a statement of the qualifications of the candidate, taking into account the qualification requirements discussed in “Board of Directors – Identifying Director Candidates;” and

•	the candidate’s signed consent to be named in the proxy statement and a representation of such candidates’ intent to serve as a director for the entire term if elected.

Once the Corporate Governance Committee receives the recommendation, it may request additional information from the candidate about the candidate’s independence, qualifications and other information that would assist the Corporate Governance Committee in evaluating the candidate, as well as certain information that must be disclosed about the candidate in our proxy statement, if nominated. The Corporate Governance Committee will apply the same standards in considering director candidates recommended by shareholders as it applies to other candidates.

How To Obtain Our Annual Report on Form 10-K

A copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2018, as filed with the SEC, will be sent to any shareholder without charge upon written request addressed to:

Entergy Corporation

Investor Relations

P. O. Box 61000

New Orleans, Louisiana 70161

You may also obtain our Annual Report on Form 10-K over the Internet at the SEC’s web site, www.sec.gov.

By order of the Board of Directors,

Leo P. Denault

Chairman of the Board and Chief Executive Officer

Dated: March 22, 2019

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FREQUENTLY ASKED QUESTIONS REGARDING MEETING ATTENDANCE AND VOTING

Why did I receive these proxy materials?

We are providing these proxy materials to you in connection with the solicitation of proxies by Entergy’s Board of Directors for our 2019 Annual Meeting and for any adjournment or postponement of the meeting. This Notice of Annual Meeting and Proxy Statement and a proxy or voting instruction card are being mailed or made available to shareholders starting on or about March 22, 2019. The Annual Meeting will take place on May 3, 2019, beginning at 10:00 a.m., Central Time, at The Woodlands Waterway Marriott, 1601 Lake Robbins Drive, The Woodlands, Texas 77380.

Who can vote at the Annual Meeting?

Holders of our common stock at the close of business on March 4, 2019, the record date for the meeting, can vote their shares at the Annual Meeting. On that date, we had 190,470,007 common shares outstanding and entitled to vote. Each common share is entitled to one vote on each matter properly brought before the meeting.

Do I need a ticket to attend the Annual Meeting?

No. If you are a shareholder of record, you need only present a form of personal identification to be admitted to the meeting. If your shares are held beneficially in the name of a bank, broker or other holder of record, you will receive instructions from the holder of record about how to vote your shares. You must follow the instructions of the holder of record in order for your shares to be voted. Telephone and Internet voting also will be offered to shareholders owning shares through certain banks and brokers. If your shares are not registered in your own name and you plan to vote your shares in person at the Annual Meeting, you should contact your broker or agent to obtain a legal proxy or broker’s proxy card and bring it to the Annual Meeting in order to vote. If your shares are held in an Entergy Savings Plan, you must present your employee identification badge.

No cameras, recording equipment, electronic devices, large bags, briefcases or packages will be permitted in the Annual Meeting.

Why did the Company mail a Notice of Internet Availability of Proxy Materials instead of printed copies of the materials?

Making the proxy materials available to shareholders via the Internet saves us the cost of printing and mailing documents and will reduce the impact of the Annual Meeting on the environment. If you received only a Notice of Internet Availability, you will not receive a printed copy of the proxy materials unless you request it. The Notice includes instructions on how to:

•	access and review the proxy materials;
•	submit your proxy via the Internet or by telephone; and
•	request a printed copy of proxy materials by mail.

Why did some shareholders receive printed or email copies of the proxy materials?

We are distributing printed copies of the proxy materials to shareholders who have previously requested printed copies and participants in Entergy’s Savings Plans. We are providing shareholders who have previously requested electronic delivery of proxy materials with an email containing a link to the website where the materials are available via the Internet.

How can I vote?

Your vote is important. We encourage you to vote promptly. Internet and telephone voting is available through 11:59 p.m. Eastern Time on Wednesday, May 1, 2019 for shares held in the Entergy Savings Plans and through 11:59 p.m. Eastern Time on Thursday, May 2, 2019 for all other shares. You may vote in one of the following ways:

By Telephone. If you are located in the United States or Canada, you can vote your shares by calling 1-800-690-6903 and following the instructions on the proxy card.

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FREQUENTLY ASKED QUESTIONS REGARDING MEETING ATTENDANCE AND VOTING

You may vote by telephone 24 hours a day. You will be able to confirm that the system has properly recorded your votes. If you vote by telephone, you do not need to return your proxy card.

By Internet. You can also vote your shares over the Internet at www.proxyvote.com. If you hold your shares in street name, please follow the Internet voting instructions that accompany your proxy materials. You may vote on the Internet 24 hours a day. As with telephone voting, you will be able to confirm that the system has properly recorded your votes. If you vote on the Internet, you do not need to return your proxy card or your voting instruction form.

For telephone and Internet voting, you will need the 16-digit control number included on your notice or proxy card or in the voting instruction form that accompanied your proxy materials.

By Mail. If you received your proxy materials by mail, you can vote by marking, dating, and signing your proxy card and returning it by mail in the enclosed postage-paid envelope. If you hold your shares in street name, please complete and mail the voting instruction form as indicated on such form.

At the Annual Meeting. If you are a shareholder of record and attend the Annual Meeting in person, you may use a ballot provided at the meeting to vote. If you hold your shares in street name, you must obtain a proxy, executed in your favor, from the holder of record if you wish to vote these shares at the Annual Meeting.

All shares that have been properly voted and not revoked will be voted at the Annual Meeting. If you sign and return your proxy card without any voting instructions, your shares will be voted as the Board of Directors recommends.

What if I change my mind after I vote my shares?

If you are a shareholder of record, you can revoke your proxy before it is exercised by:

•	written notice to the Secretary of the Company;
•	timely delivery of a valid, later-dated proxy or a later-dated vote by telephone or on the Internet; or
•	voting by ballot at the Annual Meeting.

If you hold your shares in street name, you may submit new voting instructions by contacting your bank, broker or other holder of record. You may also vote in person at the Annual Meeting if you obtain a legal proxy as described in the answer to the previous question.

All shares that have been properly voted and not revoked will be voted at the Annual Meeting.

How do I vote shares held under Entergy’s Savings Plans?

If you participate in one of the Company’s Savings Plans, your proxy card includes the number of shares credited to your account under that plan as of the record date. To allow sufficient time for the trustee to vote, the trustee must receive your voting instructions by 11:59 p.m. Eastern Time, on Wednesday, May 1, 2019. If the trustee does not receive your instructions by that date, the trustee will vote your shares in the same proportion of votes that the trustee receives from the other participants who did vote, except as may be otherwise required by law.

What is a quorum for the Annual Meeting?

We will have a quorum and will be able to conduct the business of the Annual Meeting if the holders of a majority of the shares entitled to vote are present at the meeting, either in person or by proxy. Abstentions and “broker non-votes” are counted as present for purposes of determining a quorum.

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FREQUENTLY ASKED QUESTIONS REGARDING MEETING ATTENDANCE AND VOTING

What are the voting requirements to elect directors and to approve each of the proposals discussed in this Proxy Statement?

•

Election of Directors.    In the election of directors, each director will be elected by the vote of the majority of votes cast with respect to that director nominee. A majority of votes cast means that the number of votes cast “For” a nominee’s election must exceed the number of votes cast “Against” such nominee’s election. A director who fails to receive a majority “For” vote will be required to tender his or her resignation to the Board of Directors for consideration. For additional information, see “Corporate Governance at Entergy – Our Board’s Governance Role – Key Corporate Governance Features – Shareholder Rights – Majority Voting In Director Elections.”

•

All other proposals.    To approve each of the other proposals discussed in this Proxy Statement, we must receive the affirmative vote of a majority of the shares entitled to vote on the matter and present in person at the Annual Meeting or represented by proxy.

A vote to “Abstain” will, pursuant to the Company’s Bylaws, not have any effect with respect to the election of directors; it will, however, have the effect of a vote “Against” the other proposals.

Will any other business be conducted at the meeting?

A shareholder has notified us of his intent to propose a resolution at the meeting requesting that beginning in 2019, Entergy annually publish a report of actually incurred corporate costs and associated actual and significant benefits accruing to shareholders and the climate from Entergy’s climate-related activities that are voluntary and exceed government regulatory requirements to be prepared at reasonable cost and omitting proprietary information. This shareholder proposal is referred to as the Floor Proposal. The Floor Proposal was not submitted under Rule 14a-8 under the Exchange Act, and the shareholder did not seek to have the Floor Proposal included in this Proxy Statement. Accordingly, the Floor Proposal may be presented at the meeting, but is not included in this Proxy Statement. If the Floor Proposal is presented at the Annual Meeting, the proxy holders will have, and intend to exercise, discretionary voting authority under Rule 14a-4(c) under the Exchange Act to vote AGAINST the Floor Proposal.

As of the date of this Proxy Statement, we do not know of any other matters to be raised at the Annual Meeting other than those referred to in this Proxy Statement. If other matters are properly presented at the Annual Meeting for consideration, the Proxy Committee appointed by the Board of Directors (the persons named in your proxy card) will have the discretion to vote on those matters for you.

Can I access the proxy materials and the 2018 Annual Report on the Internet?

This Notice of Annual Meeting and Proxy Statement and the 2018 Annual Report are available on our website at http://www.entergy.com/investor_relations/2018publications.aspx. Instead of receiving future proxy statements and accompanying materials by mail, most shareholders can elect to receive an e-mail that will provide electronic links to them. Opting to receive your proxy materials online will conserve natural resources and will save us the cost of producing documents and mailing them to you, and will also give you an electronic link to the proxy voting site.

Shareholders of Record: If you vote on the Internet at www.proxyvote.com, simply follow the prompts to enroll in the electronic proxy delivery service. You also may enroll in the electronic proxy delivery service at any time in the future by going directly to www.investordelivery.com and following the enrollment instructions.

Beneficial Owners: You also may be able to receive copies of these documents electronically. Please check the information provided in the proxy materials sent to you by your broker, bank or other holder of record regarding the availability of this service.

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FREQUENTLY ASKED QUESTIONS REGARDING MEETING ATTENDANCE AND VOTING

What is the difference between owning shares as a shareholder of record and as a beneficial owner?

You may own common shares in one or more of the following ways:

•	directly in your name as the shareholder of record;
•	indirectly through a broker, bank or other holder of record in “street name;” or
•	indirectly in one of the Company’s Savings Plans.

If your shares are registered directly in your name, you are the holder of record of these shares and you have the right to give your proxy directly to us, to give your voting instructions by telephone or by the Internet, or to vote in person at the Annual Meeting. If you hold your shares in street name, your broker, bank or other holder of record is sending these proxy materials to you and will also provide instructions on how to vote. As a holder in street name, you have the right to direct your broker, bank or other holder of record how to vote by filling out a voting instruction form that accompanies your proxy materials. If your shares are held in one of the Savings Plans, see “How do I vote shares held under Entergy’s Savings Plans?”

Is my vote confidential?

We maintain the confidentiality of the votes of individual shareholders. We do not disclose these votes to any member of management, unless we must disclose them for legal reasons. However, if a shareholder writes a comment on the proxy card, we will forward the comment to management. In reviewing the comment, management may learn how the shareholder voted. In addition, the Inspector of Election and selected employees of our independent tabulating agent may have access to individual votes in the normal course of counting and verifying the vote.

Is there a list of shareholders entitled to vote at the Annual Meeting?

The names of shareholders of record entitled to vote at the Annual Meeting will be available at the meeting and for ten days prior to the meeting for any purpose germane to the meeting, between the hours of 8:45 a.m. and 4:30 p.m., at our principal executive offices at 639 Loyola Avenue, New Orleans, Louisiana, by contacting the Corporate Secretary of the Company.

What is a broker non-vote?

If you are a beneficial owner whose shares are held of record by a broker, you must instruct the broker how to vote your shares. If you do not provide voting instructions, your shares will not be voted on any proposal on which the broker does not have discretionary authority to vote. This is called a “broker non-vote.” In these cases, the broker can register your shares as being present at the Annual Meeting for purposes of determining the presence of a quorum, but will not be able to vote on those matters for which specific authorization is required under the rules of the NYSE.

If you are a beneficial owner whose shares are held of record by a broker, your broker has discretionary voting authority under NYSE rules to vote your shares on the ratification of the appointment of Deloitte & Touche as our independent registered public accountants, even if the broker does not receive voting instructions from you. However, your broker does not have discretionary authority to vote on any of the other proposals to be presented at the Annual Meeting without instructions from you, in which case a broker non-vote will occur and your shares will not be voted on these matters.

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FREQUENTLY ASKED QUESTIONS REGARDING MEETING ATTENDANCE AND VOTING

Who counts the votes?

We have engaged Broadridge Financial Solutions, Inc., as our independent agent, to receive and tabulate votes at the Annual Meeting. Broadridge will separately tabulate “For” and “Against” votes and abstentions and broker non-votes. Broadridge has also been retained to be our election inspector to certify the results, determine the existence of a quorum and the validity of proxies and ballots, and perform any other acts required under the Delaware General Corporation Law.

Who will pay for the cost of the proxy solicitation?

We will pay the expenses of soliciting proxies. We have hired Morrow Sodali LLC, 470 West Avenue, Stamford, Connecticut 06902 to help us distribute and solicit proxies. We will pay Morrow Sodali LLC $16,000, plus expenses, for these services. Our directors, officers or employees may solicit proxies for us in person, or by telephone, facsimile or electronic transmission, but will not receive any additional compensation in connection with any such solicitation.

98 •	2019 Proxy Statement

APPENDIX A

Reconciliation of GAAP and Non-GAAP Financial Measures

Entergy reports its financial results in accordance with generally accepted accounting principles (GAAP). However, we believe that certain non-GAAP financial measures calculated on an operational basis, which exclude the effect of special items, provide useful information to investors in evaluating the ongoing results of Entergy’s business and assist investors in comparing Entergy’s operating performance to the operating performance of other companies in the Utility sector. Entergy uses the non-GAAP measure of Utility, Parent & Other adjusted earnings per share, which combines the per share earnings of the Utility segment with Parent & Other, excludes applicable special items and normalizes weather and income tax expense for the periods presented, because it believes that these financial metrics provide useful information to investors in evaluating the ongoing results of Entergy’s businesses and assist investors in comparing Entergy’s financial performance to the financial performance of other companies in the Utility sector. These non-GAAP financial measures should be viewed in addition to, and not as an alternative for, our Company’s reported results prepared in accordance with GAAP.

Below is a reconciliation of GAAP and non-GAAP financial measures used in this Proxy Statement.

GAAP to Non-GAAP Reconciliation – Operational and Incentive Plan Results

	EPS	OCF
	(per share in $)	($ in billions)
2018
As-reported results	4.63	2.385
Less:
Special items due to tax reform	0.21	—
Items associated with decisions to sell or close EWC nuclear plants	(2.89)	(0.044)

Operational results	7.31	2.429
Add:
Exclusion for the effect of transactions recorded for unresolved litigation pertaining to the System Agreement	0.03	0.011
Exclusion for the effect of unrealized gains and losses on equity securities different from that assumed when setting the incentive plan target	1.29	—
Exclusion for the effects of 2017 tax reform different from that assumed when setting the incentive plan target	—	0.380

2018 Incentive Plan results	8.63	2.820

2017
As-reported results	2.28	2.624
Less:
Special items due to tax reform	(2.91)	—
Items associated with decisions to sell or close EWC nuclear plants	(2.32)	(0.109)
Gain on the sale of FitzPatrick	0.06	—
Income tax benefit resulting from FitzPatrick transaction	0.25	—
Miscellaneous payments resulting from FitzPatrick transaction	—	(0.016)

Operational results	7.20	2.749
Add:
Exclusion for the effect of major storms	0.02	0.024

2017 Incentive Plan results	7.22	2.773

2019 Proxy Statement	• A-1

APPENDIX A

GAAP to Non-GAAP Reconciliation – Utility, Parent & Other Adjusted Earnings Per Share
	2018	2017
($ in millions)
Utility as-reported earnings	1,483	762
Parent & Other as-reported earnings (loss)	(292)	(175)

Utility, Parent & Other as-reported earnings	1,191	586
Less:
Special items due to tax reform	38	(129)
Estimated weather(1)	90	(128)
Tax effect of estimated weather(1)	(23)	49

Portion of E-AR and E-MS weather reserved for customers	(15)	—
Tax effect on E-AR and E-MS customer reserve(2)	4	—

Estimated weather, net of customer reserve (after-tax)	56	(79)
Difference between effective and statutory income tax rates(3)	233	(31)
Utility, Parent & Other adjusted earnings	864	824
(After-tax per share in $)(3)
Utility as-reported earnings	8.09	4.22
Parent & Other as-reported earnings (loss)	(1.59)	(0.97)

Utility, Parent & Other as-reported earnings	6.50	3.25
Less:
Special items due to tax reform	0.21	(0.71)
Estimated weather, net of customer service	0.31	(0.44)
Difference between effective and statutory income tax rates(3)	1.27	(0.17)

Utility, Parent & Other adjusted earnings	4.71	4.57

Calculations may differ due to rounding

(1)

The effects of weather were estimated using heating degree days and cooling degree days for the billing cycles from certain locations within each jurisdiction and comparing to “normal” weather based on 20-year historical data. The models used to estimate weather are updated periodically and are subject to change.

(2)	Income tax effect is calculated by multiplying the pre-tax amount by the estimated income tax rates that are expected to apply.
(3)

Other income tax items represent the adjustment made to income tax expense to reflect a statutory tax rate estimated to be 25.5% in 2018 and 38.5% in 2017. The year-to-date 2018 period excludes reductions of $775 million for the return of unprotected excess ADIT (no earnings impact).

(4)

Per share amounts are calculated by multiplying the pre-tax amount by the estimated income tax rate that is expected to apply to each adjustment and then dividing by the diluted average number of common shares outstanding for the period.

A-2 •	2019 Proxy Statement

APPENDIX B

2019 ENTERGY CORPORATION OMNIBUS INCENTIVE PLAN

Section 1. Purpose of Plan.

The purposes of this Entergy Corporation 2019 Omnibus Incentive Plan are to (a) provide an additional incentive to selected key personnel of the Company or its Affiliates whose contributions are essential to the growth and success of the Company, (b) strengthen the commitment of such individuals to the Company and its Affiliates, (c) motivate those individuals to faithfully and diligently perform their responsibilities, and (d) attract and retain competent and dedicated individuals whose efforts will result in the long-term growth and profitability of the Company for the benefit of its stakeholders. To accomplish these purposes, the Plan provides that the Company may grant Options, Share Appreciation Rights, Restricted Shares, Restricted Stock Units, Other Share-Based Awards, Cash Awards, or any combination of the foregoing.

Section 2. Definitions.

For purposes of the Plan, the following terms shall be defined as set forth below:

(a) “Administrator” means the Board, or, if and to the extent the Board does not administer the Plan, the Committee in accordance with Section 3.

(b) “Affiliate” means a Person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the Person specified as of any date of determination.

(c) “Applicable Laws” means the applicable requirements under U.S. federal and state corporate laws, U.S. federal and state securities laws, including the Code, any stock exchange or quotation system on which the Common Stock is listed or quoted, and the applicable laws of any other country or jurisdiction where Awards are granted under the Plan, as are in effect from time to time.

(d) “Award” means any Option, Share Appreciation Right, Restricted Share, Restricted Stock Unit, Other Share-Based Award, or Cash Award granted under the Plan.

(e) “Award Agreement” means any written notice, agreement, contract or other instrument or document evidencing an Award, including through electronic medium, which shall contain such terms and conditions with respect to an Award as the Administrator shall determine, consistent with the Plan.

(f) “Board” means the Board of Directors of the Company.

(g) “Business Combination” has the meaning set forth in the definition of Change in Control.

(h) “Bylaws” mean the bylaws of the Company, as may be amended and/or restated from time to time.

(i) “Cash Award” means cash awarded under Section 11, including cash awarded as a bonus or upon the attainment of performance goals or otherwise as permitted under the Plan.

(j) “Cause” means, except as may otherwise be provided in an Award Agreement, (i) in respect of the period before a Change in Control and the period beginning more than twenty-four (24) months after a Change in Control, the occurrence of any of the following acts, omissions, events or circumstances, as determined by the Participant’s employer in its sole discretion, (A) the continuing failure by the Participant to substantially perform the Participant’s duties in a satisfactory manner; (B) the engaging by the Participant in conduct which is injurious to the Company or any Affiliate, monetarily, with respect to reputation or otherwise, (C) neglect or intentional disregard of the Participant’s duties; embezzlement, theft, larceny, fraud, or other acts of dishonesty by the Participant, (D) a violation by

2019 Proxy Statement	• B-1

APPENDIX B

the Participant of any Company or Affiliate policy or procedure, the Code of Entegrity, or any applicable law or regulation, or of any agreement between the Participant and the Company or any Affiliate, (E) gross insubordination or repeated insubordination by the Participant, (F) indictment for, conviction of, or entrance of a plea of guilty or nolo contendere to, a felony, or to any other crime which is having or may have an adverse effect on the Participant’s ability to carry out the Participant’s duties or which is injurious to the Company or any Affiliate, monetarily, with respect to reputation or otherwise, (G) the unauthorized disclosure by the Participant of any confidential or proprietary information or confidences of the Company or any Affiliate, or (H) the failure of the Participant to obtain or retain, as applicable, any license, qualification, exemption or other status necessary for the Participant to fully perform the Participant’s employment duties and (ii) in respect of the period beginning upon and ending twenty-four (24) months after a Change in Control, (A) the willful and continuing failure by the Participant to substantially perform the Participant’s duties (other than such failure resulting from the Participant’s incapacity due to physical or mental illness or any such actual or anticipated failure after the issuance of a notice of termination for Good Reason by the Participant), provided that any such failure has not been cured by the Participant within thirty (30) days after a written demand for substantial performance is delivered to the Participant by the Company or the Participant’s employer, which demand specifically identifies the manner in which the Company or employer or, in the case of an ML 1-4 Participant, the Board, believes that the Participant has not substantially performed, (B) the willful engaging by the Participant in conduct which is demonstrably and materially injurious to the Company or any Affiliate, monetarily or otherwise; (C) the Participant’s indictment for, conviction of, or entrance of a plea of guilty or nolo contendere to a felony or other crime which has or may have a material adverse effect on the Participant’s ability to carry out the Participant’s duties or upon the reputation of the Company or any Affiliate; or (D) a material violation by the Participant of any agreement the Participant has with the Company or an Affiliate provided that, for purposes of clauses (ii)(A) and (ii)(B) of this definition, no act, or failure to act, on the Participant’s part shall be deemed “willful” unless done, or omitted to be done, by the Participant not in good faith and without reasonable belief that the Participant’s act, or failure to act, was in the best interest of the Participant’s employer.

(k) “Change in Capitalization” means any (i) merger, consolidation, reclassification, recapitalization, spin-off, spin-out, repurchase or other reorganization or corporate transaction or event, (ii) special or extraordinary dividend or other extraordinary distribution (whether in the form of cash, Common Stock or other property), stock split, reverse stock split, share subdivision or consolidation, (iii) combination or exchange of shares, or (iv) other change in corporate structure, which, in any such case, the Administrator determines, in its sole discretion, affects the Shares such that an adjustment pursuant to Section 5 is appropriate.

(l) “Change in Control” means

(1) a purchase or other acquisition by any Person following which such Person is the beneficial owner (within the meaning of Rule 13d-3 promulgated under the Act) of thirty percent (30%) or more of either (x) the shares of Common Stock outstanding immediately following such purchase or acquisition or (y) the combined voting power of the Company’s voting securities entitled to vote generally and outstanding immediately following such purchase or acquisition, other than any purchase or other acquisition (i) directly from the Company, (ii) by the Company or a System Company, (iii) by any employee benefit plan (or related trust) sponsored by the Company or a System Company (a “System Plan”), or (iv) in connection with a Non-CIC Merger (defined in paragraph 2 below);

(2) the consummation of a merger, consolidation, reorganization, statutory share exchange or similar corporate transaction or series of related transactions involving the Company or any System Company or other direct or indirect subsidiary of the Company that alone or in the aggregate constitutes at least fifty percent (50%) of the book value of the Company on a consolidated basis (a “Business Combination”), other than a “Non-CIC Merger,” which shall mean a Business Combination

B-2 •	2019 Proxy Statement

APPENDIX B

immediately following which (i) all or substantially all of the beneficial owners of the shares of Common Stock immediately prior to such Business Combination and of the combined voting power of the Company’s voting securities entitled to vote generally and outstanding immediately prior to such Business Combination (“Incumbent Company Shareholders”) beneficially own, directly or indirectly, more than sixty percent (60%) of the then outstanding shares of common stock (or, for a non-corporate entity, equivalent securities) and more than sixty percent (60%) of the combined voting power of the voting securities, respectively, of the corporation or entity resulting from such Business Combination (including without limitation a corporation or entity which as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions with respect to one another as their ownership immediately prior to such Business Combination, (ii) no Person (excluding any corporation or entity resulting from such Business Combination and any System Plan) beneficially owns, directly or indirectly, thirty percent (30%) or more of the shares of common stock or the combined voting power of the voting securities of the corporation or entity resulting from such Business Combination, except to the extent that such ownership existed prior to the Business Combination, and (iii) the individuals who comprise the Board immediately prior to such Business Combination constitute at least a majority of the Board, or, if the Company is not the surviving entity, either the board of directors of the entity surviving such Business Combination or the board of directors of any parent thereof immediately following such Business Combination (unless the failure of such individuals to comprise at least such a majority is unrelated to such Business Combination);

(3) the shareholders of the Company approve a plan of complete liquidation or dissolution of the Company or there is consummated a sale or disposition by the Company of all or substantially all of the Company’s assets, whether in a single transaction or a series of related transactions, other than any such sale or disposition of assets to an entity at least sixty percent (60%) of the voting securities of which are held directly or indirectly by a System Company or the Incumbent Company Shareholders; or

(4) any change in the composition of the Board such that individuals who on the Effective Date constitute the Board and any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including without limitation a consent solicitation, relating to the election of directors of the Company) whose appointment or election by the Board or nomination for election by the Company’s shareholders was approved or recommended by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors on such Effective Date or whose appointment, election or nomination for election was previously so approved or recommended, cease for any reason to constitute at least a majority thereof.

Notwithstanding the foregoing, (i) a Change in Control shall not be deemed to have occurred by virtue of the consummation of any transaction or series of integrated transactions immediately following which the holders of Common Stock immediately prior to such transaction or series of transactions continue to have substantially the same proportionate ownership in an entity which owns all or substantially all of the assets of the Company immediately following such transaction or series of transactions, and (ii) if all or a portion of an Award constitutes deferred compensation under Section 409A of the Code and such Award (or portion thereof) is to be settled, distributed or paid on an accelerated basis due to a Change in Control event that is not a “change in control event” described in Treasury Regulation Section 1.409A-3(i)(5) or successor guidance, if such settlement, distribution or payment would result in additional tax under Section 409A of the Code, such Award (or the portion thereof) shall vest at the time of the Change in Control (provided such accelerated vesting will not result in additional tax under Section 409A of the Code), but settlement, distribution or payment, as the case may be, shall not be accelerated.

(m) “Code” means the Internal Revenue Code of 1986, as amended from time to time, or any successor thereto.

2019 Proxy Statement	• B-3

APPENDIX B

(n) “Committee” means any committee or subcommittee the Board may appoint to administer the Plan. Subject to the discretion of the Board, the Committee shall be composed entirely of individuals who meet the qualifications of a “non-employee director” within the meaning of Rule 16b-3 under the Exchange Act and any other qualifications required by the applicable stock exchange on which the Common Stock is traded.

(o) “Common Stock” means the common stock of the Company, having a par value of $0.01 per share.

(p) “Company” means Entergy Corporation, a Delaware corporation (or any successor company, except as the term “Company” is used in the definition of “Change in Control” above).

(q) “Disability” means in respect of a Participant, except as may be otherwise provided in an Award Agreement, “Disability” or similar term within the meaning of the long-term disability plan of the Company or its Affiliates under which the Participant is covered from time to time or, if there is no such plan, that the Participant, as determined by the Administrator in its sole discretion, (i) is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months, or (ii) is, by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months, receiving income replacement benefits for a period of not less than three (3) months under an accident and health plan covering employees of the Company or an Affiliate thereof.

(r) “Effective Date” has the meaning set forth in Section 18.

(s) “Eligible Recipient” means an employee, director, independent contractor or consultant of the Company or any Affiliate of the Company who is a natural person and who has been selected as an eligible participant by the Administrator; provided, however, to the extent required to avoid accelerated taxation and/or tax penalties under Section 409A of the Code, an Eligible Recipient of an Option or a Stock Appreciation Right means an employee, non-employee director, independent contractor or consultant of the Company or any Affiliate of the Company with respect to whom the Company is an “eligible issuer of service recipient stock” within the meaning of Section 409A of the Code.

(t) “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time.

(u) “Exempt Award” means the following:

(1) An Award granted in assumption of, or in substitution for, outstanding awards previously granted by a corporation or other entity acquired by the Company or any of its Affiliates or with which the Company or any of its Affiliates combines by merger or otherwise. The terms and conditions of any such Awards may vary from the terms and conditions set forth in the Plan to the extent the Administrator at the time of grant may deem appropriate, subject to Applicable Laws.

(2) An “employment inducement” award as described in the applicable stock exchange listing manual. The terms and conditions of any “employment inducement” award may vary from the terms and conditions set forth in the Plan to such extent as the Administrator at the time of grant may deem appropriate, subject to Applicable Laws.

(3) An award that an Eligible Recipient purchases at Fair Market Value (including awards that an Eligible Recipient elects to receive in lieu of fully vested compensation that is otherwise due) whether or not the Shares are delivered immediately or on a deferred basis.

(v) “Exercise Price” means, (i) with respect to any Option, the per share price at which a holder of such Option may purchase Shares issuable upon exercise of such Award and (ii) with respect to a Share Appreciation Right, the base price per share of such Share Appreciation Right.

B-4 •	2019 Proxy Statement

APPENDIX B

(w) “Fair Market Value” of a share of Common Stock or another security as of a particular date means the fair market value as determined by the Administrator in its sole discretion; provided, that, (i) if the Common Stock or other security is admitted to trading on a national securities exchange, the fair market value on any date shall be the closing sale price reported on such date, or if no shares were traded on such date, on the last preceding date for which there was a sale of a share of Common Stock on such exchange, or (ii) if the Common Stock or other security is then traded in an over-the-counter market, the fair market value on any date shall be the average of the closing bid and asked prices for such share in such over-the-counter market for the last preceding date on which there was a sale of such share in such market.

(x) “Free Standing Rights” has the meaning set forth in Section 8.

(y) “Good Reason” means, except as may otherwise be provided in an Award Agreement, (i) a material reduction by the Company in the Participant’s annual base salary as in effect from time to time or (ii) the relocation of the Participant’s principal place of employment to a location more than fifty (50) miles from the Participant’s principal place of employment in effect from time to time, or the Company or an Affiliate requiring the Participant to be based anywhere other than such principal place of employment (or permitted relocation thereof) except for required travel on the business to an extent substantially consistent with reasonable business travel obligations; provided that the Participant provides the Company with a written notice of termination for Good Reason within ninety (90) days following the occurrence of the event constituting Good Reason and the Company shall not have cured the circumstance giving rise to Good Reason within thirty (30) days following such notice.

(z) “Incentive Compensation” means annual cash bonus and any Award.

(aa) “Incumbent Company Shareholders” has the meaning set forth in the definition of Change in Control.

(bb) “ISO” means an Option intended to be and designated as an “incentive stock option” within the meaning of Section 422 of the Code.

(cc) “ML 1-4 Participant” means a Participant who, as of immediately prior to the occurrence of a Change in Control or at any time during the two-year period immediately following the Change in Control, is reflected on the Human Resource records of their System Company employer as being in System Management level 1, 2, 3 or 4.

(dd) “Non-CIC Merger” has the meaning set forth in the definition of Change in Control.

(ee) “Non-Employee Director Award” means any Award granted to a non-employee director of the Company.

(ff) “Nonqualified Stock Option” means an Option that is not designated or that otherwise does not qualify as an ISO.

(gg) “Option” means an option to purchase shares of Common Stock granted pursuant to Section 7. The term “Option” as used in the Plan includes the terms “Nonqualified Stock Option” and “ISO.”

(hh) “Other Share-Based Award” means a right or other interest granted pursuant to Section 10 that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, Common Stock, including without limitation unrestricted Shares, dividend equivalents or performance units, each of which may be subject to the attainment of performance goals or a period of continued provision of service or employment or other terms or conditions as permitted under the Plan.

(ii) “Participant” means any Eligible Recipient selected by the Administrator, pursuant to the Administrator’s authority provided for in Section 3, to receive grants of Awards, and, upon his or her death, his or her successors, heirs, executors and administrators, as the case may be.

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(jj) “Person” shall have the meaning given in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof.

(kk) “Plan” means this 2019 Omnibus Incentive Plan.

(ll) “Related Rights” has the meaning set forth in Section 8.

(mm) “Restricted Period” has the meaning set forth in Section 9.

(nn) “Restricted Share” means a Share granted pursuant to Section 9 subject to certain restrictions that lapse at the end of a specified period (or periods) of time and/or upon attainment of specified performance objectives.

(oo) “Restricted Stock Unit” means the right granted pursuant to Section 9 to receive a Share at the end of a specified restricted period (or periods) of time and/or upon attainment of specified performance objectives.

(pp) “Section 16 Officer” means any officer of the Company whom the Board has determined is subject to the reporting requirements of Section 16 of the Exchange Act, whether or not such individual is a Section 16 Officer at the time the determination to recoup compensation is made.

(qq) “Securities Act” means the Securities Act of 1933, as amended from time to time.

(rr) “Share Appreciation Right” means a right granted pursuant to Section 8 to receive an amount equal to the excess, if any, of (i) the aggregate Fair Market Value, as of the date such Award or portion thereof is surrendered, of the Shares covered by such Award or such portion thereof, over (ii) the aggregate Exercise Price of such Award or such portion thereof.

(ss) “Shares” means Common Stock reserved for issuance under the Plan, as adjusted pursuant to the Plan, and any successor (pursuant to a merger, consolidation or other reorganization) security.

(tt) “Subsidiary” means, with respect to any Person, as of any date of determination, any other Person as to which such first Person owns or otherwise controls, directly or indirectly, more than 50% of the voting shares or other similar interests or a sole general partner interest or managing member or similar interest of such other Person.

(uu) “System Company” means the Company, any corporation or other entity eighty percent (80%) or more of whose stock (or, for a non-corporate entity, equivalent securities) (based on voting power or value) is owned, directly or indirectly, by the Company, and any partnership or trade or business which is eighty percent (80%) or more controlled, directly or indirectly, by the Company, and, except in determining whether a Change in Control has occurred, shall include any successor thereto.

(vv) “System Plan” has the meaning set forth in the definition of Change in Control.

(ww) “Transfer” has the meaning set forth in Section 16.

Section 3. Administration.

(a) The Plan shall be administered by the Administrator and shall be administered, to the extent applicable, in accordance with Rule 16b-3 under the Exchange Act.

(b) Pursuant to the terms of the Plan, the Administrator, subject, in the case of any Committee, to any restrictions on the authority delegated to it by the Board, shall have the power and authority, without limitation:

(1) to select those Eligible Recipients who shall be Participants;

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(2) to determine whether and to what extent Options, Share Appreciation Rights, Restricted Shares, Restricted Stock Units, Cash Awards, Other Share-Based Awards or a combination of any of the foregoing, are to be granted hereunder to Participants;

(3) to determine the number of Shares to be covered by each Award granted hereunder;

(4) to determine the terms and conditions, not inconsistent with the terms of the Plan, of each Award granted hereunder (including without limitation (i) the restrictions applicable to Restricted Shares or Restricted Stock Units and the conditions under which restrictions applicable to such Restricted Shares or Restricted Stock Units shall lapse, (ii) the performance goals and periods, if any, applicable to Awards, (iii) the Exercise Price of each Option and each Share Appreciation Right or the purchase price of any other Award, (iv) the vesting schedule and terms applicable to each Award, (v) the number of Shares or amount of cash or other property subject to each Award and (vi) subject to the requirements of Section 409A of the Code (to the extent applicable), amendments to the terms and conditions of outstanding Awards, including without limitation extending the exercise period of such Awards and accelerating the vesting and/or payment schedules of such Awards; provided, however, that such acceleration may only occur in the event of the Participant’s death or Disability).

(5) to determine the terms and conditions, not inconsistent with the terms of the Plan, which shall govern all written instruments evidencing Awards;

(6) to determine Fair Market Value in accordance with the terms of the Plan;

(7) to determine the duration and purpose of leaves of absence which may be granted to a Participant without constituting termination of the Participant’s service or employment for purposes of Awards granted under the Plan;

(8) to adopt, alter and repeal such administrative rules, regulations, guidelines and practices governing the Plan as it shall from time to time deem advisable;

(9) to construe and interpret the terms and provisions of, and supply or correct omissions in, the Plan and any Award issued under the Plan (and any Award Agreement relating thereto), and to otherwise supervise the administration of the Plan and to exercise all powers and authorities either specifically granted under the Plan or necessary and advisable in the administration of the Plan; and

(10) to prescribe, amend and rescind rules and regulations relating to sub-plans established for the purpose of satisfying applicable non-United States laws or for qualifying for favorable tax treatment under applicable non-United States laws, which rules and regulations may be set forth in an appendix or appendixes to the Plan.

(c) Subject to Section 5, neither the Board nor the Committee shall have the authority to reprice or cancel and regrant any Award at a lower exercise, base or purchase price or cancel any Award with an exercise, base or purchase price of less than Fair Market Value in exchange for cash, property or other Awards without first obtaining the approval of the Company’s shareholders. Without limiting any other provision of the Plan, dividends declared with respect to an Award during the period before the Award has vested shall only become payable if (and to the extent) the Shares underlying the Award vest.

(d) All decisions made by the Administrator pursuant to the provisions of the Plan shall be final, conclusive and binding on all Persons, including the Company and the Participants.

(e) The expenses of administering the Plan shall be borne by the Company and its Affiliates.

(f) If at any time or to any extent the Board shall not administer the Plan, then the functions of the Administrator specified in the Plan shall be exercised by the Committee. Except as otherwise provided

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in the Company’s Certificate of Incorporation or Bylaws, any action of the Committee with respect to the administration of the Plan shall be taken by a majority vote at a meeting at which a quorum is duly constituted or by unanimous written consent of the Committee’s members.

(g) To the extent permitted by applicable law, the Administrator may delegate some or all of its power and authority under the Plan to one or more of its members or to one or more officers of the Company, or to one or more agents or advisors, and the Administrator or any individuals to whom it has delegated duties or powers may employ one or more individuals to render advice with respect to any responsibility that the Administrator or such individuals may have under the Plan. The Committee may, by resolution, authorize the Chief Executive Officer or one or more officers of the Company to do one or both of the following on the same basis as can the Committee: (1) designate Eligible Recipients other than non-employee directors of the Company to be recipients of Awards; and (2) determine the size of any such Awards; provided, however, (i) the Committee may not delegate its power and authority with respect to Awards to officers subject to Section 16 of the Exchange Act or to the extent prohibited by applicable law, regulation or rule of a stock exchange on which the Common Stock is listed; (ii) the resolution providing such authorization sets forth the total number of Shares underlying Awards such officer(s) may grant; and (iii) such delegee shall report periodically to the Committee regarding the nature and scope of the Awards granted pursuant to the authority delegated.

Section 4. Shares Reserved for Issuance Under the Plan.

(a) Subject to Section 5, the number of shares of Common Stock that are reserved and available for issuance pursuant to Awards granted under the Plan shall be equal to 7,300,000 shares; provided that shares of Common Stock issued under the Plan with respect to an Exempt Award shall not count against such share limit.

(b) Shares issued under the Plan may, in whole or in part, be authorized but unissued Shares or Shares that shall have been or may be reacquired by the Company in the open market, in private transactions or otherwise. If an Award entitles the Participant to receive or purchase Shares, the number of Shares covered by such Award or to which such Award relates shall be counted on the date of grant of such Award against the aggregate number of Shares available for granting Awards under the Plan. If any Shares subject to an Award (other than an Exempt Award) are forfeited, cancelled, exchanged or surrendered or if an Award (other than an Exempt Award) otherwise terminates or expires without a distribution of shares to the Participant, the Shares with respect to such Award shall, to the extent of any such forfeiture, cancellation, exchange, surrender, termination or expiration, again be available for granting Awards under the Plan. Notwithstanding the foregoing, Shares surrendered or withheld as payment of either the Exercise Price of an Award (including Shares underlying a Share Appreciation Right that are retained by the Company to account for the Exercise Price of such Share Appreciation Right) and/or withholding taxes in respect of an Award shall no longer be available for grant under the Plan. In addition, (i) to the extent an Award (other than an Exempt Award) is denominated in shares of Common Stock, but paid or settled in cash, the number of shares of Common Stock with respect to which such payment or settlement is made shall again be available for grants of Awards pursuant to the Plan and (ii) shares of Common Stock underlying Awards that can only be settled in cash shall not be counted against the aggregate number of shares of Common Stock available for Awards under the Plan. Upon the exercise of any Award granted in tandem with any other Awards, such related Awards shall be cancelled to the extent of the number of Shares as to which the Award is exercised.

(c) All Shares may be issued pursuant to the exercise of ISOs.

(d) Notwithstanding anything to the contrary in the Plan except for Section 3(b)(4)(vi) and Section 12 or in respect of Awards that are not denominated in Shares, each Award (other than Awards representing a maximum of five percent (5%) of the Shares reserved for issuance under the Plan pursuant to Section 4(a)) shall be granted subject to a minimum vesting period of at least twelve (12) months.

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(e) Subject to Section 5 and exclusive of Exempt Awards, (i) the maximum number of Shares with respect to which Options or Share Appreciation Rights, or a combination thereof, may be granted during any calendar year to any Participant shall be 1,500,000, (ii) the maximum number of Shares with respect to which other Awards subject to performance vesting criteria that may be earned by any person during any calendar year shall be 500,000, (iii) the maximum amount that may be earned by any person during any applicable calendar year with respect to other Awards denominated in cash shall be 0.5% of the Company’s operating cash flow, and (iv) no Participant who is a non-employee director of the Company shall be granted during any calendar year Share-settled Awards with a grant date fair value for financial reporting purposes in excess of $550,000.

Section 5. Equitable Adjustments.

In the event of any Change in Capitalization, an equitable substitution or proportionate adjustment shall be made in (i) the aggregate number and kind of securities reserved for issuance under the Plan pursuant to Section 4, (ii) the kind, number of securities subject to, and the Exercise Price subject to outstanding Options and Share Appreciation Rights granted under the Plan, (iii) the kind, number and purchase price of Shares or other securities or the amount of cash or amount or type of other property subject to outstanding Restricted Shares, Restricted Stock Units or Other Share-Based Awards granted under the Plan; and/or (iv) the terms and conditions of any outstanding Awards (including without limitation any applicable performance targets or criteria with respect thereto); provided, however, that any fractional shares resulting from the adjustment shall be eliminated. Without limiting the generality of the foregoing, in connection with a Change in Capitalization, the Administrator may provide, in its sole discretion, but subject in all events to the requirements of Section 409A of the Code, for the cancellation of any outstanding Award granted hereunder in exchange for payment in cash or other property having an aggregate Fair Market Value equal to the Fair Market Value of the Shares, cash or other property covered by such Award, reduced by the aggregate Exercise Price or purchase price thereof, if any; provided, however, that if the Exercise Price or purchase price of any outstanding Award is equal to or greater than the Fair Market Value of the shares of Common Stock, cash or other property covered by such Award, the Administrator may cancel such Award without the payment of any consideration to the Participant. Further, without limiting the generality of the foregoing, with respect to Awards subject to foreign laws, adjustments made hereunder shall be made in compliance with applicable requirements. Except to the extent determined by the Administrator, any adjustments to ISOs under this Section 5 shall be made only to the extent not constituting a “modification” within the meaning of Section 424(h)(3) of the Code. The Administrator’s determinations pursuant to this Section 5 shall be final, binding and conclusive. Such other equitable substitutions or adjustments shall be made as may be determined by the Administrator, in its sole discretion. The Administrator is further authorized to make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or infrequent events (including without limitation the events described in this Section 5) affecting the Company or the financial statements of the Company, or of changes in applicable laws, regulations, or accounting principles, whenever the Administrator determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan.

Section 6. Eligibility.

The Participants in the Plan shall be selected from time to time by the Administrator, in its sole discretion, from those individuals that qualify as Eligible Recipients.

Section 7. Options.

(a) General. Options granted under the Plan shall be designated as Nonqualified Stock Options or ISOs. Each Participant who is granted an Option shall enter into an Award Agreement with the Company, containing such terms and conditions as the Administrator shall determine, in its sole

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discretion, including, among other things, the Exercise Price of the Option, the term of the Option and provisions regarding exercisability of the Option, and whether the Option is intended to be an ISO or a Nonqualified Stock Option (and in the event the Award Agreement has no such designation, the Option shall be a Nonqualified Stock Option). The provisions of each Option need not be the same with respect to each Participant. More than one Option may be granted to the same Participant and be outstanding concurrently hereunder. Options granted under the Plan shall be subject to the terms and conditions set forth in this Section 7 and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Administrator shall deem desirable and set forth in the applicable Award Agreement.

(b) Exercise Price. The Exercise Price of Shares purchasable under an Option shall be determined by the Administrator in its sole discretion at the time of grant, but in no event shall the exercise price of an Option be less than one hundred percent (100%) of the Fair Market Value of a share of Common Stock on the date of grant.

(c) Option Term. The maximum term of each Option shall be fixed by the Administrator, but no Option shall be exercisable more than ten (10) years after the date such Option is granted. Each Option’s term is subject to earlier expiration pursuant to the applicable provisions in the Plan and the Award Agreement.

(d) Exercisability. Each Option shall be exercisable at such time or times and subject to such terms and conditions, including the attainment of performance goals, as shall be determined by the Administrator in the applicable Award Agreement. The Administrator may also provide that any Option shall be exercisable only in installments.

(e) Method of Exercise. Options may be exercised in whole or in part by giving written notice of exercise to the Company specifying the number of whole Shares to be purchased, accompanied by payment in full of the aggregate Exercise Price of the Shares so purchased in cash or its equivalent, as determined by the Administrator. As determined by the Administrator, in its sole discretion, with respect to any Option or category of Options, payment in whole or in part may also be made (i) by means of consideration received under any cashless exercise procedure approved by the Administrator (including the withholding of Shares otherwise issuable upon exercise), (ii) in the form of unrestricted Shares already owned by the Participant which have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which such Option shall be exercised, (iii) any other form of consideration approved by the Administrator and permitted by Applicable Laws or (iv) any combination of the foregoing.

(f) ISOs. The terms and conditions of ISOs granted hereunder shall be subject to the provisions of Section 422 of the Code and the terms, conditions, limitations and administrative procedures established by the Administrator from time to time in accordance with the Plan. ISOs may be granted only to an employee of the Company, its “parent corporation” (as such term is defined in Section 424(e) of the Code), if any, or a Subsidiary of the Company.

(1) ISO Grants to 10% Stockholders. Notwithstanding anything to the contrary in the Plan, if an ISO is granted to a Participant who owns shares representing more than ten percent (10%) of the voting power of all classes of shares of the Company, its “parent corporation” (as such term is defined in Section 424(e) of the Code), if any, or a Subsidiary of the Company, the term of the ISO shall not exceed five (5) years from the time of grant of such ISO and the Exercise Price shall be at least one hundred and ten percent (110%) of the Fair Market Value of the Shares on the date of grant.

(2) $100,000 Per Year Limitation For ISOs. To the extent the aggregate Fair Market Value (determined on the date of grant) of the Shares for which ISOs are exercisable for the first time by any Participant during any calendar year (under all plans of the Company) exceeds $100,000, such excess ISOs shall be treated as Nonqualified Stock Options.

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(3) Disqualifying Dispositions. Each Participant awarded an ISO under the Plan shall notify the Company in writing immediately after the date the Participant makes a “disqualifying disposition” of any Share acquired pursuant to the exercise of such ISO. A “disqualifying disposition” is any disposition (including any sale) of such Shares before the later of (i) two years after the date of grant of the ISO and (ii) one year after the date the Participant acquired the Shares by exercising the ISO. The Company may, if determined by the Administrator and in accordance with procedures established by it, retain possession of any Shares acquired pursuant to the exercise of an ISO as agent for the applicable Participant until the end of the period described in the preceding sentence, subject to complying with any instructions from such Participant as to the sale of such Shares.

(g) Rights as Stockholder. A Participant shall have no rights to dividends, dividend equivalents or distributions or any other rights of a stockholder with respect to the Shares subject to an Option until the Participant has given written notice of the exercise thereof, and has paid in full for such Shares and has satisfied the requirements of Section 15.

(h) Termination of Employment or Service. Treatment of an Option upon termination of employment or service of a Participant shall be provided for by the Administrator in the Award Agreement.

(i) Other Change in Employment or Service Status. An Option shall be affected, both with regard to vesting schedule and termination, by leaves of absence, including unpaid and unprotected leaves of absence, changes from full-time to part-time employment, partial disability or other changes in the employment status or service status of a Participant, as and to the extent determined in the discretion of the Administrator.

Section 8. Share Appreciation Rights.

(a) General. Share Appreciation Rights may be granted either alone (“Free Standing Rights”) or in conjunction with all or part of any Option granted under the Plan (“Related Rights”). Related Rights may be granted either at or after the time of the grant of such Option. The Administrator shall determine the Eligible Recipients to whom, and the time or times at which, grants of Share Appreciation Rights shall be made. Each Participant who is granted a Share Appreciation Right shall enter into an Award Agreement with the Company, containing such terms and conditions as the Administrator shall determine, in its sole discretion, including, among other things, the number of Shares to be awarded, the Exercise Price per Share, and all other conditions of Share Appreciation Rights. Notwithstanding the foregoing, no Related Right may be granted for more Shares than are subject to the Option to which it relates. The provisions of Share Appreciation Rights need not be the same with respect to each Participant. Share Appreciation Rights granted under the Plan shall be subject to the following terms and conditions set forth in this Section 8 and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Administrator shall deem desirable, as set forth in the applicable Award Agreement.

(b) Awards; Rights as Stockholder. A Participant shall have no rights to dividends or any other rights of a stockholder with respect to the shares of Common Stock, if any, subject to a Stock Appreciation Right until the Participant has given written notice of the exercise thereof and has satisfied the requirements of Section 15.

(c) Exercise Price. The Exercise Price of Shares purchasable under a Share Appreciation Right shall be determined by the Administrator in its sole discretion at the time of grant, but in no event shall the exercise price of a Share Appreciation Right be less than one hundred percent (100%) of the Fair Market Value of a share of Common Stock on the date of grant.

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(d) Exercisability.

(1) Share Appreciation Rights that are Free Standing Rights shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Administrator in the applicable Award Agreement.

(2) Share Appreciation Rights that are Related Rights shall be exercisable only at such time or times and to the extent that the Options to which they relate shall be exercisable in accordance with the provisions of Section 7 and this Section 8.

(e) Payment Upon Exercise.

(1) Upon the exercise of a Free Standing Right, the Participant shall be entitled to receive up to, but not more than, that number of Shares equal in value to the excess of the Fair Market Value as of the date of exercise over the Exercise Price per share specified in the Free Standing Right multiplied by the number of Shares in respect of which the Free Standing Right is being exercised.

(2) A Related Right may be exercised by a Participant by surrendering the applicable portion of the related Option. Upon such exercise and surrender, the Participant shall be entitled to receive up to, but not more than, that number of Shares equal in value to the excess of the Fair Market Value as of the date of exercise over the Exercise Price specified in the related Option multiplied by the number of Shares in respect of which the Related Right is being exercised. Options which have been so surrendered, in whole or in part, shall no longer be exercisable to the extent the Related Rights have been so exercised.

(3) Notwithstanding the foregoing, the Administrator may determine to settle the exercise of a Share Appreciation Right in cash (or in any combination of Shares and cash).

(f) Termination of Employment or Service. Treatment of a Share Appreciation Right upon termination of employment or service of a Participant shall be provided for by the Administrator in the Award Agreement.

(g) Term.

(1) The term of each Free Standing Right shall be fixed by the Administrator, but no Free Standing Right shall be exercisable more than ten (10) years after the date such right is granted.

(2) The term of each Related Right shall be the term of the Option to which it relates, but no Related Right shall be exercisable more than ten (10) years after the date such right is granted.

(h) Other Change in Employment or Service Status. Share Appreciation Rights shall be affected, both with regard to vesting schedule and termination, by leaves of absence, including unpaid and un-protected leaves of absence, changes from full-time to part-time employment, partial disability or other changes in the employment or service status of a Participant, as and to the extent determined in the discretion of the Administrator.

Section 9. Restricted Shares and Restricted Stock Units.

(a) General. Restricted Shares or Restricted Stock Units may be issued under the Plan. The Administrator shall determine the Eligible Recipients to whom, and the time or times at which, Restricted Shares or Restricted Stock Units shall be made. Each Participant who is granted Restricted Shares or Restricted Stock Units shall enter into an Award Agreement with the Company, containing such terms and conditions as the Administrator shall determine, in its sole discretion, including, among other things, the number of Shares to be awarded; the price, if any, to be paid by the Participant for the acquisition of Restricted Shares or Restricted Stock Units; the period of time restrictions, performance goals or other conditions that apply to Transfer, delivery, or vesting of such Awards (the “Restricted

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Period”); and all other conditions applicable to the Restricted Shares and Restricted Stock Units. If the restrictions, performance goals or conditions established by the Administrator are not attained, a Participant shall forfeit his or her Restricted Shares or Restricted Stock Units, in accordance with the terms of the Award Agreement. The provisions of the Restricted Shares or Restricted Stock Units need not be the same with respect to each Participant.

(b) Awards and Certificates. Except as otherwise provided below in Section 9(c), (i) each Participant who is granted an Award of Restricted Shares may, in the Company’s sole discretion, be issued a share certificate in respect of such Restricted Shares and (ii) any such certificate so issued shall be registered in the name of the Participant, and shall bear an appropriate legend referring to the terms, conditions and restrictions applicable to any such Award. For the avoidance of doubt, Restricted Shares may, in the Company’s sole discretion, be issued in uncertificated form.

The Company may require that the share certificates, if any, evidencing Restricted Shares granted hereunder be held in the custody of the Company until the restrictions thereon shall have lapsed, and that, as a condition of any Award of Restricted Shares, the Participant shall have delivered a share transfer form, endorsed in blank, relating to the Shares covered by such Award. Except to the extent otherwise provided in the Plan, certificates for shares of unrestricted Common Stock may be delivered to the Participant only after the Restricted Period has expired without forfeiture in such Restricted Stock Award.

With respect to Restricted Stock Units to be settled in Shares, at the expiration of the Restricted Period, share certificates in respect of the shares of Common Stock underlying such Restricted Stock Units may be delivered to the Participant in a number equal to the number of shares of Common Stock underlying the Restricted Stock Units Award.

Further, notwithstanding anything in the Plan to the contrary, with respect to Restricted Stock Units, at the expiration of the Restricted Period, Shares, or cash, as applicable, shall promptly be issued (either in certificated or uncertificated form, in the Company’s sole discretion) to the Participant, unless otherwise deferred in accordance with procedures established by the Company in accordance with Section 409A of the Code, and such issuance or payment shall in any event be made within such period as is required to avoid the imposition of a tax under Section 409A of the Code.

(c) Restrictions and Conditions. The Restricted Shares or Restricted Stock Units granted pursuant to this Section 9 shall be subject to the following restrictions and conditions and any additional restrictions or conditions as determined by the Administrator at the time of grant or, subject to Section 409A of the Code where applicable, thereafter:

(1) The Administrator may, in its sole discretion, provide for the lapse of restrictions in installments.

(2) Except as provided in the applicable Award Agreement, the Participant shall generally have the rights of a stockholder of the Company with respect to Restricted Shares during the Restricted Period; provided, however, that dividends declared during the Restricted Period with respect to an Award, shall only become payable if (and to the extent) the underlying Restricted Shares vest. Except as provided in the applicable Award Agreement, the Participant shall generally not have the rights of a stockholder with respect to Shares subject to Restricted Stock Units during the Restricted Period; provided, however, that, to the extent an Award Agreement provides (and only to that extent) and further subject to Section 409A of the Code, an amount equal to dividends declared during the Restricted Period with respect to the number of Shares covered by Restricted Stock Units shall be paid to the Participant at the time (and to the extent) Shares in respect of the related Restricted Stock Units are delivered to the Participant.

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(3) The rights of a Participant granted Restricted Shares or Restricted Stock Units upon termination of employment or service of the Participant shall be provided for by the Administrator in the Award Agreement.

(d) Form of Settlement. The Administrator reserves the right in its sole discretion to provide (either at or after the grant thereof) that any Restricted Stock Unit represent the right to receive the amount of cash per unit that is determined by the Administrator in connection with the Award.

Section 10. Other Share-Based Awards.

Other Share-Based Awards may be issued under the Plan. Subject to the provisions of the Plan, the Administrator shall have sole and complete authority to determine the individuals to whom and the time or times at which such Other Share-Based Awards shall be granted. Each Participant who is granted an Other Share-Based Award shall enter into an Award Agreement with the Company, containing such terms and conditions as the Administrator shall determine, in its sole discretion, including, among other things, the number of shares of Common Stock to be granted pursuant to such Other Share-Based Award, or the manner in which such Other Share-Based Award shall be settled (e.g., in shares of Common Stock, cash or other property), or the conditions to the vesting and/or payment or settlement of such Other Share-Based Award (which may include, but not be limited to, achievement of performance criteria) and all other terms and conditions of such Other Share-Based Award. In the event that the Administrator grants a bonus in the form of Shares, the Shares constituting such bonus shall, as determined by the Administrator, be evidenced in uncertificated form or by a book entry record or a certificate issued in the name of the Participant to whom such grant was made and delivered to such Participant as soon as practicable after the date on which such bonus is payable. Notwithstanding anything set forth in the Plan to the contrary, any dividend or dividend equivalent Award issued hereunder shall be subject to the same restrictions, conditions and risks of forfeiture as apply to the underlying Award.

Section 11. Cash Awards.

The Administrator may grant Awards that are denominated in, or payable to Participants solely in, cash, as deemed by the Administrator to be consistent with the purposes of the Plan, and, such Cash Awards shall be subject to the terms, conditions, restrictions and limitations determined by the Administrator, in its sole discretion, from time to time.

Section 12. Change in Control.

(a) Unless otherwise determined by the Administrator and evidenced in an Award Agreement, notwithstanding Section 4(d), in the event that (i) a Change in Control occurs and (ii) either (x) an outstanding Award is not assumed or substituted in connection therewith, or (y) an outstanding Award is assumed or substituted in connection therewith and the Participant’s employment or service is terminated by the Company, its successor or an Affiliate thereof without Cause or by the Participant for Good Reason (if applicable) on or after the effective date of the Change in Control but prior to twenty-four (24) months following the Change in Control, then: (1) any unvested or unexercisable portion of such Award carrying a right to exercise shall become fully vested and exercisable, and (2) the restrictions, deferral limitations, payment conditions and forfeiture conditions applicable to such Award shall lapse and be treated as satisfied, in each case with any performance conditions imposed in respect of such Award deemed achieved at actual performance levels and payment in respect of such Award pro-rated based on the elapsed portion of the applicable performance period.

(b) For purposes of this Section 12, an Award shall be considered assumed or substituted for if, following the Change in Control, the Award remains subject to the same terms and conditions that were applicable to the Award immediately prior to the Change in Control except that, if the Award related to shares, the Award instead confers the right to receive common stock of the acquiring entity.

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(c) The provisions of this Section 12 shall not apply to any Cash Award or Non-Employee Director Award unless and then only to the extent otherwise provided in the applicable Award Agreement or in any other agreement with or arrangement of the Company or its Affiliates governing the terms and conditions of the Cash Award or Non-Employee Director Award.

Section 13. Amendment and Termination.

The Board may amend, alter or terminate the Plan at any time, but no amendment, alteration or termination shall be made that would impair the rights of a Participant under any Award theretofore granted without such Participant’s consent. The Board shall obtain approval of the Company’s stockholders for any amendment that would require such approval in order to satisfy the requirements of any rules of the stock exchange on which the Common Stock is traded or other Applicable Law. The Administrator may amend the terms of any Award theretofore granted, prospectively or retroactively, but, subject to Section 5 and the immediately preceding sentence, no such amendment shall materially impair the rights of any Participant without his or her consent.

Section 14. Unfunded Status of Plan.

The Plan is intended to constitute an “unfunded” plan for incentive compensation. With respect to any payments not yet made to a Participant by the Company, nothing contained herein shall give any such Participant any rights that are greater than those of a general unsecured creditor of the Company.

Section 15. Withholding Taxes.

Each Participant shall, no later than the date as of which the value of an Award first becomes includible in the gross income of such Participant for purposes of applicable taxes, pay to the Company, or make arrangements satisfactory to the Administrator regarding payment of, an amount up to the maximum statutory tax rates in the Participant’s applicable jurisdiction with respect to the Award, as determined by the Company. The obligations of the Company under the Plan shall be conditional on the making of such payments or arrangements, and the Company shall, to the extent permitted by Applicable Laws, have the right to deduct any such taxes from any payment of any kind otherwise due to such Participant. Whenever cash is to be paid pursuant to an Award, the Company shall have the right to deduct therefrom an amount sufficient to satisfy any applicable withholding tax requirements related thereto. Whenever Shares or property other than cash are to be delivered pursuant to an Award, the Company shall have the right to require the Participant to remit to the Company in cash an amount sufficient to satisfy any related taxes to be withheld and applied to the tax obligations; provided, that, with the approval of the Administrator, a Participant may satisfy the foregoing requirement by either (i) electing to have the Company withhold from delivery of Shares or other property, as applicable, or (ii) delivering already owned unrestricted shares of Common Stock, in each case, having a value not exceeding the applicable taxes to be withheld and applied to the tax obligations. Such already owned and unrestricted shares of Common Stock shall be valued at their Fair Market Value on the date on which the amount of tax to be withheld is determined and any fractional share amounts resulting therefrom shall be settled in cash. Such an election may be made with respect to all or any portion of the Shares to be delivered pursuant to an Award. The Company may also use any other method of obtaining the necessary payment or proceeds, as permitted by Applicable Laws, to satisfy its withholding obligation with respect to any Award.

Section 16. Transfer of Awards.

Until such time as the Awards are fully vested and/or exercisable in accordance with the Plan or an Award Agreement, no purported sale, assignment, mortgage, hypothecation, transfer, charge, pledge, encumbrance, gift, transfer in trust (voting or other) or other disposition of, or creation of a security interest in or lien on, any Award or any agreement or commitment to do any of the foregoing (each, a

2019 Proxy Statement	• B-15

APPENDIX B

“Transfer”) by any holder thereof will be valid, except with the prior written consent of the Administrator, which consent may be granted or withheld in the sole discretion of the Administrator. Any purported Transfer of an Award or any economic benefit or interest therein in violation of the Plan or an Award Agreement shall be null and void ab initio and shall not create any obligation or liability of the Company, and any Person purportedly acquiring any Award or any economic benefit or interest therein transferred in violation of the Plan or an Award Agreement shall not be entitled to be recognized as a holder of such Shares or other property underlying such Award. Unless otherwise determined by the Administrator, an Option or a Share Appreciation Right may be exercised, during the lifetime of the Participant, only by the Participant or, during any period during which the Participant is under a legal Disability, by the Participant’s guardian or legal representative.

Section 17. Continued Employment or Service.

Neither the adoption of the Plan nor the grant of an Award shall confer upon any Eligible Recipient any right to continued employment or service with the Company or any Affiliate thereof, as the case may be, nor shall it interfere in any way with the right of the Company or any Affiliate thereof to terminate the employment or service of any of its Eligible Recipients at any time.

Section 18. Effective Date.

The Plan was approved by the Personnel Committee on January 31, 2019 and shall become effective on the date the Plan is approved by the Board (February 1, 2019, the “Effective Date”), subject to its approval by the shareholders of the Company not more than twelve (12) months following such date.

Section 19. Electronic Signature.

Participant’s electronic signature of an Award Agreement shall have the same validity and effect as a signature affixed by hand.

Section 20. Term of Plan.

No Award shall be granted pursuant to the Plan on or after the tenth anniversary of the date of its adoption by the Board, but Awards theretofore granted may extend beyond that date.

Section 21. Securities Matters and Regulations.

(a) Notwithstanding anything herein to the contrary, the obligation of the Company to sell or deliver Shares with respect to any Award granted under the Plan shall be subject to all Applicable Laws, rules and regulations, including all applicable federal and state securities laws, and the obtaining of all such approvals by governmental agencies as may be deemed necessary or appropriate by the Administrator. The Administrator may require, as a condition of the issuance and delivery of certificates evidencing shares of Common Stock pursuant to the terms hereof, that the recipient of such shares make such agreements and representations, and that such certificates bear such legends, as the Administrator, in its sole discretion, deems necessary or advisable.

(b) Each Award is subject to the requirement that, if at any time the Administrator determines that the listing, registration or qualification of Shares is required by any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the grant of an Award or the issuance of Shares, no such Award shall be granted or payment made or Shares issued, in whole or in part, unless listing, registration, qualification, consent or approval has been effected or obtained free of any conditions not acceptable to the Administrator.

(c) In the event that the disposition of Shares acquired pursuant to the Plan is not covered by a then current registration statement under the Securities Act and is not otherwise exempt from such

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APPENDIX B

registration, such Shares shall be restricted against transfer to the extent required by the Securities Act or regulations thereunder, and the Administrator may require a Participant receiving Common Stock pursuant to the Plan, as a condition precedent to receipt of such Common Stock, to represent to the Company in writing that the Common Stock acquired by such Participant is acquired for investment only and not with a view to distribution.

Section 22. Section 409A of the Code.

The Plan as well as payments and benefits under the Plan are intended to be exempt from, or to the extent subject thereto, to comply with Section 409A of the Code, and, accordingly, to the maximum extent permitted, the Plan shall be interpreted in accordance therewith. Notwithstanding anything contained herein to the contrary, to the extent required in order to avoid accelerated taxation and/or tax penalties under Section 409A of the Code, the Participant shall not be considered to have terminated employment or service with the Company for purposes of the Plan and no payment shall be due to the Participant under the Plan or any Award until the Participant would be considered to have incurred a “separation from service” from the Company and its Affiliates within the meaning of Section 409A of the Code. Any payments described in the Plan that are due within the “short term deferral period” as defined in Section 409A of the Code shall not be treated as deferred compensation unless Applicable Law requires otherwise. Notwithstanding anything to the contrary in the Plan, to the extent that any Awards (or any other amounts payable under any plan, program or arrangement of the Company or any of its Affiliates) are payable upon a separation from service and such payment would result in the imposition of any individual tax and penalty interest charges imposed under Section 409A of the Code, the settlement and payment of such awards (or other amounts) shall instead be made on the first business day after the date that is six (6) months following such separation from service (or death, if earlier). Each amount to be paid or benefit to be provided under the Plan shall be construed as a separate identified payment for purposes of Section 409A of the Code. The Company makes no representation that any or all of the payments or benefits described in the Plan will be exempt from or comply with Section 409A of the Code and makes no undertaking to preclude Section 409A of the Code from applying to any such payment. The Participant shall be solely responsible for the payment of any taxes and penalties incurred under Section 409A of the Code.

Section 23. Notification of Election Under Section 83(b) of the Code.

If any Participant shall, in connection with the acquisition of shares of Common Stock under the Plan, make the election permitted under Section 83(b) of the Code, such Participant shall notify the Company of such election within ten (10) days after filing notice of the election with the Internal Revenue Service.

Section 24. No Fractional Shares.

No fractional shares of Common Stock shall be issued or delivered pursuant to the Plan. The Administrator shall determine whether cash, other Awards, or other property shall be issued or paid in lieu of such fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.

Section 25. Beneficiary.

A Participant may file with the Administrator a written designation of a beneficiary on such form as may be prescribed by the Administrator and may, from time to time, amend or revoke such designation. If no designated beneficiary survives the Participant, the Participant’s estate shall be deemed to be the Participant’s beneficiary.

2019 Proxy Statement	• B-17

APPENDIX B

Section 26. Paperless Administration.

In the event that the Company establishes, for itself or using the services of a third party, an automated system for the documentation, granting or exercise of Awards, such as a system using an internet website or interactive voice response, then the paperless documentation, granting or exercise of Awards by a Participant may be permitted through the use of such an automated system.

Section 27. Severability.

If any provision of the Plan is held to be invalid or unenforceable, the other provisions of the Plan shall not be affected but shall be applied as if the invalid or unenforceable provision had not been included in the Plan.

Section 28. Clawback.

(a) The Awards granted under the Plan and any cash payment or Shares delivered pursuant to an Award are subject to forfeiture and recovery by the Company or any of its Affiliates pursuant to the applicable Award Agreement or any clawback or recoupment policy which the Company or its Affiliates may adopt from time to time, including without limitation any policy that the Company has adopted or may adopt under the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 and implementing rules and regulations thereunder, or as otherwise required by applicable law, and in any event including the Company’s Policy Regarding Recoupment of Certain Compensation or any successor thereto. Any such provisions shall survive the vesting and payment of the Award and the termination of the Plan to the fullest extent allowed by applicable law.

(b) Without limiting subsection (a), above, if the Company is required to prepare a financial restatement due to the material non-compliance of the Company with any financial reporting requirement, then the Committee may require any Section 16 Officer to repay or forfeit to the Company, and each Section 16 Officer agrees to so repay or forfeit, that part of the Incentive Compensation received by that Section 16 Officer during the three-year period preceding the publication of the restated financial statement that the Committee determines was in excess of the amount that such Section 16 Officer would have received had his or her Incentive Compensation been calculated based on the financial results reported in the restated financial statement. The Committee may take into account any factors it deems reasonable in determining whether to seek recoupment of previously paid Incentive Compensation and how much Incentive Compensation to recoup from each Section 16 Officer (which need not be the same amount or proportion for each Section 16 Officer), including any determination by the Committee that a Section 16 Officer engaged in fraud, willful misconduct or committed grossly negligent acts or omissions which materially contributed to the events that led to the financial restatement. The amount and form of the Incentive Compensation to be recouped shall be determined by the Committee in its sole and absolute discretion, and recoupment of Incentive Compensation may be made, in the Committee’s sole and absolute discretion, through the cancellation of vested or unvested Awards, cash repayment or both.

(c) Notwithstanding any other provisions in the Plan, any Award which is subject to recovery under any Applicable Laws, government regulation or stock exchange listing requirement, will be subject to such deductions and clawback as may be required to be made pursuant to such Applicable Law, government regulation or stock exchange listing requirement (or any policy adopted by the Company pursuant to any such law, government regulation or stock exchange listing requirement).

Section 29. Share Retention Requirements.

Nothing in the Plan shall preclude the Administrator from imposing and enforcing hold requirements provisions with respect to any Award granted hereunder, including an unrestricted Other Share-Based

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APPENDIX B

Award. These restrictions may include, but shall not be limited to, a requirement that the Participant receive all or a portion of an Award in Shares or hold any or all of the Shares received in connection with an Award for a specified period of time.

Section 30. Governing Law.

The Plan shall be governed by, and construed in accordance with, the laws of the State of Delaware, without giving effect to principles of conflicts of law of such state.

Section 31. Indemnification.

To the extent allowable pursuant to applicable law, each member of the Board and the Administrator and any officer or other employee to whom authority to administer any component of the Plan is delegated shall be indemnified and held harmless by the Company from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by such member in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action or failure to act pursuant to the Plan and against and from any and all amounts paid by him or her in satisfaction of judgment in such action, suit, or proceeding against him or her; provided, however, that he or she gives the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such individuals may be entitled pursuant to the Company’s Certificate of Incorporation or Bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

Section 32. Titles and Headings, References to Sections of the Code or Exchange Act.

The titles and headings of the sections in the Plan are for convenience of reference only and, in the event of any conflict, the text of the Plan, rather than such titles or headings, shall control. References to sections of the Code, the Securities Act or the Exchange Act shall include any amendment or successor thereto.

Section 33. Successors.

The obligations of the Company under the Plan shall be binding upon any successor corporation or organization resulting from the merger, consolidation or other reorganization of the Company, or upon any successor corporation or organization succeeding to substantially all of the assets and business of the Company.

Section 34. Relationship to other Benefits.

No payment pursuant to the Plan shall be taken into account in determining any benefits under any pension, retirement, savings, profit sharing, group insurance, welfare, or other benefit plan of the Company or any Affiliate except to the extent otherwise expressly provided in writing in such other plan or an agreement thereunder.

2019 Proxy Statement	• B-19

Our Sustainability Mission

To create sustainable value for our customers, employees, owners and the communities we serve through the use of sustainable business practices that integrate environmental, social and economic objectives and concerns.

Entergy’s strategy for creating sustainable value continues to evolve and is influenced by:

•	Rapid advancement and cost reductions in generation, transmission, distribution, and customer-focused technology;
•	The expectations and sustainability goals of customers;
•	Our commitment to the environmental, social and governance performance of our Company and its Owners and other key stakeholders; and,
•	Partnerships that amplify opportunities to improve the world around us.

ENTERGY CORPORATION

639 LOYOLA AVENUE

NEW ORLEANS, LA 70113

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS

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DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

ENTERGY CORPORATION

The Board of Directors recommends that you vote FOR all of the nominees:

		For	Against	Abstain

1a.	J. R. Burbank	☐	☐	☐

1b.	P. J. Condon	☐	☐	☐

1c.	L. P. Denault	☐	☐	☐

1d.	K. H. Donald	☐	☐	☐

1e.	P. L. Frederickson	☐	☐	☐

1f.	A. M. Herman	☐	☐	☐

1g.	M. E. Hyland	☐	☐	☐

1h.	S. L. Levenick	☐	☐	☐

1i.	B. L. Lincoln	☐	☐	☐

1j.	K. A. Puckett	☐	☐	☐

The Board recommends that you vote FOR the following proposal:	For	Against	Abstain

2. Ratification of Appointment of Deloitte & Touche LLP as Independent Registered Public Accountants for 2019	☐	☐	☐

The Board recommends that you vote FOR the following proposal:	For	Against	Abstain

3. Advisory Vote to Approve Named Executive Officer Compensation.	☐	☐	☐

The Board recommends that you vote FOR the following proposal:	For	Against	Abstain

4. Approval of the Entergy Corporation 2019 Omnibus Incentive Plan.	☐	☐	☐
Note: In their discretion, the proxy holders are authorized to vote on such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting

To Be Held on May 3, 2019

Our 2018 Annual Report to Shareholders and Notice and Proxy Statement are available at www.proxyvote.com.

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ENTERGY CORPORATION

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF

DIRECTORS FOR THE 2019 ANNUAL MEETING OF

SHAREHOLDERS, MAY 3, 2019

The undersigned hereby appoints Leo P. Denault, Stuart L. Levenick and Blanche L. Lincoln jointly and severally, as attorneys and proxies, each with the power to appoint his or her substitute, and hereby authorizes them to represent and to vote on behalf of the undersigned all of the shares of Common Stock of Entergy Corporation that the undersigned is entitled in any capacity to vote if personally present at the 2019 Annual Meeting of Shareholders to be held on May 3, 2019, and at any adjournments or postponements thereof, in accordance with the instructions set forth on the reverse and with the same effect as though the undersigned were present in person and voting their shares. The proxies are authorized in their discretion to vote for the election of a person to the Board of Directors if any nominee named herein becomes unable to serve or for good cause will not serve, upon all matters incident to the conduct of the meeting, and upon such other business as may properly come before the meeting.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations.

continued and to be signed on reverse side